                                                                 EXECUTION COPY

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                              -----------------

                       POOLING AND SERVICING AGREEMENT

                        Dated as of September 1, 1998

                              -----------------

                                    among

                     CONTISECURITIES ASSET FUNDING CORP.,
                                as Depositor,

                          CONTIMORTGAGE CORPORATION,
                           as Seller and Servicer,

                            CONTIWEST CORPORATION,
                                  as Seller

                                     and

                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                  as Trustee

                  Home Equity Loan Pass-Through Certificates
                                Series 1998-3

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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Article I DEFINITIONS; RULES OF CONSTRUCTION..................................3

      Section 1.01     Definitions............................................3
      Section 1.02     Use of Words and Phrases..............................44
      Section 1.03     Captions; Table of Contents...........................44
      Section 1.04     Opinions..............................................44

Article II ESTABLISHMENT AND ORGANIZATION OF THE TRUST.......................46

      Section 2.01     Establishment of the Trust............................46
      Section 2.02     Office................................................46
      Section 2.03     Purposes and Powers...................................46
      Section 2.04     Appointment of the Trustee; Declaration of Trust......46
      Section 2.05     Expenses of the Trust.................................46
      Section 2.06     Ownership of the Trust................................47
      Section 2.07     Situs of the Trust....................................47
      Section 2.08     Miscellaneous REMIC Provisions........................47

Article III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR, THE
               SERVICER AND THE SELLERS; COVENANT OF SELLERS TO CONVEY
               HOME EQUITY LOANS.............................................55

      Section 3.01     Representations and Warranties of the Depositor.......55
      Section 3.02     Representations and Warranties of the Servicer........57
      Section 3.03     Representations and Warranties of the Sellers.........59
      Section 3.04     Covenants of the Sellers to Take Certain Actions
                       with Respect to the Home Equity Loans In Certain
                       Situations............................................65
      Section 3.05     Conveyance of the Home Equity Loans and Qualified
                       Replacement Mortgages.................................74
      Section 3.06     Acceptance by Trustee; Certain Substitutions of Home
                       Equity Loans; Certification by Trustee................78

Article IV ISSUANCE AND SALE OF CERTIFICATES.................................80

      Section 4.01     Issuance of Certificates..............................80
      Section 4.02     Sale of Certificates..................................80

Article V CERTIFICATES AND TRANSFER OF INTERESTS.............................81

      Section 5.01     Terms.................................................81
      Section 5.02     Forms.................................................81
      Section 5.03     Execution, Authentication and Delivery................82
      Section 5.04     Registration and Transfer of Certificates.............82

      Section 5.05     Mutilated, Destroyed, Lost or Stolen Certificates.....84
      Section 5.06     Persons Deemed Owners.................................85
      Section 5.07     Cancellation..........................................85
      Section 5.08     Limitation on Transfer of Ownership Rights............85
      Section 5.09     Assignment of Rights..................................87

Article VI COVENANTS.........................................................88

      Section 6.01     Distributions.........................................88
      Section 6.02     Money for Distributions to be Held in Trust;
                       Withholding...........................................88
      Section 6.03     Protection of Trust Estate............................89
      Section 6.04     Performance of Obligations............................90
      Section 6.05     Negative Covenants....................................90
      Section 6.06     No Other Powers.......................................91
      Section 6.07     Limitation of Suits...................................91
      Section 6.08     Unconditional Rights of Owners to Receive
                       Distributions.........................................92
      Section 6.09     Rights and Remedies Cumulative........................92
      Section 6.10     Delay or Omission Not Waiver..........................92
      Section 6.11     Control by Owners.....................................92
      Section 6.12     Indemnification.......................................93
      Section 6.13     Access to Names and Addresses of Owners of
                       Certificates..........................................93

Article VII ACCOUNTS, DISBURSEMENTS AND RELEASES.............................95

      Section 7.01     Collection of Money...................................95
      Section 7.02     Establishment of Accounts.............................95
      Section 7.03     Flow of Funds.........................................95
      Section 7.04     Auction Rate Certificates............................101
      Section 7.05     Investment of Accounts...............................101
      Section 7.06     Payment of Trust Expenses............................102
      Section 7.07     Eligible Investments.................................102
      Section 7.08     Accounting and Directions by Trustee.................104
      Section 7.09     Reports by Trustee to Owners and the Certificate
                       Insurer..............................................105
      Section 7.10     Reports by Trustee...................................111
      Section 7.11     Preference Payments..................................111
      Section 7.12     Swap Trust and Swap Mechanics........................112

Article VIII SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS..............114

      Section 8.01     Servicer and Sub-Servicers...........................114
      Section 8.02     Collection of Certain Home Equity Loan Payments......115
      Section 8.03     Sub-Servicing Agreements Between Servicer and
                       Sub-Servicers........................................115
      Section 8.04     Successor Sub-Servicers..............................116
      Section 8.05     Liability of Servicer; Indemnification...............116
      Section 8.06     No Contractual Relationship Between Sub-Servicer,
                       Trustee or

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                       the Owners...........................................116
      Section 8.07     Assumption or Termination of Sub-Servicing Agreement
                       by Trustee...........................................117
      Section 8.08     Principal and Interest Account.......................117
      Section 8.09     Delinquency Advances and Servicing Advances..........119
      Section 8.10     Compensating Interest; Repurchase of Home Equity
                       Loans................................................120
      Section 8.11     Maintenance of Insurance.............................121
      Section 8.12     Due-on-Sale Clauses; Assumption and Substitution
                       Agreements...........................................121
      Section 8.13     Realization Upon Defaulted Home Equity Loans;
                       Modification.........................................122
      Section 8.14     Trustee to Cooperate; Release of Files...............124
      Section 8.15     Servicing Compensation...............................125
      Section 8.16     Annual Statement as to Compliance....................125
      Section 8.17     Annual Independent Certified Public Accountants'
                       Reports..............................................125
      Section 8.18     Access to Certain Documentation and Information
                       Regarding the Home Equity Loans......................126
      Section 8.19     Assignment of Agreement..............................126
      Section 8.20     Removal of Servicer; Resignation of Servicer.........126
      Section 8.21     Inspections by Certificate Insurer; Errors and
                       Omissions Insurance..................................131

Article IX TERMINATION OF TRUST.............................................132

      Section 9.01     Termination of Trust.................................132
      Section 9.02     Termination Upon Option of Owners of Class R-I
                       Certificates.........................................132
      Section 9.03     Termination Upon Loss of REMIC Status................133
      Section 9.04     Disposition of Proceeds..............................135

Article X THE TRUSTEE.......................................................136

      Section 10.01    Certain Duties and Responsibilities..................136
      Section 10.02    Removal of Trustee for Cause.........................137
      Section 10.03    Certain Rights of the Trustee........................139
      Section 10.04    Not Responsible for Recitals or Issuance of
                       Certificates.........................................140
      Section 10.05    May Hold Certificates................................140
      Section 10.06    Money Held in Trust..................................141
      Section 10.07    Compensation and Reimbursement; No Lien for Fees.....141
      Section 10.08    Corporate Trustee Required; Eligibility..............141
      Section 10.09    Resignation and Removal; Appointment of Successor....141
      Section 10.10    Acceptance of Appointment by Successor Trustee.......143
      Section 10.11    Merger, Conversion, Consolidation or Succession to
                       Business of the Trustee..............................143
      Section 10.12    Reporting; Withholding...............................144
      Section 10.13    Liability of the Trustee.............................144
      Section 10.14    Appointment of Co-Trustee or Separate Trustee........145

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Article XI MISCELLANEOUS....................................................147

      Section 11.01    Compliance Certificates and Opinions.................147
      Section 11.02    Form of Documents Delivered to the Trustee...........147
      Section 11.03    Acts of Owners.......................................148
      Section 11.04    Notices, etc.  to Trustee............................149
      Section 11.05    Notices and Reports to Owners; Waiver of Notices.....149
      Section 11.06    Rules by Trustee.....................................149
      Section 11.07    Successors and Assigns...............................150
      Section 11.08    Severability.........................................150
      Section 11.09    Benefits of Agreement................................150
      Section 11.10    Legal Holidays.......................................150
      Section 11.11    Governing Law; Submission to Jurisdiction............150
      Section 11.12    Counterparts.........................................151
      Section 11.13    Usury................................................151
      Section 11.14    Amendment............................................152
      Section 11.15    Paying Agent; Appointment and Acceptance of Duties...152
      Section 11.16    REMIC Status.........................................153
      Section 11.17    Additional Limitation on Action and Imposition of
                       Tax..................................................155
      Section 11.18    Appointment of Tax Matters Person....................155
      Section 11.19    The Certificate Insurer..............................155
      Section 11.20    Reserved.............................................156
      Section 11.21    Third Party Rights...................................156
      Section 11.22    Notices..............................................156

      SCHEDULE I-A.......................................................I-A-1
      SCHEDULE I-B.......................................................I-B-1
      SCHEDULE I-C.......................................................I-C-1
      SCHEDULE II........................................................II-1
      SCHEDULE III.......................................................III-1
      SCHEDULE IV........................................................IV-1
      EXHIBIT A-1........................................................A-1-1
      EXHIBIT A-2........................................................A-2-1
      EXHIBIT A-3........................................................A-3-1
      EXHIBIT A-4........................................................A-4-1
      EXHIBIT A-5........................................................A-5-1
      EXHIBIT A-6........................................................A-6-1
      EXHIBIT A-7........................................................A-7-1
      EXHIBIT A-8........................................................A-8-1
      EXHIBIT A-9........................................................A-9-1
      EXHIBIT A-10.......................................................A-10-1
      EXHIBIT A-11.......................................................A-11-1
      EXHIBIT A-12.......................................................A-12-1
      EXHIBIT A-13.......................................................A-13-1
      EXHIBIT A-14.......................................................A-14-1

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      EXHIBIT A-15.......................................................A-15-1
      EXHIBIT A-16.......................................................A-16-1
      EXHIBIT A-17.......................................................A-17-1
      EXHIBIT A-18.......................................................A-18-1
      EXHIBIT A-19.......................................................A-19-1
      EXHIBIT A-20.......................................................A-20-1
      EXHIBIT N-IO.......................................................N-IO-1
      EXHIBIT P-IO.......................................................P-IO-1
      EXHIBIT B-I........................................................B-I-1
      EXHBIT B-II........................................................B-II-1
      EXHIBIT A-12 INTERNAL..............................................A-12-1
      EXHIBIT A-13 INTERNAL..............................................A-13-1
      EXHIBIT A-14 INTERNAL..............................................A-14-1
      EXHIBIT A-15 INTERNAL..............................................A-15-1
      EXHIBIT A-16 INTERNAL..............................................A-16-1
      EXHIBIT C..........................................................C-1
      EXHIBIT RI.........................................................R-I-1
      EXHIBIT RII........................................................R-II-1
      EXHIBIT RIII.......................................................R-III-1
      EXHIBIT D..........................................................D-1
      EXHIBIT E..........................................................E-1
      EXHIBIT F..........................................................F-1
      EXHIBIT G..........................................................G-1
      EXHIBIT H..........................................................H-1
      EXHIBIT I..........................................................I-1

      ANNEX I  - Planned Principal Balances..............................A-I
      ANNEX II - Specified Percentages...................................A-II

                  POOLING AND SERVICING AGREEMENT, relating to CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3 and to CONTIMORTGAGE SWAP TRUST 1998-B, dated as of September 1, 1998 by and among CONTISECURITIES ASSET FUNDING CORP., a Delaware corporation, in its capacity as Depositor (the "Depositor"), CONTIMORTGAGE CORPORATION, a Delaware corporation in its capacities as a Seller (in such capacity, a "Seller") and as Servicer (in such capacity, the "Servicer"), CONTIWEST CORPORATION, a Nevada corporation, in its capacity as a Seller (a "Seller" and together with ContiMortgage Corporation, the "Sellers") and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, in its capacity as the trustee (the "Trustee") of the Trust and of the Swap Trust (in such capacity, the "Swap Trustee").

                  WHEREAS, the Depositor wishes to establish (i) the Trust and three subtrusts thereof and (ii) the Swap Trust, and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

                  WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the Trust Estate;

                  WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

                  WHEREAS, Manufacturers and Traders Trust Company is willing to serve in the capacity of Trustee hereunder;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sellers, the Servicer, and the Trustee hereby agree as follows:

                                  CONVEYANCE

                  To provide for the distribution of the interest on and/or principal of the Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, each Seller hereby bargains, sells, conveys, assigns and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trust, without recourse and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its respective right, title and interest in and to any and all benefits accruing to it from (a) the Home Equity Loans (other than any principal and interest payments received thereon on or prior to the Cut-Off Date) listed in Schedules I-A, I-B and I-C to this Agreement which the Sellers are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06), together with the related Home Equity Loan documents and each Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) the Insurance Agreement; (d) the Certificate Insurance Policy; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (a)-(e) above shall be collectively referred to herein as the "Trust Estate").

                  The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                                  ARTICLE I

                      DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.01      Definitions.

                  For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                  "Account": Any account established in accordance with
Section 7.02 or 8.08 hereof.

                  "Accrual Period": With respect to the Fixed Rate Certificates (other than the Class A-1 Certificates, the Class A-11 Certificates and the Internal Certificates) and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs (or the period from the Cut-Off Date to the end of the calendar month in which the Cut-Off Date occurs in the case of the first Payment Date). A "calendar month" shall be deemed to be 30 days. With respect to the Floating Rate Certificates, the Class A-1 Certificates, the Class A-11 Certificates and the Internal Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date in the case of the first Payment
Date) to and including the day prior to the current Payment Date. All calculations of interest on the Fixed Rate Certificates (other than the Class A-1 and Class A-11 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Floating Rate, on the Class A-1 Certificates and on the Class A-11 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

                  "Adjustable Rate Home Equity Loans": The Home Equity Loans identified in Schedule IIa and Schedule IIb hereto as having adjustable Coupon Rates, including any Qualified Replacement Mortgages delivered in replacement thereof.

                  "Aggregate Class A Certificate Principal Balance": As of any time of determination and with respect to either Loan Group, the sum of the Class A Certificate Principal Balances of all Class A Certificates relating to such Loan Group. Unless otherwise specified herein with respect to any particular provision, with respect to a Payment Date, the "Aggregate Class A Certificate Principal Balance" shall be calculated after taking into account the Class A Principal Distribution Amount for the related Loan Group on such Payment Date.

                  "Aggregate Group Class A Overcollateralization Deficit": As of any Payment Date and with respect to a Loan Group, the excess of (x) the Aggregate Class A Certificate Principal Balance with respect to such Loan Group over (y) (i) the outstanding Group Loan Balance of such Loan Group, calculated after taking into account the reduction on such Payment Date of the Aggregate Class A Certificate Principal Balance with respect to such Loan Group resulting from all sources other than the proceeds of any Insured Payment, plus (ii) with respect to Loan Group II, the amount on deposit in the Auction Remainder Account at the end of such Payment Date.

                  "Aggregate Group Extra Principal Distribution Amount": As of any Payment Date and with respect to a Loan Group, the excess, if any, of (x) the Class A Principal Distribution Amount with respect to such Loan Group plus the Class B Principal Distribution Amount with respect to such Loan Group over
(y) the Principal Remittance Amount with respect to such Loan Group, in each case with respect to such Payment Date.

                  "Aggregate Group Total Available Funds": As of any Payment Date and with respect to a Loan Group, the sum of (a) the Interest Amount Available with respect to such Loan Group and (b) the Principal Remittance Amounts with respect to such Loan Group, plus (c) the Monthly Excess CashFlow Amount, if any, available from the other Loan Group on such Payment Date allocated to such Loan Group pursuant to Section 7.03(b)(ix)(a) hereof less any such amount that cannot be distributed to the Owners of the Class A Certificates with respect to such Loan Group as a result of proceedings under the United States Bankruptcy Code.

                  "Aggregate Group Certificate Principal Balance": As of any time of determination thereof and with respect to a Loan Group, the sum of the Aggregate Group Class A Certificate Principal Balance with respect to such Loan Group and the Class B Certificate Principal Balance with respect to such Loan Group, in each case as of such time.

                  "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

                  "Amount Held for Future Distribution": As of any date of determination, amounts on deposit in the Auction Remainder Account for future distribution on the Auction Rate Certificates pursuant to Section 7.04.

                  "Applied Group Realized Loss Amount": As of any Payment Date and with respect to a Loan Group, the excess of (x) the Aggregate Certificate Principal Balance with respect to such Loan Group on such Payment Date, after taking into account all distributions of principal of the Class A Certificates with respect to such Loan Group and the Class B Certificates with respect to such Loan Group on such Payment Date, but prior to the reduction of the Class B Certificate Principal Balance with respect to such Loan Group pursuant to
Section 7.03(i), if any, on such Payment Date over (y) the Group Loan Balance with respect to such Loan Group.

                  "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

                  "Auction Agent": The meaning set forth in the Auction Procedures.

                  "Auction Agent Agreement": The meaning set forth in the Auction Procedures.

                  "Auction Agent Fee": The meaning set forth in the Auction Agent Agreement. The Auction Agent fee includes the Broker-Dealer Fee payable to the Broker-Dealer (each as defined in the Auction Procedures).

                  "Auction Procedures": The procedures set forth in Schedule II hereof by which the Auction Rate is determined.

                  "Auction Rate": The rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.3 hereof.

                  "Auction Rate Certificates": The Class A-18 Certificates.

                  "Auction Remainder Account": The account established to hold deposits of the Amount Held for Future Distribution.

                  "Auction Reporting Date": That day of each month which is the fifth Business Day prior to the Payment Date occurring in such month.

                  "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to the Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Sellers and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee located at the Corporate Trust Office.

                  "Available Funds": As defined in Section 7.03(b).

                  "Balloon Loans": Home Equity Loans having scheduled amortization based on a longer remaining term than the actual remaining term, with the result that a relatively large principal amount is due on the final scheduled due date (i.e., "30 due in 10").

                  "Business Day": Any day that is not a Saturday, Sunday or other day on which the Certificate Insurer or commercial banking institutions in The City of New York, or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any one of the Class A Certificates, Class B Certificates, Class C Certificates, Class R-I Certificates, Class R-II Certificates or Class R Certificates, each representing the interests and the rights described in this Agreement.

                  "Certificates": The Offered Certificates and the Retained Certificates.

                  "Certificate Account": The certificate account established in accordance with Section 7.02 hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

                  "Certificate Insurance Policy": With respect to the Group I Class A Certificates, the certificate guaranty insurance policy (number 27599) dated September 25, 1998 issued by the Certificate Insurer for the benefit of the Owners of the Group I Class A Certificates pursuant to which the Certificate Insurer guarantees Group I Insured Payments; with respect to the Group II Class A Certificates, the certificate guaranty insurance policy (number 27600) dated September

25, 1998 issued by the Certificate Insurer for the benefit of the Owners of the Group II Class A Certificates pursuant to which the Certificate Insurer guarantees Group II Insured Payments.

                  "Certificate Insurer": MBIA Insurance Corporation, a New York stock insurance company, or any successor thereto, as issuer of the Certificate Insurance Policy.

                  "Certificate Insurer Default": The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under a Certificate Insurance Policy in accordance with its terms; or

                  (b) (i) the entry by a court having jurisdiction in the premises of (A) a final and nonappealable decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a final and nonappealable decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the acquiescence by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

                  "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:

                          Class               Initial Certificate
                     ---------------              Principal
                                                   Balance
                                              --------------------
                         Class A-1              $ 80,000,000
                         Class A-2              $154,000,000
                         Class A-3              $188,000,000
                         Class A-4              $ 64,000,000

                         Class A-5              $ 83,000,000
                         Class A-6              $ 56,000,000
                         Class A-7              $ 65,000,000
                         Class A-8              $ 80,000,000
                         Class A-9              $231,725,000
                         Class A-10             $ 78,000,000
                         Class A-11             $ 75,000,000
                         Class A-12             $130,000,000
                         Class A-13             $192,000,000
                         Class A-14             $ 42,000,000
                         Class A-15             $ 70,000,000
                         Class A-16             $ 25,000,000
                         Class A-17             $ 66,602,000
                         Class A-18             $124,200,000
                         Class A-19             $ 77,946,000
                         Class A-20             $126,427,000
                         Class N-IO             N/A
                         Class P-IO             N/A
                         Class B-I              $ 30,000,000
                         Class B-II             $ 61,100,000


                  The Class N-IO, Class P-IO, Class C, Class R-I, Class R-II and the Class R Certificates do not have a Certificate Principal Balance.

                  As of any time of determination, the Certificate Principal Balance of any Class of Certificates is the Certificate Principal Balance as of the Startup Day of such Class less any amounts actually distributed on such Class with respect to principal thereon on all prior Payment Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal) and, additionally in the case of either Class of Class B Certificates, less the amount of any reduction in the related Class B Certificate Principal Balance on all prior Payment Dates pursuant to Section 7.03(i).

                  "Chapter 13 Loan": A Home Equity Loan with a Mortgagor in bankruptcy under a "Chapter 13" Plan.

                  "Class": Any Class of the Class A Certificates, the Class B Certificates, the Class C Certificates, the Class R-I Certificates, Class R-II Certificates or the Class R Certificates.

                  "Class A Certificates": The Group I Class A Certificates and the Group II Class A Certificates.

                  "Class A Certificate Principal Balance": As of any time of determination and with respect to any Class of Class A Certificates, the Certificate Principal Balance as of the Startup Day of all Class A Certificates of such Class less any amounts actually distributed to the Owners of such Class of the Class A Certificates with respect to the related Class A Principal Distribution Amount pursuant to Sections 7.03(a) and 7.03(d) hereof on all prior Payment Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

                  "Class A Current Interest": With respect to any Payment Date and with respect to any individual Class of Class A Certificates, the amount of interest accrued on the Class A Certificate Principal Balance (or, with respect to the Class N-IO or the Class P-IO Certificates the Class N-IO Notional Principal Amount or the Class P-IO Notional Principal Amount, respectively) immediately prior to such Payment Date during the related Accrual Period at the related Class A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A Certificates of such Class as it relates to interest previously paid on the Class A Certificates of such Class.

                  "Class A Distribution Amount": With respect to any Payment Date, and with respect to any individual Class of Class A Certificates, the sum of (w) the related Class A Current Interest, (x) the related Class A Interest Carry Forward Amount, (y) except for the Class N-IO and the Class P-IO Certificates, the portion of Class A Principal Distribution Amount payable to the Owners of the Class A Certificates of such Class pursuant to Sections 7.03(c) and 7.03(d) hereof and (z) the related Class A Guaranteed Payment if any.

                  "Class A Enhancement Percentage": As of any Payment Date and with respect to a Loan Group, the percentage equivalent of a fraction, the numerator of which is the excess of (x) the related Group Loan Balance for such Payment Date over (y) the Aggregate Class A Certificate Principal Balance with respect to such Loan Group after taking into account the payment of the Class A Principal Distribution Amount for the related Loan Group on such Payment Date, assuming that no Delinquency Trigger Event with respect to such Loan Group is in effect, and the denominator of which is the related Group Loan Balance for such Payment Date.

                  "Class A Guaranteed Payment": Only the Class A-1, Class A-9 and Class A-11 Certificates have "Class A Guaranteed Payments":

                           The Guaranteed Payment with respect to the Class A-1 Certificates is equal to the excess, if any, on the September 15, 1999 Payment Date of (i) the Outstanding Certificate Principal Balance of the Class A-1 Certificates over (ii) the Class A Principal Distribution Amount for Loan Group I for such Payment Date.

                           The Guaranteed Payment with respect to the Class A-9 Certificates is equal to the excess, if any, on the September 2028 Payment Date, of (i) the Outstanding Certificate Principal Balance of the Class A-9 Certificates over the Group IIa Principal Distribution Amount for such Payment Date.

                           The Guaranteed Payment with respect to the Class A-11 Certificates is equal to the excess, if any, on the September 15, 1999 Payment Date, of (i) the Outstanding Certificate Principal Balance of the Class A-11 Certificates over (ii) the Group IIb Principal Distribution Amount for such Payment Date.

                  "Class A Interest Carry Forward Amount": With respect to any Payment Date and with respect to any Class of Class A Certificates, the sum of
(x) the amount, if any, by which (i) the sum of (A) the related Class A Current Interest as of the immediately preceding Payment Date and (B) any related unpaid Class A Interest Carry Forward Amount with respect to such Class as of the immediately preceding Payment Date exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Class A Certificates on such immediately preceding Payment Date and
(y) 30 days' interest on such amount at the related Class A Pass-Through Rate.

                  "Class A Pass-Through Rate": As applicable, the Class A-1 Pass-Through Rate, the Class A-2 Pass Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate, the Class A-9 Pass-Through Rate, the Class A-10 Pass-Through Rate, the Class A-11 Pass-Through Rate, the Class A-12 Pass-Through Rate, the Class A-13 Pass-Through Rate, the Class A-14 Pass-Through Rate, the Class A-15 Pass-Through Rate, the Class A-16 Pass-Through Rate, the Class A-17 Pass-Through Rate, the Class A-18 Pass-Through Rate, the Class A-19 Pass-Through Rate, the A-20 Pass-Through Rate, the Class N-IO Pass-Through Rate and the Class P-IO Pass-Through Rate.

                  "Class A Principal Distribution Amount": As of any Payment Date and with respect to each Loan Group the actual amount distributed as principal to the Owners of the related Class A Certificates related to such Loan Group pursuant to Sections 7.03(b)(v) and 7.03(b)(ix)(a) on such Payment Date.

                  "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-1 Pass-Through Rate": With respect to any Payment Date, 5.512% per annum.

                  "Class A-2 Pass-Through Rate": With respect to any Payment Date, 6.02% per annum.

                  "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-3 Pass-Through Rate": With respect to any Payment Date, 5.77% per annum.

                  "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-4 Pass-Through Rate": With respect to any Payment Date, 5.76% per annum.

                  "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-5 Pass-Through Rate": With respect to any Payment Date, 5.99% per annum.

                  "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-6 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 6.08% per annum and (y) the Group I Available Funds Cap.

                  "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-7 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 6.34% per annum and (y) the Group I Available Funds Cap.

                  "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-8 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 5.85% per annum and (y) the Group I Available Funds Cap.

                  "Class A-8 Principal Distribution Amount": For any Payment Date occurring during the periods set forth below is the "applicable percentage" set forth below of the Class A-8 Pro Rata Principal Distribution Amount with respect to such Payment Date:

                   Period                            Applicable
                                                     Percentage
                   -----------------------------------------------------------
                   October 1998 - September 2001:    0%
                   October 2001 - September 2003:    45%
                   October 2003 - September 2004:    80%

                   October 2004 - September 2005:    100%
                   October 2005 and thereafter:      300%

                  "Class A-8 Pro Rata Principal Distribution Amount": For any Payment Date is the product of (x) the Class A Principal Distribution Amount for Loan Group I for such Payment Date and (y) a fraction, the numerator of which is the Class A-8 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the Class A Certificate Principal Balance for Loan Group I immediately prior to such Payment Date.

                  "Class A-9 Certificate": Any one of the Certificates designated on the face thereof as a Class A-9 Certificate, substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-10 Certificate": Any one of the Certificates designated on the face thereof as a Class A-10 Certificate, substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-11 Certificate": Any one of the Certificates designated on the face thereof as a Class A-11 Certificate, substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-12 Certificate": Any one of the Certificates designated on the face thereof as a Class A-12 Certificate, substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-13 Certificate": Any one of the Certificates designated on the face thereof as a Class A-13 Certificate, substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-14 Certificate": Any one of the Certificates designated on the face thereof as a Class A-14 Certificate, substantially in the form annexed hereto as Exhibit A-14, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-15 Certificate": Any one of the Certificates designated on the face thereof as a Class A-15 Certificate, substantially in the form annexed hereto as Exhibit A-15, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-16 Certificate": Any one of the Certificates designated on the face thereof as a Class A-16 Certificate, substantially in the form annexed hereto as Exhibit A-16, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-17 Certificate": Any one of the Certificates designated on the face thereof as a Class A-17 Certificate, substantially in the form annexed hereto as Exhibit A-17, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-18 Certificate": Any one of the Certificates designated on the face thereof as a Class A-18 Certificate, substantially in the form annexed hereto as Exhibit A-18, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-19 Certificate": Any one of the Certificates designated on the face thereof as a Class A-19 Certificate, substantially in the form annexed hereto as Exhibit A-19, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-20 Certificate": Any one of the Certificates designated on the face thereof as a Class A-20 Certificate, substantially in the form annexed hereto as Exhibit A-20, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-9 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) (i) if such Payment Date occurs on or prior to the Clean-Up Call Date, LIBOR plus 0.25% per annum and (ii) if such Payment Date occurs after the Clean-Up Call Date, LIBOR plus 0.50% per annum and (y) the Group IIa Available Funds Cap.

                  "Class A-10 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 5.84% per annum and (y) the Group IIa Available Funds Cap.

                  "Class A-10 Principal Distribution Amount": For any Payment Date (i) occurring during the periods set forth below is the "applicable percentage" set forth below of the Class A-10 Pro Rata Principal Distribution Amount with respect to such Payment Date:

                          Period              Applicable Percentage
                          ------              ---------------------
                 October 1998 - July 2000:              0%
                 August 2000 - September 2003:        500%


                           (ii) occurring in October 2003 or thereafter, shall be 100% of the Group IIa Principal Distribution Amount for such Payment Date.

                  "Class A-10 Pro Rata Principal Distribution Amount" for a Payment Date is the product of (x) the Group IIa Principal Distribution Amount for such Payment Date and (y) a fraction, the numerator of which is the Class A-10 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the sum of the Class A-9 and Class A-10 Certificate Principal Balances immediately prior to such Payment Date.

                  "Class A-11 Pass-Through Rate": With respect to any Payment Date, 5.512% per annum.

                  "Class A-12 Internal Certificate": Any one of the Certificates designated on the face thereof as a Class A-12 Internal Certificate substantially in the form annexed hereto as Exhibit A-12-I executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-13 Internal Certificate": Any one of the Certificates designated on the face thereof as a Class A-13 Internal Certificate substantially in the form annexed hereto as Exhibit A-13-I executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-14 Internal Certificate": Any one of the Certificates designated on the face thereof as a Class A-14 Internal Certificate substantially in the form annexed hereto as Exhibit A-14-I executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-15 Internal Certificate": Any one of the Certificates designated on the face thereof as a Class A-15 Internal Certificate substantially in the form annexed hereto as Exhibit A-15-I executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-16 Internal Certificate": Any one of the Certificates designated on the face thereof as a Class A-16 Internal Certificate substantially in the form annexed hereto as Exhibit A-16-I executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class A-12 Internal Pass-Through Rate": With respect to any Payment Date, 5.48% per annum.

                  "Class A-12 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) LIBOR plus 0.16% per annum or (y) 11% per annum.

                  "Class A-13 Internal Pass-Through Rate": With respect to any Payment Date, 5.53% per annum.

                  "Class A-13 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) LIBOR plus 0.24% per annum or (y) 12% per annum.

                  "Class A-14 Internal Pass-Through Rate": With respect to any Payment Date, 5.595% per annum.

                  "Class A-14 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) LIBOR plus 0.25% per annum or (y) 12% per annum.

                  "Class A-15 Internal Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 5.70% and (y) the Group IIb Available Funds Cap Rate.

                  "Class A-15 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) LIBOR plus 0.27% per annum or (y) 13% per annum.

                  "Class A-16 Internal Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 5.84% and (y) the Group IIb Available Funds Cap Rate.

                  "Class A-16 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) LIBOR plus 0.32% per annum or (y) 13% per annum.

                  "Class A-17 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 6.22% and (y) the Group IIb Available Funds Cap Rate.

                  "Class A-18 Pass-Through Rate": With respect to the October 1998 Payment Date, 5.635% per annum. For each Payment Date thereafter, the lesser of (x) the rate of interest determined in accordance with the Auction Procedures and (y) the Group IIb Available Funds Cap.

                  "Class A-19 Pass-Through Rate": With respect to any Payment Date, the lesser of (i) 6.04% per annum and (ii) the Group IIb Available Funds Cap.

                  "Class A-20 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 5.87% per annum and (y) the Group IIb Available Funds Cap.

                  "Class B Applied Realized Loss Amount": With respect to any Payment Date and each Loan Group, the lesser of (x) the Class B Certificate Principal Balance of the Class B Certificates related to such Loan Group (after taking into account the distribution of the Class B Principal Distribution Amount with respect to such Loan Group on such Payment Date, but prior to the reduction of such Class B Certificate Principal Balance pursuant to Section 7.03(i), if any, on such Payment Date) and (y) the Applied Group Realized Loss Amount with respect to such Loan Group as of such Payment Date.

                  "Class B Certificates": Together, the Class B-I and the Class B-II Certificates.

                  "Class B-I Certificate": Any one of the Certificates designated on the face thereof as a Class B-I Certificate, substantially in the form annexed hereto as Exhibit B-I, executed authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class B-II Certificate": Any one of the Certificates designated on the face thereof as a Class B-II Certificate, substantially in the form annexed hereto as Exhibit B-II, executed authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class B Certificate Principal Balance": As of any time of determination and with respect to each Class of Class B Certificates, the Certificate Principal Balance as of the Startup Day of all Class B Certificates of such Class plus any amount previously distributed thereon with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order, less the sum of (x) any amounts of the Class B Principal Distribution Amount with respect to such Class actually distributed to the Owners of such Class B Certificates pursuant to Section 7.03(b)(vi) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of the Class B Applied Realized Loss Amounts with respect to such Class on all prior Payment Dates.

                  "Class B Current Interest": With respect to any Payment Date and with respect to each Class of Class B Certificates, the amount of interest accrued on the Class B Certificate Principal Balance of such Class immediately prior to such Payment Date during the related Accrual Period at the Class B-I Pass-Through Rate or the Class B-II Pass-Through Rate, as applicable plus the Preference Amount owed to the Owners of the Class B Certificates of such Class as it relates to interest previously paid on such Class B Certificates.

                  "Class B Distribution Amount": With respect to any Payment Date and with respect to each Class of Class B Certificates, the sum of (w) the Class B Current Interest with respect to such Class, (x) the Class B Principal Distribution Amount with respect to such Class, if any, payable to the Owners of the Class B Certificates pursuant to Section 7.03(b)(vi) hereof,
(y) the Class B Interest Carry Forward Amount with respect to such Class, if any, and (z) the Class B Realized Loss Amortization Amount with respect to such Class, if any.

                  "Class B Interest Carry Forward Amount": With respect to any Payment Date and with respect to each Class of Class B Certificates, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B Current Interest with respect to such Class as of the immediately preceding Payment Date and (B) any unpaid Class B Interest Carry Forward Amount with respect to such Class as of the immediately preceding Payment Date exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Class B Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-I Pass-Through Rate or the Class B-II Pass-Through Rate, as applicable.

                  "Class B Principal Distribution Amount": With respect to a Loan Group and any Payment Date, the actual amount distributed as principal to the Owners of the related Class B Certificates in accordance with priorities "Sixth" and "Ninth (a)" in Section 7.03(b) hereof on such Payment Date.

                  "Class B Realized Loss Amortization Amount": As of any Payment Date and with respect to each Class of Class B Certificates, the lesser of (x) the Unpaid Class B Realized Loss Amount for the related Loan Group as of such Payment Date and (y) the amount of

Available Funds with respect to the related Loan Group remaining after funding priorities "First" through "Seventh" of Section 7.03(b) hereof plus the amount of any Monthly Excess Cashflow Amount available from the other Loan Group and available for such purpose.

                  "Class B-I Optimal Balance": As of any Payment Date:

                  I. Prior to the Stepdown Date for Loan Group I and if the Group I Class A Certificate Principal Balance is then greater than zero, the Class B-I Initial Certificate Principal Balance; and

                  II. On and after the Stepdown Date with respect to Loan Group I, or if the Group I Class A Certificate Principal Balance then equals zero, the excess of
                           (a) the Group I Loan Balance over (b) the Group I Class A Certificate Principal Balance (after taking into account any reduction thereof on such Payment
                           Date) plus the Group I Targeted
                           Overcollateralization Amount.


                  "Class B-I Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 8.10% per annum and (y) the Group I Available Funds Cap.

                  "Class B-II Optimal Balance": As of any Payment Date:

                  I. Prior to the Stepdown Date with respect to Loan Group II and if the Group II Class A Certificate Principal Balance is then greater than zero, the Class B-II Initial Certificate Principal Balance; and

                  II. On and after the Stepdown Date with respect to Loan Group II, or if the Group II Class A Certificate Principal Balance then equals zero, the excess of
                           (a) the Group II Loan Balance over (b) the Group II Class A Certificate Principal Balance (after taking into account any reduction thereof on such Payment
                           Date) plus the Group II Targeted
                           Overcollateralization Amount.


                  "Class B-II Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 8.25% per annum and (y) the lesser of (i) the Group IIa Available Funds Cap and (ii) the Group IIb Available Funds Cap.

                  "Class C Carryforward Amount": With respect to any Payment Date, the excess, if any, of the Class C Distribution Amount over the Monthly Excess Cashflow Amount remaining immediately prior to distribution in accordance with Section 7.03(e)(iv).

                  "Class C Certificate": Any one of the Certificates designated on the face thereof as a Class C Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. The Class C Certificates represent a class of "regular interests" in REMIC III.

                  "Class C Distribution Amount": With respect to any Payment Date, the amount payable to Class C pursuant to footnotes (4), (5), and (6) of Section 2.08(c).

                  "Class N-IO Certificate": Any one of the Certificates designated on the face thereof as a Class N-IO Certificate, substantially in the form annexed hereto as Exhibit N-IO, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class N-IO Notional Principal Amount": With respect to any Payment Date occurring on or prior to the 30th Payment Date the Certificate Principal Balance of the Class A-8 Certificates immediately prior to such Payment Date; with respect to any Payment Date thereafter, zero.

                  "Class N-IO Pass-Through Rate": With respect to any Payment Date, 6.50% per annum.

                  "Class P-IO Certificate": Any one of the Certificates designated on the face thereof as a Class P-IO Certificate, substantially in the form annexed hereto as Exhibit P-IO, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "Class P-IO Notional Principal Amount": With respect to any Payment Date occurring on or prior to the 30th Payment Date, the sum of the Certificate Principal Balances of the Class A-16 and the Class A-17 Certificates immediately prior to such Payment Date; with respect to any Payment Date thereafter, zero.

                  "Class P-IO Pass-Through Rate": With respect to any Payment Date, 6.50% per annum.

                  "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit R-III, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "residual interest" in REMIC III for the purposes of the REMIC Provisions.

                  "Class R-I Certificate": Any one of the Certificates designated herein as a Class R-I Certificate, substantially in the form annexed hereto as Exhibit R-I, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "residual interest" in REMIC I for the purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Certificates designated herein as a Class R-II Certificate, substantially in the form annexed hereto as Exhibit R-II, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "residual interest" in REMIC II for the purposes of the REMIC Provisions.

                  "Clean-Up Call Date": The first Monthly Remittance Date immediately following the date on which the aggregate Loan Balances of the Home Equity Loans has declined to $210,000,000 or less.

                  "Closing": As defined in Section 4.02 hereof.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Compensating Interest": As defined in Section 8.10(a) hereof.

                  "ContiMortgage": ContiMortgage Corporation, a Delaware corporation, and the originator of each Home Equity Loan, one of the Sellers and the Servicer.

                  "ContiWest": ContiWest Corporation, a Nevada corporation, and one of the Sellers.

                  "Corporate Trust Office": The principal office of the Trustee at One M&T Plaza, Buffalo, New York 14203.

                  "Coupon Rate": The rate of interest borne by each Note.

                  "Cumulative Class C Carryforward Amount": With respect to any Payment Date, the sum of the Class C Carryforward Amounts for all prior Payment Dates, less distributions for each prior Payment Date under Section 7.03(e)(iv) in excess of the Class C Distribution Amount for each such prior Payment Date.

                  "Cumulative Realized Loss Termination Trigger Event": A Cumulative Realized Loss Termination Trigger Event occurs on any date of determination if the amount of Cumulative Realized Losses with respect to both Loan Groups expressed as a percentage of the Original Total Loan Balance on any date of determination equals or exceeds the percentage for such date set out below:

          Date                                              Percentage
          ----                                              ----------
          October 1998- September 2000                      1.575%
          October 2000- September 2001                      2.700%
          October 2001- September 2002                      3.600%
          October 2002- September 2003                      4.275%
          October 2003 and thereafter                       4.500%

                  "Cumulative Realized Loss Trigger Event": A Cumulative Realized Loss Trigger Event occurs with respect to a Loan Group on any date of determination if the amount of Cumulative Realized Losses with respect to such Loan Group expressed as a percentage of the

Original Group Loan Balance with respect to such Loan Group on any date of determination equals or exceeds the percentage for such date set out below:

          Date                                              Percentage
          ----                                              ----------
          October 1998- September 2000                      1.05%
          October 2000- September 2001                      1.80%
          October 2001- September 2002                      2.40%
          October 2002- September 2003                      2.85%
          October 2003 and thereafter                       3.00%


                  "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Home Equity Loans (or the Home Equity Loans in the related, specified Loan Group, if one is specified) since the Startup Day.

                  "Curtailment": Prepayment of principal by a Mortgagor which does not satisfy the Note in full, and which is not intended as a Prepaid Installment.

                  "Cut-Off Date": As of the close of business on September 15, 1998.

                  "Daily Collections": As defined in Section 8.08(c) hereof.

                  "Date-of-Payment Loans": Any Home Equity Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

                  "Deed in Lieu": The Servicer's acceptance of a deed in lieu of foreclosure.

                  "Delinquent": A Home Equity Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Home Equity Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

                  "Delinquency Advance": As defined in Section 8.09(a) hereof.

                  "Delinquency Trigger Event": A Delinquency Trigger Event has occurred with respect to Loan Group I will be deemed to have occurred with respect to any Payment Date on or after the Stepdown Date with respect to Loan Group I if 62.25% of the Three-Month Rolling Average 60+ Day Delinquency Rate with respect to such Loan Group equals or exceeds the Class A Enhancement Percentage with respect to Loan Group I for such Payment Date; a "Delinquency Trigger Event" with respect to Loan Group II will be deemed to have occurred with respect to any Payment Date on or after the Stepdown Date with respect to Loan Group II if 74% of the Three-Month Rolling Average 60+ Day Delinquency Rate with respect to such Loan Group equals or exceeds the Class A Enhancement Percentage with respect to Loan Group II for such Payment Date.

                  "Delivery Order": Each delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

                  "Depositor": ContiSecurities Asset Funding Corp., a Delaware corporation, or any successor thereto.

                  "Depository": The Depository Trust Company, 7 Hanover
Square, New York, New York 10004, and any successor Depository hereafter named.

                  "Designated Depository Institution": With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A2" by Moody's, and, if rated by Fitch, at least "A" by Fitch (ii) a short-term debt rating of at least "A-1" by Standard & Poor's and (iii) if such Principal and Interest Account is moved to a new institution, the Servicer shall provide the Trustee, the Certificate Insurer and the Owners with a statement identifying the location of the Principal and Interest Account.

                  "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date.

                  "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

                  "Disqualified Organization": The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Eligible Investments": Those investments so designated pursuant to Section 7.07 hereof.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "FannieMae": FannieMae, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "FannieMae Guide": FannieMae's Servicing Guide, as the same may be amended by FannieMae from time to time, and the Servicer shall elect to apply such amendments in accordance with Section 8.01 hereof.

                  "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

                  "File": The documents delivered to the Trustee pursuant to
Section 3.05 hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

                  "Final Determination": As defined in Section 9.03 hereof.

                  "Final Scheduled Payment Date": For each Class of Certificates, as set out in Section 2.08(f).

                  "First Mortgage Loan": A Home Equity Loan which constitutes a first priority mortgage lien with respect to the related Property.

                  "Fiscal Agent": State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer under the Certificate Insurer Policy or any successor thereto appointed by the Certificate Insurer.

                  "Fitch": Fitch IBCA, Inc.

                  "Fixed Rate Loans": Home Equity Loans bearing interest at fixed rate.

                  "Fixed Rate Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-19, Class A-20, Class N-IO, Class P-IO, Class B-I and Class B-II Certificates.

                  "Floating Rate Certificates": The Class A-9, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class A-18 Certificates.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  "Group Loan Balance": As of any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in the related Loan Group as of the last day of the related Remittance Period.

                  "Group I Available Funds Cap": With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period, and (ii) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the annualized percentage equivalent of the product of (a) the Class N-IO Pass-Through Rate and (b) the Class N-IO Notional Principal Amount divided by the outstanding aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the opening of business on the first day of the related Remittance Period.

                  "Group I Certificates": The Group I Class A Certificates and the Class B-I Certificates.

                  "Group I Class A Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class N-IO Certificates.

                  "Group I Class A Optimal Balance": means, as of any Payment Date, as follows, but in no event less than zero:

I.       Prior to the Stepdown Date with respect to Loan Group I:

         (a) if a Cumulative Realized Loss Trigger Event is not then in effect with respect to Loan Group I, the excess of (x) the Group I Loan Balance over (y) an amount equal to (i) prior to the 7th Payment Date, 3.75% of the Original Group I Loan (i.e., $30,000,000), and (ii) on and after the 7th Payment Date, 4.75% of the Original Group I Loan Balance (i.e., $38,000,000); or

         (b) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, the excess of (x) the Group I Loan Balance over (y) an amount equal to 6.05% of the Original Group I Loan Balance (i.e., $48,400,000).

II. On and after the Stepdown Date with respect to Loan Group I:

         (a) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is then in effect with respect to Loan Group I, the lesser of:

                  (i) the product of (x) 89.7875% and (y) the Group I Loan Balance; and

                  (ii) the excess of (x) the Group I Loan Balance over (y) an amount equal to 0.50% of the Original Group I Loan Balance (i.e., $4,000,000); or

         (b) if a Delinquency Trigger Event is then in effect with respect to Loan Group I, but as to which a Cumulative Realized Loss Trigger Event is not in effect, the lesser of:

                  (i) the product of (x) 100% minus the product of 62.25% and the Three-Month Rolling Average 60+ Delinquency Rate with respect to Loan Group I and (y) the Group I Loan Balance; and

                  (ii) the excess of (x) the Group I Loan Balance over (y) an amount equal to 0.50% of the Original Group I Loan Balance (i.e., $4,000,000); or

         (c) if a Cumulative Realized Loss Trigger Event is in effect but as to which a Delinquency Trigger Event is not in effect with respect to Loan Group I, the product of (x) 91.9375% minus the percentage equivalent of a fraction, the numerator of which is 2.30% of the Original Group I Loan Balance and the denominator of which is the Group I Loan Balance and (y) the Group I Loan Balance;

         (d) if both a Delinquency Trigger Event and a Cumulative Realized Loss Trigger Event are then in effect with respect to Loan Group I, the lesser of:

                  (i) the product of (x) 100% minus the product of 62.25% and the Three-Month Rolling Average 60+ Delinquency Rate with respect to Loan Group I and (y) the Group I Loan Balance; and

                  (ii) the product of (x) 91.9375% minus the percentage equivalent of a fraction, the numerator of which is 2.30% of the Original Group I Loan Balance (i.e., $18,400,000) and the denominator of which is the Group I Loan Balance and (y) the Group I Loan Balance.

                  "Group I Class A Overcollateralization Deficit": For any Payment Date means the excess of the Aggregate Group I Class A Certificate Principal Balance over the outstanding Group I Loan Balance.

                  "Group I Insured Payment": With respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group I Class A Certificates and the then existing Group I Class A Overcollateralization Deficit, if any, over (ii) the Group I Total Available Funds after taking into account the portion of any Class A Principal Distribution Amount for Loan Group I to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group I Class A Certificates plus (C) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-1 Certificates over (ii) the Class A Principal Distribution Amount for Loan Group I for such Payment Date.

                  "Group I Loan Balance": For any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in Loan Group I as of the last day of the related Remittance Period.

                  "Group I Loans":  The Home Equity Loans in Loan Group I.

                  "Group I Overcollateralization Amount": As of any Payment Date means the positive difference, if any, between (x) the Group I Loan Balance and (y) the Aggregate Group I Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

                  "Group I Overcollateralization Floor": An amount equal to 0.50% of the Original Group I Loan Balance ($4,000,000).

                  "Group I Targeted Overcollateralization Amount": As of any Payment Date means:

                  (i)      on or prior to the sixth Payment Date, zero;

                  (ii) after the sixth Payment Date, but prior to the Stepdown Date with respect to Loan Group I:

                           (A) if no Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, 1% of the Original Group I Loan Balance (i.e., $8,000,000); or

                           (B) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, an amount equal to 2.30% of the Original Group I Loan Balance (i.e., $18,400,000);

                  (iii) on and after the Stepdown Date with respect to Loan Group I:

                  (A) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I, the greater of (I) 2.15% of the Group I Loan Balance and (II) the Group I Overcollateralization Floor; or

                  (B) if a Delinquency Trigger Event is in effect with respect to Loan Group I but a Cumulative Realized Loss Trigger Event is not in effect, the Group I Targeted Overcollateralization Amount shall be equal to the Group I Targeted Overcollateralization Amount for the immediately preceding Payment Date; or

                  (C) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group I (whether or not a Delinquency Trigger Event is in effect with respect to Loan Group I), an amount equal to 2.30% of the Original Group I Loan Balance (i.e., $18,400,000).

                  "Group I Total Available Funds": As of any Payment Date, means in the aggregate, the Monthly Remittance Amounts for Loan Group I, plus any Monthly Excess Cashflow available from Loan Group II less the sum of (i) the aggregate amount applied to the payment of the Trustee Fee and the Premium Amount with respect to Loan Group I and (ii) any such amount that cannot be distributed to the Owners of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code.

                  "Group II Certificates": The Group II Class A Certificates and the Class B-II Certificates.

                  "Group II Class A Certificates": The Group IIa Class A Certificates and the Group IIb Class A Certificates.

                  "Group IIa Class A Certificates": The Class A-9 and Class A-10 Certificates.

                  "Group IIb Class A Certificates": The Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20 and Class P-IO Certificates.

                  "Group II Class A Optimal Balance": means, as of any Payment Date, as follows, but in no event less than zero:

I.        Prior to the Stepdown Date with respect to Loan Group II:

          (a) if a Cumulative Realized Loss Trigger Event is not then in effect with respect to Loan Group II, the excess of (x) the Group II Loan Balance over (y) an amount equal to (i) prior to the 7th Payment Date, 4.7% of the Original Group II Loan Balance (i.e., $61,100,000), and (ii) on and after the 7th Payment Date, 6.35% of the Original Group II Loan Balance (i.e., $82, 550,000); or

          (b) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, the excess of (x) the Group II Loan Balance over (y) the amount equal to 7.85% of the Original Group II Loan Balance (i.e., $102,050,000).

II. On and after the Stepdown Date with respect to Loan Group II:

          (a) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is then in effect, the lesser of:

                  (i) the product of (x) 86.3475% and (y) the Group II Loan Balance; and

                  (ii)     the excess of (x) the Group II Loan Balance over
                           (y) an amount equal to 0.50% of the Original Group II Loan Balance (i.e., $6,500,000); or

         (b) if a Delinquency Trigger Event is then in effect, but as to which a Cumulative Realized Loss Trigger Event is not in effect, the lesser of:

                  (i) the product of (x) 100% minus the product of 74% and the Three-Month Rolling Average 60+ Delinquency Rate with respect to Loan Group II and (y) the Group II Loan Balance; and

                  (ii)     the excess of (x) the Group II Loan Balance over
                           (y) an amount equal to 0.50% of the Original Group II Loan Balance (i.e., $6,500,000); or

         (c) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II but as to which a Delinquency Trigger Event is not in effect with respect to Loan Group II, the product of (x) 89.895% minus the percentage equivalent of a fraction, the numerator of which is 3.15% of the Original Group II Loan Balance (i.e., $40,950,000) and the denominator of which is the Group II Loan Balance and
                  (y) the Group II Loan Balance;

         (d) if both a Delinquency Trigger Event and a Cumulative Realized Loss Trigger Event are then in effect with respect to Loan Group II, the lesser of:

                  (i) the product of (x) 100% minus the product of 74% and the Three-Month Rolling Average 60+ Delinquency Rate and (y) the Group II Loan Balance; and

                  (ii) the product of (x) 89.895% minus the percentage equivalent of a fraction, the numerator of which is 3.15% of the Original Group II Loan Balance (i.e., $40,950,000) and the denominator of which is the Group II Loan Balance and (y) the Group II Loan Balance.

                  "Group II Class A Overcollateralization Deficit": For any Payment Date means the excess of the Aggregate Group II Class A Certificate Principal Balance over the sum of (i) the outstanding Group II Loan Balance plus (ii) the amount on deposit in the Auction Remainder Account at the end of such Payment Date.

                  "Group II Insured Payment": With respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest of the Group II Class A Certificates (calculated, for this purpose with respect to the Swapped Certificates, using the Internal Pass-Through Rates for the corresponding Internal Certificates) and the then existing Group II Class A Overcollateralization Deficit, if any, over (ii) the Group II Total Available Funds after taking into account the portion of any Class A Principal Distribution Amount for Loan Group II to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date, plus (B) an amount equal to the aggregate Preference Amount with respect to the Group II Class A Certificates plus (C) the Insured Swap Interest Payment, if any, for such Payment Date, plus (D) on the September 2028 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-9 Certificates over (ii) the Group IIa Principal Distribution Amount for such Payment Date plus (E) on the September 1999 Payment Date only, the excess, if any, of (i) the Certificate Principal Balance of the Class A-11 Certificates over (ii) the Group IIb Principal Distribution Amount for such Payment Date.

                  "Group II Loans": The Home Equity Loans in Loan Group II.

                  "Group II Loan Balance": For any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in Loan Group II as of the last day of the related Remittance Period.

                  "Group II Overcollateralization Amount": As of any Payment Date means the positive difference, if any, between (x) the Group II Loan Balance plus (ii) the amount on deposit in the Auction Remainder Account at the end of such Payment Date and (y) the Aggregate Group II Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

                  "Group II Overcollateralization Floor": 0.50% of the Original Group II Loan Balance (i.e., $6,500,000).

                  "Group IIa Loans": The Home Equity Loans in Loan Group IIa.

                  "Group IIb Loans": The Home Equity Loans in Loan Group IIb.

                  "Group IIa Available Funds Cap": With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIa as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Loan Group IIa as of the opening of business on the first day of the related Remittance Period, and (ii) after the 6th Payment Date, 0.50% per annum.

                  "Group IIb Available Funds Cap": With respect to any Payment Date, the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period, less the sum of (i) the annualized percentage equivalent of a fraction equal to (a) the sum of the related Premium Amount plus the related Trustee Fee plus the related Servicing Fee divided by (b) the aggregate Loan Balance of the Home Equity Loans in Group IIb as of the opening of business on the first day of the related Remittance Period, (ii) after the 6th Payment Date, 0.50% per annum, (iii) an amount, expressed as an annual percentage equivalent of the outstanding aggregate Loan Balance of Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period, equal to the Auction Agent Fee and the Broker-Dealer Fee for the Class A-18 Certificates and (iv) during the period commencing on the first Payment Date and ending on the 30th Payment Date, the annualized percentage equivalent of the product of (a) the Class P-IO Pass-Through Rate and (b) the Class P-IO Notional Principal Amount divided by the outstanding aggregate Loan Balance of the Home Equity Loans in Loan Group IIb as of the opening of business on the first day of the related Remittance Period.

                  "Group II Stepdown Date": The later to occur of (x) the Payment Date in October 2001 and (y) the first Payment Date on which the Group II Class A Principal Balance is less than or equal to the Group II Class A Optimal Balance for such Payment Date.

                  "Group II Targeted Overcollateralization Amount": As of any Payment Date means:

                  (i)      on or prior to the sixth Payment Date, zero;

                  (ii) after the sixth Payment Date, but prior to the Stepdown Date with respect to Loan Group II:

                           (A) if no Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, 1.65% of the Original Group II Loan Balance (i.e., $21,450,000); or

                           (B) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, an amount equal to 3.15% of the Original Group II Loan Balance ($40,950,000).

                  (iii) on and after the Stepdown Date with respect to Loan Group II:

                  (A) if neither a Delinquency Trigger Event nor a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II, the greater of (I) 3.5475% of the Group II Loan Balance and (II) the Group II Overcollateralization Floor; or

                  (B) if a Delinquency Trigger Event is in effect with respect to Loan Group II but a Cumulative Realized Loss Trigger Event is not in effect with respect to Loan Group II, the Group II Targeted Overcollateralization Amount shall be equal to the Group II Targeted Overcollateralization Amount for the immediately preceding Payment Date; or

                  (C) if a Cumulative Realized Loss Trigger Event is in effect with respect to Loan Group II (whether or not a Delinquency Trigger Event is in effect with respect to Loan Group II), an amount equal to 3.15% of the Original Group II Loan Balance ($40,950,000).

                  "Group II Total Available Funds": As of any Payment Date, means in the aggregate, the Monthly Remittance Amounts for Loan Group II, plus any Monthly Excess Cashflow available from Loan Group I less the sum of (i) the aggregate amount applied to the payment of the Trustee Fee and the Premium Amount with respect to Loan Group II, the Auction Agent's Fee and the Broker Dealer's Fee and the Premium Amount with respect to Loan Group II, and (ii) any such amount that cannot be distributed to the Owners of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code.

                  "Group IIa Optimal Balance": With respect to any Payment Date is an amount equal to the product of:

                           (x) the aggregate Loan Balances of the Home Equity Loans in Group IIa as of the end of the related Remittance Period; and

                           (y) a fraction, the numerator of which is equal to (i) the Group II Class A Certificate Principal Balance immediately prior to such Payment Date minus (ii) the Class A Principal Distribution Amount for Loan Group II on such Payment Date and the denominator of which is (y) the aggregate Loan Balances of the Home Equity Loans in Loan Group II as of the end of the related Remittance Period.

                  "Group IIa Principal Distribution Amount": For any Payment Date is an amount equal to the lesser of:

                 (I) the excess of (x) the aggregate Certificate Principal Balance of the Group IIa Class A Certificates immediately prior to such Payment Date over (y) the Group IIa Optimal Balance with respect to such Payment Date; and

                 (II) the Class A Principal Distribution Amount for Loan Group
                      II with respect to such Payment Date;

                      provided, however, that in no event will the aggregate Certificate Principal Balance of the Group IIa Class A Certificates exceed the aggregate Loan Balances of the Group IIa Home Equity Loans as of the last day of the related Remittance Period.

                  "Group IIb Loans": The Home Equity Loans identified in
Schedule IIb hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

                  Group IIb Optimal Balance": With respect to any Payment Date is an amount equal to the product of:

                           (x) the aggregate Loan Balances of the Home Equity Loans in Group IIb as of the end of the related Remittance Period; and

                           (y) a fraction, the numerator of which is equal to (i) the Group II Class A Certificate Principal Balance immediately prior to such Payment Date minus (ii) the Class A Principal Distribution Amount with respect to Loan Group II for such Payment Date and the denominator of which is (y) the aggregate Loan Balances of the Home Equity Loans in Loan Group II as of the end of the related Remittance Period.

                  "Group IIb Principal Distribution Amount": For any Payment Date, an amount equal to the lesser of:

                 (I) the excess of (x) the aggregate Certificate Principal Balance of the Group IIb Class A Certificates immediately prior to such Payment Date over (y) the Group IIb Optimal Balance with respect to such Payment Date; and

                 (II) the Class A Principal Distribution Amount for Loan Group
                      II with respect to such Payment Date;

                  provided, however, that in no event will the aggregate Certificate Principal Balance of the Group IIb Class A Certificates exceed the aggregate Loan Balances of the Group IIb Home Equity Loans as of the last day of the related Remittance Period.

                  "Highest Lawful Rate": As defined in Section 11.13.

                  "Home Equity Loans": Such of the home equity loans transferred and assigned to the Trust pursuant to Section 3.05(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Home Equity Loans originally so held being identified in the Schedules of Home Equity Loans. The term "Home Equity Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Home Equity Loan" includes any Home Equity Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.04(b)(x) hereof with respect to such home equity loan, shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

                  "Indemnification Agreement": The Indemnification Agreement dated September 18, 1998 among the Certificate Insurer, the Depositor, the Sellers, the Servicer, and the Underwriters.

                  "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Offered Certificate.

                  "Insurance Agreement": The Insurance Agreement dated as of September 1, 1998, among the Depositor, the Sellers, the Servicer, the Certificate Insurer, the Grantor Trustee and the Trustee as it may be amended from time to time.

                  "Insurance Commitment Letters": The letters dated September 25, 1998 from MBIA to ContiMortgage Corporation evidencing the commitment by MBIA to issue the insurance policies with respect to the Class A Certificates.

                  "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under Section 8.11 hereof.

                  "Insurance Proceeds": Payments received with respect to any Insurance Policy, except the Certificate Insurance Policy.

                  "Insured Payment": A Group I Insured Payment, a Group II Insured Payment or any Insured Swap Interest Payment.

                  "Interest Amount Available": As defined in Section 7.03(b) hereof.

                  "Interest Only Period": The period from the Startup Day through and including the 30th Payment Date.

                  "Interest Remittance Amount": As of any Monthly Remittance Date and with respect to a Loan Group, the sum, without duplication, of (i) all interest due during the related Remittance Period with respect to the Home Equity Loans in such Loan Group (less the Servicing Fee with respect to such Home Equity Loans), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to such Home Equity Loans, (iii) the portion of the Substitution Amount relating to interest on such Home Equity Loans substituted during the related Remittance Period, (iv) the portion of any Loan Purchase Price relating to interest on any such Home Equity Loan repurchased during the related Remittance Period and (v) the portion of Net Liquidation Proceeds relating to interest in such in Home Equity Loans liquidated during the related Remittance Period.

                  "Internal Fixed Interest Amount": With respect to any Payment Date, the sum of the Current Interest received by the Swap Trust on account of the Internal Certificates.

                  "Internal Certificates": Collectively, the Class A-12 Internal Certificate, the Class A-13 Internal Certificate, the Class A-14 Internal Certificate, the Class A-15 Internal Certificate and the Class A-16 Internal Certificate.

                  "Insured Swap Interest Payment": With respect to any Payment Date, without duplication, with respect to the Swapped Certificates only, any shortfall in the sum of (i) amounts received as interest on account of the Internal Certificates, less amounts paid to the Swap Counterparty, if any, and
(ii) amounts received from the Swap Counterparty, if any (if the aggregate of such amounts are insufficient to fund the aggregate Current Interest then due and on the Swapped Certificates).

                  "Involuntary Payoff": The amount of Net Liquidation Proceeds received with respect to a Liquidated Loan.

                  "Late Payment Rate": For any Payment Date, the fluctuating rate of interest, as it is published from time to time in the New York, New York edition of The Wall Street Journal under the caption "Money Rates" as the "prime rate," to change when and as such published prime rate changes plus 2%. The Late Payment Rate shall be computed on the basis of a year of 360 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

                  "LIBOR": (A) With respect to any Accrual Period for the Floating Rate Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks. (B) With respect to the Auction Rate Certificates, the rate calculated in accordance with the Auction Rate Certificates.

                  "LIBOR Determination Date": With respect to any Accrual Period for the Floating Rate Certificates, the first London Business Day preceding the commencement of such Accrual Period.

                  "Liquidated Loan":  As defined in Section 8.13(b) hereof.

                  "Liquidation Expenses": Expenses, not to exceed Liquidation Proceeds, which are incurred by the Servicer in connection with the liquidation of any defaulted Home Equity Loan, such expenses including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer pursuant to Section 8.09(b) with respect to the related Home Equity Loan.

                  "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

                  "Loan Balance": With respect to each Home Equity Loan and as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less any principal payments relating to such Home Equity Loan included in previous Monthly Remittance Amounts; provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

                  "Loan Group" or "Group": Loan Group I or Loan Group II, as applicable.

                  "Loan Group I": The Home Equity Loans identified in Schedule I hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. Loan Group I will constitute a separate sub-trust of the Trust.

                  "Loan Group II": The Home Equity Loans contained in both Loan Group IIa and Loan Group IIb. Loan Group II will constitute a separate sub-trust of the Trust.

                  "Loan Group IIa": The Home Equity Loans identified in
Schedule IIa hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

                  "Loan Group IIb": The Home Equity Loans identified in
Schedule IIb hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

                  "Loan Purchase Price": With respect to any Home Equity Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the related Remittance Period computed at the then applicable Coupon Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

                  "Loan-to-Value Ratio": As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of
(a) the remaining principal balance of the Senior Lien note relating to such First Mortgage Loan as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

                  "London Business Day": Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

                  "Maximum Insurer Current Reimbursement Amount" With respect to a Loan Group and any Payment Date, equals the lesser of (x) the Available Funds remaining in the Certificate Account with respect to the related Loan Group after taking into account all distributions described in clauses "First" through "Third" in Section 7.03(b) hereof and (y) the excess of (1) the sum of
(a) the aggregate Loan Balance with respect to such Loan Group plus (b) the amount described in the immediately preceding clause (x) over (2) the aggregate Class A Certificate Principal Balance prior to taking into account any payment of principal on such Payment Date.

                  "Maximum Maturity Certificates": The Class A-19 and Class A-20 Certificates.

                  "Maximum Principal Balance": With respect to the Maximum Maturity Certificates (considered together) for any Payment Date is the product of (x) the Specified Percentage for such Payment Date and (y) the excess of (i) the aggregate Certificate Principal Balance for the Group IIb Certificates immediately prior to such Payment Date over (ii) the Group IIb Principal Distribution Amount with respect to such Payment Date.

                  "Monthly Excess Cashflow Amount": As defined in Section 7.03(b)(ix) hereof.

                  "Monthly Remittance Amount": As of any Monthly Remittance Date and with respect to a Loan Group, the sum of (i) the Interest Remittance Amount and (ii) the Principal Remittance Amount, in each case with respect to such Loan Group, for such Monthly Remittance Date.

                  "Monthly Remittance Date": The 10th day of each month or, if such day is not a Business Day, the Business Day succeeding such day, commencing in the month following the Startup Day.

                  "Moody's": Moody's Investors Service, Inc.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

                  "Mortgagor": The obligor on a Note.

                  "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Delinquency Advances relating to such Home Equity Loan. In no event shall Net
Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

                  "Net Post-REMIC Recovery Proceeds": With respect to any Optional Buyout Loan, Post-REMIC Recovery Proceeds less the costs and expenses incurred by the Servicer in conducting its loss mitigation strategy with respect thereto, including, without limitation, legal fees and expenses.

                  "No Equity Secured Mortgage": A Home Equity Loan in which no material equity in the related Mortgaged Property secures the related Note.

                  "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

                  "Offered Certificates": The Class A Certificates and the Class B Certificates.

                  "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

                  "Operative Documents": Collectively, this Agreement, the Underwriting Agreement, the Certificates, the Certificate Insurance Policies, the Insurance Agreement, the Indemnification Agreement and the Auction Agent Agreement.

                  "Optional Buyout Loan": A Home Equity Loan repurchased from the Trust for the purpose of allowing the Servicer to use its loss mitigation strategy in maximizing the Post-REMIC Recovery Proceeds thereof.

                  "Original Group I Loan Balance": The original aggregate Loan Balance of the Home Equity Loans in Loan Group I as of the Cut-Off Date.

                  "Original Group II Loan Balance": The original aggregate Loan Balance of the Home Equity Loans in Loan Group II as of the Cut-Off Date.

                  "Original Group Loan Balance": The applicable Original Group I Loan Balance or Original Group II Loan Balance.

                  "Original Total Loan Balance": The sum of the Original Group I Loan Balance and the Original Group II Loan Balance.

                  "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

                  (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

                  "Owner": The Person in whose name a Certificate is registered in the Register and the Certificate Insurer to the extent described in Section 5.06 and Section 7.03 (n) hereof, respectively hereof; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by a Seller or any affiliate thereof, such Seller or such affiliate shall not be considered an Owner hereunder.

                  "PAC Certificates": The Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, and Class A-17 Certificates.

                  "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

                  "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 15th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

                  "Percentage Interest": With respect to a Class of the Offered Certificates, a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance represented by all the Certificates in such Class. With respect to the Class N-IO Certificates a fraction, expressed as a percentage, the numerator of which is the initial Class P-IO Notional Principal Amount represented by such Class P-IO Certificate and the denominator of which is the aggregate initial Class P-IO Notional Principal Amount represented by all of the Class P-IO Certificates. With respect to the Class P-IO Certificates a fraction, expressed as a percentage, the numerator of which is the initial Class N-IO Notional Principal Amount represented by such Class N-IO Certificate and the denominator of which is the aggregate initial Class N-IO Notional Principal Amount represented by all of the Class N-IO Certificates. With respect to a Class C, Class R-I, Class R-II or Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Planned Principal Balance": With respect to any Class of PAC Certificates and any Payment Date, the respective balance for such Class set forth opposite such Payment Date in the Planned Principal Balance Schedule set forth as Schedule VI hereto.

                  "Planned Principal Balances": With respect to the PAC Certificates for each Payment Date are listed in Annex I hereto.

                  "Post-REMIC Recovery Proceeds": With respect to any Optional Buyout Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Optional Buyout Loan, whether through trustee's sale, foreclosure sale, a "short sale", or otherwise.

                  "Preference Amount": With respect to the Class A Certificates and Class B Certificates, any amounts of Current Interest and principal included in previous distributions to the Owners of such Certificates which are recoverable and sought to be recovered from such

Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners.

                  "Premium Amount": As of any Payment Date and with respect to a Loan Group the product of (x) one-twelfth of the Premium Percentage and (y) the Aggregate Group Class A Certificate Principal Balance of the related Class A Certificates.

                  "Premium Percentage": As defined in the Insurance Commitment Letter.

                  "Prepaid Installment": With respect to any Home Equity Loan, any installment of principal thereof and interest thereon received by the Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Home Equity Loan.

                  "Prepayment": Any payment of principal of a Home Equity Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), Substitution Amounts, the portion of the purchase price of any Home Equity Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

                  "Preservation Expenses": Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

                  "Principal and Interest Account": The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof.

                  "Principal Remittance Amount": As of any Monthly Remittance Date and with respect to a Loan Group, the sum, without duplication, of (i) the principal actually collected by the Servicer on the Home Equity Loans in the related Loan Group during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan in the related Loan Group that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in the related Loan Group during the related Remittance Period, (iv) any Insurance Proceeds actually collected by the Servicer during the related Remittance Period with respect to a Home Equity Loan in the related Loan Group (to the extent such Insurance Proceeds relate to principal) and (v) all Net Liquidation Proceeds actually collected by the Servicer during the related Remittance Period with respect to in the related Loan Group (to the extent such Net Liquidation Proceeds relate to principal).

                  "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Property": The underlying property (including all building thereon) securing a Home Equity Loan.

                  "Prospectus": The Prospectus dated September 17, 1998 constituting part of the Registration Statement.

                  "Prospectus Supplement": The ContiMortgage Home Equity Loan Trust 1998-3 Prospectus Supplement dated September 18, 1998 to the Prospectus.

                  "Purchase Option Period": As defined in Section 9.03 hereof.

                  "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Qualified Replacement Mortgage": A Home Equity Loan substituted for another pursuant to Section 3.03, 3.04 or 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced, (ii) is of the same property type or is a single family dwelling and the same occupancy status or is a primary residence as the replaced Home Equity Loan, (iii) shall mature no later than December 15, 2028,
(iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time,
(v) shall be of the same or higher credit quality classification (determined in accordance with ContiMortgage's credit underwriting guidelines set forth in ContiMortgage's underwriting manual) as the Home Equity Loan which such Qualified Replacement Mortgage replaces, (vi) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (vii) shall not provide for a "balloon" payment if the related Home Equity Loan did not provide for a "balloon" payment (and if such related Home Equity Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Home Equity Loan), (viii) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is a Fixed Rate Home Equity Loan and shall be a first lien adjustable rate Home Equity Loan if the Home Equity Loan being replaced is an Adjustable Rate Home Equity Loan and (ix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

                  "Rating Agencies": Collectively, Moody's, Standard & Poor's and Fitch or any successors thereto.

                  "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance. As to any Optional Buyout Loan, the amount, if any, by which the Loan Balance thereof as of the date of the Servicer's final loss determination with respect thereto is in excess of the Net Post-REMIC Recovery Proceeds realized thereon applied in reduction of such Loan Balance.

                  "Record Date": With respect to the Fixed Rate Certificates (other than the Class A-1, the Class A-11 Certificates and the Internal Certificates) and any Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and with respect to the Floating Rate Certificates, the Class A-1, Class A-11, Class A-18 Certificates and the Internal Certificates, the day immediately preceding the related Payment Date.

                  "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee (or the Auction Agent in the case of the Auction Rate Certificates) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with either Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee (or the Auction Agent in the case of the Auction Rate Certificates).

                  "Register": The register maintained by the Registrar in accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

                  "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

                  "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-39505), including all amendments thereto and including the Prospectus relating to the Offered Certificates constituting a part thereof.

                  "Reimbursement Amount": As of any Payment Date and as to each Certificate Insurance Policy, the sum of (x)(i) all Insured Payments under each such policy previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to
Section 7.03(b)(v) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Reimbursement Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the Depositor and the Sellers of the amount of any Reimbursement Amount.

                  "Reimbursement Late Payment Rate": For any Payment Date, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Reimbursement Late Payment Rate shall be computed on the basis of a year of 365 days elapsed. In no event shall the Reimbursement Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": A REMIC established pursuant to Section 2.08 hereof.

                  "REMIC II": A REMIC established pursuant to Section 2.08 hereof.

                  "REMIC III": A REMIC established pursuant to Section 2.08 hereof.

                  "REMIC Opinion": As defined in Section 3.03 hereof.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Period": The calendar month immediately preceding the month in which a Monthly Remittance Date occurs.

                  "REO Property": A Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

                  "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

                  "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

                  "Residual Certificates": Collectively, the Class R-I, Class R-II and Class R Certificates.

                  "Retained Certificates": Collectively, the Class C, Class R-I, Class R-II and Class R Certificates.

                  "Schedule of Home Equity Loans": Each of the schedules of Home Equity Loans, segregated by Loan Group I, Loan Group IIa and Loan Group IIb, listing each Home Equity Loan in such category to be conveyed on the Startup Day. Such Schedules of Home Equity Loans shall identify each Home Equity Loan by the Servicer's loan number and the borrower's name and address (including the state) of the Property and shall set forth as to each Home Equity Loan the lien status thereof (and with respect to Adjustable Rate Home Equity Loans, the margin), the Loan-to-Value Ratio and the Loan Balance as of the Cut-Off Date, the Coupon Rate thereof, the current scheduled monthly payment of principal and interest and the maturity of the related Note, the property type, occupancy status, Appraised Value and original term-to-maturity thereof, whether or not such Home Equity Loan (including the related Note) has been modified and the aggregate Loan Balances of all Home Equity Loans. Such Schedules shall also identify the Seller of each Home Equity Loan.

                  "Scheduled Payment": As of any date of calculation, with respect to a Home Equity Loan, the then stated scheduled monthly installment of principal and interest payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

                  "Second Mortgage Loan": A Home Equity Loan which constitutes a second priority mortgage lien with respect to the related Property.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Sellers": ContiMortgage and ContiWest.

                  "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

                  "Servicer": ContiMortgage Corporation, a Delaware corporation, and its permitted successors and assigns.

                  "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

                  "Servicing Advance": As defined in Section 8.09(b) and
Section 8.13(a) hereof.

                  "Servicing Fee": With respect to any Home Equity Loan, an amount retained by the Servicer as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section
8.15 and equal to the Servicing Fee Rate times the then outstanding principal amount of such Home Equity Loan as of the first day of each calendar month payable on a monthly basis.

                  "Servicing Fee Rate": 0.50% per annum.

                  "60+ Day Delinquent Loan": With respect to any Determination Date, all REO Properties, each Home Equity Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Remittance Period, two months or more past due (without giving effect to any grace period), each Home Equity Loan in Foreclosure and each Home Equity Loan for which the mortgagor has filed for bankruptcy.

                  "Short Sale": A sale of a Home Equity Loan at a price less than the outstanding Loan Balance thereof.

                  "Six-Month LIBOR Loans": Home Equity Loans bearing interest at an adjustable rate indexed to six-month LIBOR.

                  "Specified Percentages": are listed in Annex II hereto.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Startup Day": September 25, 1998.

                  "Stepdown Date": With respect to each Loan Group, the later to occur of (x) the Payment Date in October 2001 and (y) the first Payment Date on which the Aggregate Group Class A Certificate Principal Balance with respect to such Loan Group is less than or equal to the Class A Optimal Balance for such Loan Group for such Payment Date.

                  "Subordinate Certificates": The Class B-I and Class B-II Certificates.

                  "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section 8.03 hereof in respect of the qualification of a Sub-Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

                  "Substitution Amount": As defined in Section 3.03 hereof.

                  "Swap Agreement": The Swap Agreement dated as of September 1, 1998 between Counterparty and the Trustee on behalf of the Swap Trust, together with any replacement swap agreement acceptable to the Depositor and the Certificate Insurer.

                  "Swap Counterparty": National Westminster Bank, Plc., or any counterparty to a replacement Swap Agreement.

                  "Swap Trust": The ContiMortgage Swap Trust 1998-B formed pursuantto Section 7.12 hereof.

                  "Swap Trust Estate": Collectively, the Internal
Certificates, the Swap Agreement and the right of the Trustee on behalf of the Swap Trust to receive Insured Swap Interest Payments from the Certificate Insurer pursuant to the Certificate Insurance Policy relating to the Group II Class A Certificates.

                  "Swapped Certificates": The Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates.

                  "Tax Matters Certificate": Each of the Class R-I, Class R-II and Class R Certificates initially issued to ContiFunding Corporation as the initial Tax Matters Person.

                  "Tax Matters Person": The Person appointed for the Trust pursuant to Section 11.18 hereof to act as the Tax Matters Person under the Code.

                  "Tax Matters Person Residual Interest": The 0.001% interest in the Class R, Class R-I and Class R-II Certificates, each of which shall be issued to and held by ContiFunding Corporation throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

                  "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Date Pass-Through Rate": A rate equal to the sum of (a) Weighted Average Pass-Through Rate, (b) any portion of the Trustee Fee (calculated as a percentage of the outstanding principal amount of the Offered Certificates) then accrued and outstanding and (c) the Premium Amount (calculated as a percentage of the outstanding principal amount of the Class A Certificates) then accrued and outstanding.

                  "Termination Notice": As defined in Section 9.03 hereof.

                  "Three-Month Rolling Average 60+ Day Delinquency Rate": With respect to a Payment Date and each Loan Group, the fraction, expressed as a percentage (A) the numerator of which is the sum of the following three percentages for each of the past three Remittance Periods (x) the aggregate principal amount of 60+ Day Delinquent Loans in such Loan Group as of the last day of the related Remittance Period divided by (y) the aggregate outstanding Group Loan Balance of such Loan Group as of the last day of the related Remittance Period for each of the past three Remittance Periods and (B) the denominator of which is 3.

                  "3/27 Loans": Home Equity Loans which bear interest for the first three years following origination at a fixed rate, and at an adjustable rate thereafter.

                  "Total Loan Balance": As of any Payment Date, the aggregate outstanding Loan Balance of the Home Equity Loans in Loan Group I and Loan Group II as of the last day of the related Remittance Period.

                  "Trust": ContiMortgage Home Equity Loan Trust 1998-3, the trust created under this Agreement.

                  "Trust Estate": As defined in the conveyance clause under this Agreement.

                  "Trustee": Manufacturers and Traders Trust Company, a New York banking corporation, the Corporate Trust Department of which is located on the date of execution of this Agreement at One M&T Plaza, Buffalo, New York 14203, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

                  "Trustee Fee": The fee payable monthly on each Payment Date in an amount equal to one-twelfth of the sum of (i) 0.0010% multiplied by the then-outstanding Aggregate Certificate Principal Balance and (ii) $5500.

                  "2/28 Loans": Home Equity Loans which bear interest for the first two years following origination at a fixed rate, and at an adjustable rate thereafter.

                  "Underwriters": Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., ContiFinancial Services Corporation, Credit Suisse First Boston Corporation, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce Fenner & Smith, Incorporated, and NationsBanc Montgomery Securities LLC.

                  "Unpaid Class B Realized Loss Amount": With respect to any Payment Date and each Loan Group, the excess of (x) the aggregate cumulative amount of Class B Applied Realized Loss Amounts with respect to the Class B Certificates related to such Loan Group for all prior Payment Dates over (y) the aggregate, cumulative amount of Class B Realized Loss Amortization Amounts with respect to the Class B Certificates related to such Loan Group for all prior Payment Dates.

                  "Voluntary Payoff": A Prepayment which satisfies the related
Note in full, and did not result from a liquidation of the related Home Equity Loan, or its repurchase from the Trust.

         Section 1.02 Use of Words and Phrases.

                  "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

         Section 1.03 Captions; Table of Contents.

                  The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.04 Opinions.

                  Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                               END OF ARTICLE I

                                  ARTICLE II

                  ESTABLISHMENT AND ORGANIZATION OF THE TRUST

         Section 2.01  Establishment of the Trust.

                  The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "ContiMortgage Home Equity Loan Trust 1998-3."

         Section 2.02  Office.

                  The office of the Trust shall be in care of the Trustee, addressed to One M&T Plaza, Buffalo, New York 14203, Attention Corporate Trust Administration, or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Certificate Insurer and the Servicer.

         Section 2.03  Purposes and Powers.

                  The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect any of the REMIC I's, REMIC II's or REMIC III's status as a REMIC.

         Section 2.04  Appointment of the Trustee; Declaration of Trust.

                  The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

         Section 2.05  Expenses of the Trust.

                  The expenses of the Trust, including (i) the fees of the Trustee (including any portion of the Trustee Fee not paid pursuant to Section 7.03(b) hereof), (ii) any reasonable expenses of the Trustee, and (iii) any other expenses of the Trust that have been reviewed by ContiMortgage, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement, shall be paid directly by ContiMortgage. ContiMortgage shall pay directly the reasonable fees and expenses of counsel to the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by ContiMortgage on the Startup Day.

         Section 2.06  Ownership of the Trust.

                  On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

         Section 2.07  Situs of the Trust.

                  It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created and administered in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trustee only in the State of New York and payments from the Trustee will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

         Section 2.08  Miscellaneous REMIC Provisions.

                  (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Home Equity Loans, the Accounts, any REO Property, and any proceeds of the foregoing. The REMIC I Regular Interests (as defined below) shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

                  (b) REMIC I will be evidenced by (x) the Class IA, Class IB, Class IC, Class ID, and Class IE Certificates (the "REMIC I Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the REMIC I and (y) the Class R-I Certificates, which are hereby designated as the single "residual interest" in the REMIC I (the REMIC I Regular Interests, together with the Class R-I Certificates, the "REMIC I Certificates"). The REMIC I Regular Interests shall be recorded on the records of the REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

                  The Class IA Certificates shall have an initial principal balance equal to the initial principal balance of the Class A-8 Certificates (that is, $80,000,000). The Class IB Certificates shall have an initial principal balance equal to the excess of the Original Group I Loan Balance over the initial principal balance of the Class IA Certificate (that is, $720,000,000). The Class IC Certificates shall have an initial principal balance equal to the Original Group IIa Loan Balance (that is, $325,000,000). The Class ID Certificates shall have an initial principal balance equal to the sum of the initial principal balances of the Class A-16 and A-17 Certificates (that is,

$91,602,000). The Class IE Certificates shall have an initial principal balance equal to the excess of the Original Group IIb Loan Balance over the initial principal balance of the Class ID Certificate (that is, $883,398,000).

                  On each Payment Date, principal collections on the Group I Home Equity Loans shall be allocated as follows: an amount equal to the principal payable on the Class A-8 Certificates shall be payable on the Class IA Certificates and the remaining principal collections shall be payable to the Class IB Certificates. On each Payment Date, to the extent that any of the Aggregate Group Extra Principal Distribution Amount is paid to the Class A-8 Certificates pursuant to Section 7.03(d)(i), an amount of interest otherwise payable on the Class IB Certificates shall instead be paid as principal on the Class IA Certificates (and will be accrued and added to principal on the Class IB Certificates). Realized Losses on the Group I Home Equity Loans shall be allocated as follows: an amount equal to the Realized Losses allocable to the Class A-8 Certificates shall be allocable to the Class IA Certificates and the remaining Realized Losses shall be allocable to the Class IB Certificates.

                  On each Payment Date, all principal collections and Realized Losses on the Group IIa Home Equity Loans shall be allocated to the Class IC Certificates.

                  On each Payment Date, principal collections on the Group IIb Home Equity Loans shall be allocated as follows: an amount equal to the principal payable on the Class A-16 and Class A-17 Certificates shall be payable on the Class ID Certificates and the remaining principal collections shall be payable to the Class IE Certificates. On each Payment Date, to the extent that any of the Aggregate Group Extra Principal Distribution Amount is paid to the Class A-16 and Class A-17 Certificates pursuant to Section 7.03(d)(i), an amount of interest otherwise payable on the Class IE Certificates shall instead be paid as principal on the Class ID Certificates (and will be accrued and added to principal on the Class IE Certificates). Realized Losses on the Group IIb Home Equity Loans shall be allocated as follows: an amount equal to the Realized Losses allocable to the Class A-16 and Class A-17 Certificates shall be allocable to the Class ID Certificates and the remaining Realized Losses shall be allocable to the Class IE Certificates.

                  The Class IA and Class IB Certificates shall each have Pass-Through Rates equal to the weighted average Coupon Rate of the Group I Home Equity Loans net of the sum of the Servicing Fee for Loan Group I, and the Trustee Fee for Loan Group I and the Premium Amount for Loan Group I (the sum expressed as a per annum rate on the Group Loan Balance for Loan Group I). The Class IC shall have a Pass-Through Rate equal to the weighted average Coupon Rate of the Group IIa Home Equity Loans net of the sum of the Servicing Fee for Loan Group IIa, and the Trustee Fee for Loan Group IIa and the Premium Amount for Loan Group IIa (the sum expressed as a per annum rate on the Group Loan Balance for Loan Group IIa). The Class ID and Class IE Certificates shall each have Pass-Through Rates equal to the weighted average Coupon Rate of the Group IIb Home Equity Loans net of the sum of the Servicing Fee for Loan Group IIb and the Trustee Fee, Auction Agent's Fee, Broker Dealer Fee and the Premium Amount for Loan Group IIb (the sum expressed as a per annum rate on the Group Loan Balance for Loan Group IIb). The Class R-I Certificates shall have no principal balance and no Pass-Through Rate and shall be entitled to only those distributable assets, if any, remaining in the REMIC I on each Payment Date after all amounts required to be distributed to the Class IA,

Class IB, Class IC, Class ID and Class IE Certificates and applicable Trust expenses have been paid. It is expected that there shall not be any distributions on the Class R-I Certificates.

                  (c) REMIC II will be evidenced by (x) the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-N-IO, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-P-IO, Class II-B-II, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates (the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the REMIC II and (y) the Class R-II Certificates, which are hereby designated as the single "residual interest" in the REMIC II (the REMIC II Regular Interests, together with the Class R-II Certificates, the "REMIC II Certificates"). The REMIC II Regular Interests shall be recorded on the records of the REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

                  Any Aggregate Group Extra Principal Distribution Amount will not be paid as interest to the REMIC II Regular Interests, but instead to the extent available, a portion of the interest payable with respect to the Class II-M-4 Certificates which equals 1% of the Aggregate Extra Group Principal Distribution Amount (and, to the extent 1% of the Aggregate Extra Group Principal Distribution Amount exceeds the interest payable on the Class II-M-4 Certificates, a pro rata portion of the interest payable on the Class II-M-1, Class II-M-2 and Class II-M-3 Certificates equal to such excess) will be payable as a reduction of the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, and Class II-B-II Certificates in the same manner in which the Aggregate Extra Group Principal Distribution Amount is allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, and Class B-II Certificates, respectively (and will be accrued and added to principal on the Class II-M-1, Class II-M-2 and Class II-M-3 Certificates in the same proportion as interest payable on such Certificates is used to reduce principal on other Certificates as just described).

                  Principal payments on the Home Equity Loans shall be allocated 99% to the Class II-M-1, Class II-M-2, Class II-M-3, and Class II-M-4 Certificates, and 1% to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, and Class II-B-II Certificates until paid in full. The aggregate amount of principal allocated to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, and Class II-B-II Certificates shall be apportioned among such Classes in the same manner in which principal on the Home Equity Loans is payable with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class

A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, and Class B-II Certificates, respectively. The aggregate amount of principal allocated to the Class II-M-1, Class II-M-2, Class II-M-3, and Class II-M-4 Certificates shall be allocated and apportioned among such Classes first, to the Class II-M-1, Class II-M-2, and Class II-M-3 Certificates the least amount of principal necessary which when applied to such Classes can be applied so that the ratio of the principal balance of the Class II-M-1 Certificates to the principal balance of the Class II-M-2 Certificates and to the principal balance of the Class II-M-3 Certificates equals the ratio of the Group I Loan Balance to the Group II-A Loan Balance and to the Group II-B Loan Balance (the "Balance Ratio") and second, to the Class II-M-4 Certificates.

                  Notwithstanding the above, principal payments on the Home Equity Loans that are attributable to the Aggregate Overcollateralization Release Amount shall be allocated to the Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates (allocated first to the Class II-M-4 Certificates until such certificates are paid in full, and second to the Class II-M-1, Class II-M-2, and Class II-M-3 Certificates and apportioned among the Class II-M-1, Class II-M-2, and Class II-M-3 Certificates in such a manner that the Balance Ratio is maintained until paid in full).

                  Realized Losses shall be applied such that after all distributions have been made on such Payment Date the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, and Class II-B-II Certificates are each 1% of the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, and Class B-II Certificates, respectively, and the aggregate principal balance of the Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates is equal to the Total Loan Balances of the Home Equity Loans less an amount equal to the sum of the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-B-I, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, and Class II-B-II Certificates and is allocated and apportioned first, to the Class II-M-1, Class II-M-2, Class II-M-3 Certificates the least amount of Realized Losses necessary which when applied to such Classes can be applied in such a manner that the Balance Ratio is maintained, and second, to the Class II-M-4 Certificates.

                  The REMIC II Certificates will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

      REMIC II        Initial      Pass-      Allocation      Allocation
    Certificates      Balance     Through        of               of
------------------- ------------    Rate      Principal        Interest
                                  --------  --------------  --------------
      II-A-1         $800,000       (1)          (7)             (8)

      REMIC II        Initial      Pass-      Allocation      Allocation
    Certificates      Balance     Through        of               of
------------------- ------------    Rate      Principal        Interest
                                  --------  --------------  --------------
      II-A-2         $1,540,000     (1)          (7)             (8)
      II-A-3         $1,880,000     (1)          (7)             (8)
      II-A-4           $640,000     (1)          (7)             (8)
      II-A-5           $830,000     (1)          (7)             (8)
      II-A-6           $560,000     (1)          (7)             (8)
      II-A-7           $650,000     (1)          (7)             (8)
      II-A-8           $800,000     (1)          (7)             (8)
     II-A-N-IO       (notional)     (2)       (notional)         (9)
      II-B-I           $300,000     (1)          (7)             (8)
      II-A-9         $2,317,250     (1)          (7)             (8)
     II-A-10           $780,000     (1)          (7)             (8)
     II-A-11           $750,000     (1)          (7)             (8)
     II-A-12         $1,300,000     (1)          (7)             (8)
     II-A-13         $1,920,000     (1)          (7)             (8)
     II-A-14           $420,000     (1)          (7)             (8)
     II-A-15           $700,000     (1)          (7)             (8)
     II-A-16           $250,000     (1)          (7)             (8)
     II-A-17           $666,020     (1)          (7)             (8)
     II-A-18         $1,242,000     (1)          (7)             (8)
     II-A-19           $779,460     (1)          (7)             (8)
     II-A-20         $1,264,270     (1)          (7)             (8)
     II-P-IO         (notional)     (3)       (notional)        (10)
     II-B-II           $611,000     (1)          (7)             (8)
     II-M-1          $8,000,000     (4)          (7)             (8)
     II-M-2          $3,250,000     (5)          (7)             (8)
     II-M-3          $9,750,000     (6)          (7)             (8)
     II-M-4      $2,058,000,000     (1)          (7)             (8)
      R-II              0          (11)         (11)            (11)
-----------------

(1) The Pass-Through Rate on these REMIC II Regular Interests shall at any time of determination equal the weighted average of the Class IB Pass-Through Rate, the Class IC Pass-Through Rate, the Class IE Pass-Through Rate, the excess of the Class IA Pass-Through Rate over
         (a) 6.5% for the first 30 Payment Dates and (b) 0.0% thereafter, and the excess of the Class ID Pass-Through Rate over (a) 6.5% for the first 30 Payment Dates and (b) 0.0% thereafter.

(2) Interest on the Class II-N-IO will equal 6.5% per annum on the principal balance of the Class IA Certificate for the first 30 Payment Dates and 0.0% thereafter.

(3) Interest on the Class II-P-IO will equal 6.5% per annum on the principal balance of the Class ID Certificate for the first 30 Payment Dates and 0.0% thereafter.

(4) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Class IB Pass-Through Rate and the excess of the Class IA Pass-Through Rate over (a) 6.5% for the first 30 Payment Dates and (b) 0.0% thereafter.

(5) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the Pass-Through Rate on the Class IC Certificate.

(6) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Class IE Pass-Through Rate and the excess of the Class ID Pass-Through Rate over (a) 6.5% for the first 30 Payment Dates and (b) 0.0% thereafter.

(7) Principal will be allocated to and apportioned among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, and Class B-II Certificates in the same proportion as principal from the Home Equity Loans is payable with respect to such Certificates, except that a portion of such principal in an amount equal to the Overcollateralization Stepdown Amount shall first be allocated as a payment of interest to the Class C Certificates, and all principal will be allocated as a payment of interest to the Class C Certificates after the principal balances of the Class A and Class B Certificates have been reduced to zero.

(8) Except as provided in the next sentence, interest will be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, and Class B-II Certificates in the same proportion as interest is payable on such Certificates.

         Any interest with respect to each REMIC II Certificate in excess of the product of (i) 100 times the weighted average coupon of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-N-IO, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-P-IO, Class II-B-II, Class II-M-1, Class II-M-2, Class II-M-3, and Class II-M-4 Certificates, where each of such Classes, other than the Class II-M-1, Class II-M-2, Class II-M-3, and Class II-M-4 Certificates, is first subject to a cap and floor equal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-I, Class N-IO, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class P-IO and Class B-II Pass-Through Rate, respectively, and the Class II-M-1, Class II-M-2, Class II-M-3, and Class II-M-4 Certificates are each subject to a cap equal to 0%, and
         (ii) the principal balance of each such REMIC II Certificate, shall not be allocated to the Class A and Class B Certificates but will be allocated to the Class C Certificates. However, the Class C Certificates shall be subordinated to the extent provided in Section 7.03.

(9)      to Class N-IO

(10)     to Class P-IO

(11) On each Distribution Date, available funds, if any, remaining in the REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-II Certificate. It is expected that there shall not be any distributions on the Class R-II Certificates.

                  (d) The Class A, Class B and Class C Certificates are hereby designated as "regular interests" with respect to the REMIC III (the "REMIC III Regular Interests") and the Class R Certificate is hereby designated as the single "residual interest" with respect to the REMIC III. On each Payment Date, available funds, if any, remaining in the REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R Certificates.

                  (e) For federal income tax purposes, the "latest possible maturity date" for each of the REMIC I Regular Interests, REMIC II Regular

Interests and REMIC III Regular Interests (other than the Interest-Only Certificates) is hereby set to be the Payment Date of July 15, 2029, and for the Interest-Only Certificates is hereby set to be the Payment Date of March 15, 2001.

                  (f) The Final Scheduled Payment Date for each Class of Certificates is hereby set to be the Payment Date indicated below:

           Class                         Final Scheduled Payment Date
-------------------------------       ---------------------------------
Class A-1                                     September 15, 1999
Class A-2                                     March 15, 2019
Class A-3                                     February 15, 2024
Class A-4                                     May 15, 2025
Class A-5                                     November 15, 2026
Class A-6                                     September 15, 2027
Class A-7                                     October 15, 2029
Class A-8                                     October 15, 2029
Class A-9                                     September 15, 2028
Class A-10                                    May 15, 2016
Class A-11                                    September 15, 1999
Class A-12                                    May 15, 2013
Class A-12 Internal                           May 15, 2013
Class A-13                                    May 15, 2013
Class A-13 Internal                           May 15, 2013
Class A-14                                    May 15, 2013
Class A-14 Internal                           May 15, 2013
Class A-15                                    May 15, 2013
Class A-15 Internal                           May 15, 2013
Class A-16                                    June 15, 2013
Class A-16 Internal                           June 15, 2013
Class A-17                                    October 15, 2029
Class A-18                                    October 15, 2029
Class A-19                                    September 15, 2003
Class A-20                                    September 15, 2008
Class N-IO                                    March 15, 2001
Class P-IO                                    March 15, 2001
Class B-I                                     October 15, 2029
Class B-II                                    October 15, 2029

                  (g) The Startup Day is hereby designated for each of REMIC I, REMIC II and REMIC III as the "startup day" within the meaning of Section 860G(a)(9) of the Code.

                  (h) The Trustee shall provide to the Internal Revenue Service and to the persons described in Section 860E(e)(3) and (6) of the Code, the information described in Treasury regulations Section 1.860D-1(b)(5)(ii), or any successor regulation thereto, with respect to each of REMIC I, REMIC II and REMIC III. Such information will be provided in the manner described in Treasury regulations Section 1.860E-2(a)(5), or any successor regulation thereto.

                               END OF ARTICLE II

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                OF THE DEPOSITOR, THE SERVICER AND THE SELLERS;
                COVENANT OF SELLERS TO CONVEY HOME EQUITY LOANS

         Section 3.01  Representations and Warranties of the Depositor.

                  The Depositor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup
Day:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

                  (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

                  (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

                  (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is the Depositor aware of any pending insolvency.

                  (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (l) The Depositor is not transferring the Home Equity Loans to the Trustee with any intent to hinder, delay or defraud its creditors.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Home Equity Loans to the Trustee.

         Section 3.02      Representations and Warranties of the Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup
Day:

                  (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Servicer is designated as an approved seller-servicer by FannieMae for first and second mortgage loans and has combined equity and subordinated debt of at least $1,500,000, as determined in accordance with generally accepted accounting principles.

                  (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

                  (c) This Agreement and the Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Servicer is a party.

                  (e) No litigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which the Servicer is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and the other Operative Documents to which the Servicer is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Document or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer, in light of the circumstances under which they were made, not misleading.

                  (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

                  (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative

Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (j) The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business and in conformity with relevant FannieMae guidelines.

                  (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

                  Upon discovery by any of either Seller, the Servicer, any Sub-Servicer, any Owner, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section 8.20 hereof; provided, however, that if any party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

         Section 3.03      Representations and Warranties of the Sellers.

                  (1) ContiMortgage hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup
Day:

                  (a) ContiMortgage is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary. ContiMortgage has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement by ContiMortgage and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of ContiMortgage and will not violate ContiMortgage's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which ContiMortgage is a party or by which ContiMortgage is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over ContiMortgage or any of its properties.

                  (c) This Agreement and the other Operative Documents to which ContiMortgage is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of ContiMortgage, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) ContiMortgage is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of ContiMortgage or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiMortgage is a party.

                  (e) No litigation is pending with respect to which ContiMortgage has received service of process or, to the best of ContiMortgage's knowledge, threatened against ContiMortgage which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of ContiMortgage or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiMortgage is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by ContiMortgage contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe ContiMortgage or matters or activities for which ContiMortgage is responsible in accordance with the Operative Documents or which are attributable to ContiMortgage therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to ContiMortgage required to be stated therein or necessary to make the statements contained therein with respect to ContiMortgage, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to ContiMortgage that materially adversely affects or in the future may (so far as ContiMortgage can now reasonably foresee) materially adversely affect ContiMortgage or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

                  (h) Upon the receipt of each Home Equity Loan (including the related Note) and other items of the Trust Estate delivered by ContiMortgage to the Depositor and by the Depositor to the Trustee under this Agreement, the Trust will have good title to such Home Equity Loan (including the related
Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in
Section 3.04 (b) (ix) (other than liens which will be simultaneously released).

                  (i) Neither ContiMortgage nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

                  (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which ContiMortgage makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by ContiMortgage of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of ContiMortgage and the performance by ContiMortgage of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (k) The origination practices used by ContiMortgage with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage lending business.

                  (l) The transactions contemplated by this Agreement are in the ordinary course of business of ContiMortgage.

                  (m) ContiMortgage is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is ContiMortgage aware of any pending insolvency.

                  (n) The transfer, assignment and conveyance of the Notes and the Mortgages by ContiMortgage hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (o) ContiMortgage is not transferring the Home Equity Loans to the Depositor with any intent to hinder, delay or defraud its creditors.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.03(1) shall survive delivery of the respective Home Equity Loans to the Trustee.

                  Upon discovery by any of the Servicer, any Sub-Servicer, either Seller, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. ContiMortgage hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, ContiMortgage may (or may cause an affiliate of ContiMortgage to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) if such monthly Remittance Date is within two years following the Startup Day substitute in lieu of any Home Equity Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan (a "Substitution Amount") to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to
Section 3.03, 3.04 or 3.06 shall be made unless ContiMortgage obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC therein or otherwise subject the Trust or any REMIC therein to tax and would not jeopardize the status of any REMIC therein as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

                  (2) ContiWest hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup
Day:

                  (a) ContiWest is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary. ContiWest has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

                  (b) The execution and delivery of this Agreement by ContiWest and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of ContiWest and will not violate ContiWest's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which ContiWest is a party or by which ContiWest is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over ContiWest or any of its properties.

                  (c) Agreement and the other Operative Documents to which ContiWest is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of ContiWest, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) ContiWest is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of ContiWest or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiWest is a party.

                  (e) No litigation is pending with respect to which ContiWest has received service of process or, to the best of ContiWest's knowledge, threatened against ContiWest which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of ContiWest or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiWest is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by ContiWest contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) The statements contained in the Registration Statement which describe ContiWest or matters or activities for which ContiWest is responsible in accordance with the Operative Documents or which are attributable to ContiWest therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to ContiWest required to be stated therein or necessary to make the statements contained therein with respect to ContiWest, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to ContiWest that materially adversely affects or in the future may (so far as ContiWest can now reasonably foresee) materially adversely affect ContiWest or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

                  (h) Upon the receipt of each Home Equity Loan (including the related Note) and other items of the Trust Estate delivered by ContiWest to the Depositor and by the Depositor to the Trustee under this Agreement, the Trust will have good title to such Home Equity Loan (including the related
Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in
Section 3.04 (b) (ix) (other than liens which will be simultaneously released).

                  (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which ContiWest makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by ContiWest of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of ContiWest and the performance by ContiWest of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (j) The transactions contemplated by this Agreement are in the ordinary course of business of ContiWest.

                  (k) ContiWest is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is ContiWest aware of any pending insolvency.

                  (l) The transfer, assignment and conveyance of the Notes and the Mortgages by ContiWest hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (m) ContiWest is not transferring the Home Equity Loans to the Depositor with any intent to hinder, delay or defraud its creditors.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.03(2) shall survive delivery of the respective Home Equity Loans to the Trustee.

                  Upon discovery by any of the Servicer, any Sub-Servicer, either Seller, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. ContiWest hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, ContiWest may (or may cause an affiliate of ContiWest to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) if such monthly Remittance Date is within two years of the startup day substitute in lieu of any Home Equity Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan (a "Substitution Amount") to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or 3.06 shall be made unless ContiWest obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC therein or otherwise subject the Trust or any REMIC therein to tax and would not jeopardize the status of any REMIC therein as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

         Section 3.04 Covenants of the Sellers to Take Certain Actions with Respect to the Home Equity Loans In Certain Situations.

                  (a) Upon the discovery by either Seller, the Servicer, any Sub-Servicer, the Certificate Insurer or the Trustee (i) that any of the statements set forth in subsection (b) below were untrue as of the Startup Day with the result that the interests of the Owners or the Certificate Insurer are materially and adversely affected or (ii) that statements set forth in Clauses (ix), (x), (xiii), (xxxvi), (xl), or (xli) of subsection (b) below were untrue in any material respect as of the Startup Day, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of such Seller's discovery, its receipt of notice of breach from any one of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or of the Certificate Insurer, such Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or subject to the last two sentences of Section 3.03 it shall on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time (i) if such Monthly Remittance Date is within two years of the Startup Day substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by such Seller a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Other than as specified in
Section 6.12 hereof, it is understood and agreed that the obligation of a Seller so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied shall constitute the sole remedy under this Agreement respecting a discovery of any such statement which is untrue in any material respect in this Section 3.04 available to the Owners, the Certificate Insurer and the Trustee, the Certificate Insurer.

                  (b) Unless otherwise specified, the information set out below specifies as of the Startup Day:

                  (i) The information with respect to each Home Equity Loan and the aggregate Loan Balance of all Home Equity Loans set forth in the related Schedule of Home Equity Loans is true and correct as of the Cut-Off Date;

                  (ii) All the original or certified documentation set forth in Section 3.05 (including all material documents related thereto) with respect to each Home Equity Loan has been or will be delivered to the Trustee on the Startup Day or as otherwise provided in Section 3.05;

                  (iii) Each Home Equity Loan being transferred to the Trust is a Qualified Mortgage;

                  (iv) Each Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums and townhouses, manufactured housing or small multifamily or mixed-use property but shall not include co-operatives or mobile homes; provided, however, that not more than 0.02%, 0.15% and 0.08% of the aggregate Loan Balance of the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb, respectively, are secured by condominiums with more than four stories and no more than 0.97%, 1.63% and 0.69% of the Loan Balance of the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb, respectively, are secured by condominiums of less than four stories;

                  (v) No Home Equity Loan in Loan Group I has a Loan-to-Value Ratio in excess of 85%, except 22.29% of such Home Equity Loans which have a Loan-to-Value Ratio not greater than 100%; no Home Equity Loan in Loan Group IIa has a Loan-to-Value Ratio in excess of 85%, except 26.01% of such Home Equity Loans which have a Loan-to-Value Ratio not greater than 100%; and no Home Equity Loan in Loan Group IIb has a Loan-to-Value Ratio in excess of 85% except 19.42% of such Home Equity Loans which have a Loan-to-Value Ratio of not greater than 100%;

                  (vi) Each Home Equity Loan is being serviced by the Servicer;

                  (vii) The Note related to each Home Equity Loan in the Loan Group I bears a fixed Coupon Rate of at least 6.99% per annum; the Note related to each Home Equity Loan in Loan Group IIa bears a current Coupon Rate of at least 7.25% per annum; and the Note related to each Home Equity Loan in Loan Group IIb bears a current Coupon Rate of at least 7.10% per annum. The weighted average Coupon Rate of the Home Equity Loans in the Loan Group I is at least 10.07%; the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIa is at least 10.06%; and the weighted average Coupon Rate of the Home Equity Loans in Loan Group IIb is at least 10.57%;

                  (viii) Each Note with respect to the Home Equity Loans will provide for a schedule of substantially level and equal monthly Scheduled Payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date (other than Notes representing not more than 29.58% of the aggregate Loan Balance of the fixed rate Home Equity Loans or 0.01% of the adjustable rate Home Equity Loans, which may provide for a "balloon" payment due at the end of the 15th year, which maturity date is not more than 15 years from the date of origination);

                  (ix) As of the Startup Day, each Mortgage is a valid and subsisting first or second lien of record on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (x) Immediately prior to the transfer and assignment of the Home Equity Loans by the related Seller to the Depositor and by the Depositor to the Trust herein contemplated, such Seller and the Depositor, as the case may be, held good and indefeasible title to, and was the sole owner of, each Home Equity Loan (including the related Note) conveyed by such Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;

                  (xi) As of the Startup Day, (a) no more than 1.74%, 2.97% and 2.35% of the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb, respectively, as a percentage of the outstanding aggregate Loan Balance of such Home Equity Loans are 30-59 days Delinquent, (b) no more than 0.00%, 0.06% and 0.01% of the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb, respectively, as a percentage of the outstanding aggregate Loan Balance of such Home Equity Loans, are 60-89 days Delinquent, (c) none of the Home Equity Loans, is 90 or more days Delinquent, (d) no Mortgagor of any Home Equity Loan has been 30 days or more Delinquent more than once during the 12 months immediately preceding the Startup Day except as indicated on Schedule III attached hereto and (e) no Mortgagor of any Home Equity Loan has been 90 or more days Delinquent during the 12 months immediately preceding the Startup Day except as indicated on Schedule III attached hereto;

                  (xii) There is no delinquent tax or assessment lien on any Property, and each Property is free of substantial damage and is in good repair;

                  (xiii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

                  (xiv) There is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

                  (xv) Each Home Equity Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal
         Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

                  (xvi) With respect to each Home Equity Loan either (a) an attorney's opinion of title has been obtained but no title policy has been obtained (provided that no title policy has been obtained with respect to not more than 1.0% of the Original Aggregate Loan Balance of the Home Equity Loans), or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Home Equity Loan together, in the case of a Second Mortgage Loan, with the then-current principal balance of the mortgage note relating to the Senior Lien, insuring the mortgagee's interest under the related Home Equity Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph
         (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Startup Day, such policy is valid and thereafter such policy shall continue in full force and effect;

                  (xvii) Each Sub-Servicer, if any, is a qualified servicer as defined in Section 8.03 with respect to the Home Equity Loans serviced by it;

                  (xviii) The improvements upon each Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

                  (xix) If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xx) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

                  (xxi) Each Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by such Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (xxii) As of the Startup Day, no more than 0.16% of the aggregate Loan Balance of the Home Equity Loans Loan Group I, 0.47% in Loan Group IIa and 0.30% in Loan Group IIb, respectively, will be secured by Properties located within any single zip code area;

                  (xxiii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller delivering the related Home Equity Loan (or, subject to Section 3.05 hereof, are in the process of being recorded);

                  (xxiv) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Home Equity Loans;

                  (xxv) The proceeds of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid;

                  (xxvi) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxvii) No Home Equity Loan was originated under a buydown plan;

                  (xxviii) No Home Equity Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxix) Each Property is located in the state identified in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                  (xxx) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

                  (xxxi) Any advances made after the date of origination of a Home Equity Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the related Home Equity Loan. No Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

                  (xxxii) There is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake or earth movement;

                  (xxxiii) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

                  (xxxiv) No improvement located on or being part of any Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

                  (xxxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (xxxvi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

                  (xxxvii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the related Seller has waived any default, breach, violation or event of acceleration;

                  (xxxviii) No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                  (xxxix) The maturity date of each Home Equity Loan is at least twelve months prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

                  (xl) Each Home Equity Loan conforms, and all such Home Equity Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

                  (xli) The credit underwriting guidelines applicable to each Home Equity Loan conform in all material respects to the description thereof set forth in the Prospectus Supplement;

                  (xlii) Each Home Equity Loan was originated based upon a full appraisal, which included an interior inspection of the subject property;

                  (xliii) The Home Equity Loans were not selected for inclusion in the Trust by the Sellers on any basis intended to adversely affect the Trust;

                  (xliv) No more than 4.59%, 3.94% and 4.33% of the aggregate Loan Balance of the Home Equity Loans in the Loan Group I, Loan Group IIa and Loan Group IIb, respectively, are secured by Properties that are non-owner occupied Properties (i.e., investor-owned and vacation);

                  (xlv) No more than 4.43%, 7.81% and 3.89% of the aggregate Loan Balance of the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb, respectively, are secured by Home Equity Loans which were originated under ContiMortgage's non-income verification program;

                  (xlvi) Neither Seller has any actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any Property;

                  (xlvii) Both Sellers were properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Home Equity Loans by the Trustee as trustee of the Trust will not involve the violation of such laws;

                  (xlviii) With respect to each Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item; (vi) the Trust has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the Loan Balance of the Home Equity Loans with related Properties subject to ground leases does not exceed 1% of the Original Aggregate Loan Balance;

                  (xlix) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

                  (l) As of the Startup Day, neither Seller has received a notice of default of any first mortgage loan secured by any Property which has not been cured by a party other than such Seller;

                  (li) All of the Adjustable Rate Home Equity Loans are in a first lien position;

                  (lii) As of the Cut-off Date, each Home Equity Loan has an outstanding balance of less than $464,000;

                  (liii) Each Home Equity Loan is secured by a mortgage on property which, at the time of origination of each Home Equity Loan, has an appraised value of not more than $875,000;

                  (liv) No more than 6.27% of the Fixed Rate Home Equity Loans and none of the Adjustable Rate Home Equity Loans are in a second priority position; and

                  (lv) The weighted average margin of the Home Equity Loans in Loan Group IIa is 6.28% and the weighted average margin of the Adjustable Rate Home Equity Loans in Loan Group IIb is 6.47%.

                  (c) In the event that any such repurchase results in a prohibited transaction tax, the Trustee shall immediately notify the related Seller in writing thereof and such Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage is delivered by either Seller to the Trust pursuant to Section 3.03,
Section 3.04 or Section 3.06 hereof, such Seller shall be obligated to take the actions described in Section 3.04(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the other Seller, the Servicer, any Sub-Servicer, the Certificate Insurer or the Trustee that the statements set forth in clause (ix), (x), (xiii), (xxxvi), (xl) or
(xli) of subsection (b) above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust or that any of the other statements set forth in subsection (b) above are untrue on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in subsection (b) above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust. Notwithstanding the fact that a representation contained in subsection (b) above may be limited to a Seller's knowledge, such limitation shall not relieve a Seller of its repurchase obligation under this Section and Section 3.05 hereof.

                  (d) It is understood and agreed that the covenants set forth in this Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Replacement Mortgages) to the Trustee.

                  (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.

         Section 3.05 Conveyance of the Home Equity Loans and Qualified Replacement Mortgages.

                  (a) On the Startup Day each Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys, without recourse, to the Trust all of their respective right, title and interest in and to the Trust Estate; provided, however, that each Seller reserves and retains all of its right, title and interest in and to principal (including Prepayments) collected and interest accrued on each Home Equity Loan on or prior to the Cut-Off Date. The transfer by the Depositor of the Home Equity Loans set forth on the Schedule of Home Equity Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

                  It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Home Equity Loans conveying good title thereto free and clear of any liens and encumbrances from each Seller to the Depositor and from the Depositor to the Trust and that the Home Equity Loans not be part of the Depositor's or either Seller's estate in the event of insolvency. In the event that such conveyance is deemed to be a loan, the parties intend that each Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

                  In connection with such sale, transfer, assignment, and conveyance from the Sellers to the Depositor, each Seller has filed, in the appropriate office or offices in the States of Delaware, Pennsylvania and Nevada, as the case may be, a UCC-1 financing statement executed by such Seller as debtor, naming the Depositor as secured party and listing the Home Equity Loans and the other property described above as collateral. The characterization of a Seller as debtor and the Depositor as secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of such Seller's entire right, title and interest in and to the Trust Estate. In connection with such filing, each Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Certificate Insurer's and the Owners' interest in the Trust Estate.

                  In connection with such sale, transfer, assignment, and conveyance from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of New York, Nevada and Delaware, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Home Equity Loans and the other property described above as collateral. The characterization of the Depositor as debtor and the

Trustee as secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in and to the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Certificate Insurer's and the Owners' interest in the Trust Estate.

                  (b) In connection with the transfer and assignment of the Home Equity Loans, the Depositor agrees to:

                  (i) deliver without recourse to the Trustee on the Startup Day with respect to each Home Equity Loan (A) the original Notes endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or a copy certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the related Seller from the applicable recording office or a certified copy thereof if such original Mortgage has not been returned to the related Seller from the applicable recording office), or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (ii) cause, within 60 days following the Startup Day or 15 days following the receipt from the relevant state authorities, assignments of the Mortgages to "Manufacturers and Traders Trust Company, as Trustee of ContiMortgage Home Equity Loan Trust 1998-3 under the Pooling and Servicing Agreement dated as of September 1, 1998" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to record an assignment of a Mortgage if the Depositor furnishes to the Trustee and the Certificate Insurer, on or before the Startup Day, at the Depositor's expense an opinion of counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee's interest in the related Home Equity Loans (in form and substance and from counsel satisfactory to the Rating Agencies and the Certificate Insurer); notwithstanding the furnishing of such opinion of counsel, however, the Certificate Insurer may, in its reasonable discretion after consultation with the Depositor prior to the date on which all assignments of Mortgages are required to be filed hereunder, require the filing of assignments of Mortgages in any state that is the subject of such opinions; and

                  (iii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day).

                  Notwithstanding the delivery of opinions specified in clause
(i) above the Trustee shall cause to be recorded each assignment of a Mortgage upon the earliest to occur of (a) the reasonable direction of the Certificate Insurer, (b) the removal of the Servicer pursuant to Section 8.20 hereof or
(c) notification to the Trustee of the occurrence of a bankruptcy or insolvency relating to the Mortgagor.

                  Notwithstanding anything to the contrary contained in this
Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

                  Not later than ten days following the end of the 60-day period referred in clause (ii) of the second preceding paragraph, each Seller shall deliver to the Trustee a list of all Mortgages with respect to Home Equity Loans delivered by such Seller for which no Mortgage assignment has yet been submitted for recording by such Seller, which list shall state the reason why such Seller has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Trustee shall make an immediate demand on such Seller to prepare such Mortgage assignments, and shall inform the Certificate Insurer of such Seller's failure to prepare such Mortgage assignments. Thereafter, the Trustee shall cooperate in executing any documents prepared by the Certificate Insurer and submitted to the Trustee in connection with this provision. Following the expiration of the 60-day period referred to in clause (ii) of the second preceding paragraph, each Seller shall promptly prepare a Mortgage assignment for any Mortgage with respect to Home Equity Loans delivered by such Seller for which original recording information is subsequently received by such Seller, and shall promptly deliver a copy of such Mortgage assignment to the Trustee. Each Seller agrees that it will follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete a Mortgage assignment with respect to Home Equity Loans delivered by such Seller. In the event that a Seller is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day and has not provided to the Trustee a Mortgage assignment with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Trustee shall notify such Seller of such Seller's obligation to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day with respect to the Home Equity Loans. A copy of such notice shall be sent by the Trustee to the Certificate Insurer. If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representation contained in clause (xxiii) of Section 3.04(b) hereof; provided, however, that if as of the end of such 20th calendar month either Seller then required to deliver such a completed assignment demonstrates to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment and, during each month thereafter until such completed assignment is delivered to the Trustee, such Seller continues to demonstrate to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment, the related Home Equity Loan will not be deemed to have breached such representation. The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

                  Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

                  All recording required pursuant to this Section 3.05 with respect to one or more Home Equity Loans shall be accomplished at the expense of the Seller delivering such Home Equity Loan.

                  (c) In the case of Home Equity Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

                  (d) Each Seller shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of such Seller in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by such Seller pursuant to Section 3.03,
3.04 or 3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Replacement Cut-Off Date; provided, however, that such Seller shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Replacement Cut-Off Date.

                  (e) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the order of the Seller delivering such Home Equity Loan, all of its right, title and interest in and to such released Home Equity Loan and all the Trust's right, title and interest to principal and interest due on such released Home Equity Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan on or prior to the applicable Replacement Cut-Off Date.

                  (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, each Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by such Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title in the same manner required in
Section 3.05(b)(i)(B).

                  (g) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Seller delivering such Qualified Replacement Mortgage
(i) the original Note relating thereto, endorsed without recourse or representation, to such Seller, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

                  (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller that delivered the corresponding Home Equity Loan shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         Section 3.06 Acceptance by Trustee; Certain Substitutions of Home Equity Loans; Certification by Trustee.

                  (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by each of the Sellers and the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definitions of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, each of the Sellers, the Certificate Insurer and the Servicer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

                  (b) If the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee shall promptly so notify the Depositor, each of the Sellers, the Certificate Insurer and the Owners. In performing any such review, the Trustee may conclusively rely as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by each of the Sellers pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans. Each Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File delivered by such Seller of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the related Seller has not remedied the defect and the defect materially and adversely affects the interest of the Owners or the Certificate Insurer in the related Home Equity Loan such Seller will (or will cause an affiliate of such Seller to) on the next succeeding Monthly Remittance Date
(i) if such Monthly Remittance Date is within two years following the Startup Day, substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. However, such substitution or purchase must occur within 90 days of the Trustee's notice of the defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage, and no substitution or purchase of a Home Equity Loan that is not in default or for which no default is imminent shall be made unless such Seller obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

                  (c) In addition to the foregoing, the Trustee also agrees to make a review during the 18th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall monitor and upon request from the Certificate Insurer provide no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

                              END OF ARTICLE III

                                  ARTICLE IV

                       ISSUANCE AND SALE OF CERTIFICATES

         Section 4.01      Issuance of Certificates.

                  On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust.

         Section 4.02      Sale of Certificates.

                  At 11:00 a.m. New York City time on the Startup Day (the "Closing"), at the offices of Dewey Ballantine LLP, 1301 Sixth Avenue, New York, New York (or at such other location acceptable to the Seller), the Sellers will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters the Class A Certificates and the Class B Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trust; (ii) to the Depositor, the Class C Certificates with an aggregate Percentage Interest in such Class equal to 100%, registered in the name of the ContiSecurities Holding Corporation or in such other name as the Depositor shall direct; and (iii) to the respective registered Owners thereof, a Class R-I, Class R-II and a Class R Certificate each with a Percentage Interest equal to 99.999%, registered in the name of ContiSecurities Holding Corporation and a Class R-I, Class R-II and a Class R Certificate each with a Percentage Interest equal to 0.001%, registered in the name of ContiFunding Corporation.

                  Upon the Trustee's receipt of the entire net proceeds of the sale of the Certificates, the Trustee shall remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.

                               END OF ARTICLE IV

                                   ARTICLE V

                    CERTIFICATES AND TRANSFER OF INTERESTS

         Section 5.01      Terms.

                  (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law) and except for the rights of the Trustee on behalf of the Owners of the Class A Certificates with respect to the Certificate Insurance Policies. The Certificates are payable solely from payments received on or with respect to the Home Equity Loans (other than the Servicing Fees), moneys in the Principal and Interest Account, earnings on moneys and the proceeds of property held as a part of the Trust Estate. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans, pro rata in accordance with such Owner's Percentage Interest.

                  (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

         Section 5.02      Forms.

                  The Class A-1, the Class A-2, the Class A-3, the Class A-4, the Class A-5, the Class A-6, the Class A-7, the Class A-8, the Class A-9, the Class A-10, Class A-11, Class A-12, Class A-12 Internal, Class A-13, Class A-13 Internal, Class A-14, Class A-14 Internal, Class A-15, Class A-15 Internal, Class A-16, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO, Class B-I, Class B-II Certificates, Class C and the Class R-I, Class R-II and Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-12-I, A-13, A-13-I, A-14, A-14-I, A-15,
A-15-I, A-16, A-16-I, A-17, A-18, A-19, A-20, N-IO, P-IO, B-I, B-II, C, R-I,
R-II and R-III hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Depositor executing such Certificates, as evidenced by his execution thereof.

         Section 5.03      Execution, Authentication and Delivery.

                  Each Certificate shall be executed and authenticated by the manual or facsimile signature of one of the Trustee's Authorized Officers. Upon proper authentication by the Trustee, the Certificates shall bind the Trust.

                  The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

                  No Certificate shall be valid until executed and authenticated as set forth above.

         Section 5.04      Registration and Transfer of Certificates.

                  (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners, the Certificate Insurer and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

                  If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Class A Certificates and the Class B Certificates then Outstanding with the consent of the Certificate Insurer, or if there are no longer any Class A Certificates or Class B Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R-I Certificates, the Trustee will give the Owners and the Certificate Insurer prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the annual fees of the bank then serving as Trustee and Registrar shall thenceforth be reduced by the amount to be agreed upon by the Trustee and the Depositor at such time and the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.05 hereof.

                  (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or percentage interest of the Certificate so surrendered.

                  (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

                  (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

                  (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

                  (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Certificate of such Class. Upon initial issuance, the ownership of each such Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

                  On the Startup Day, the Offered Certificates (other than Class A-18, Class N-IO and Class P-IO Certificates) shall be issued in denominations of no less than $1,000 and integral multiples thereof. On the Startup Day, the Class N-IO and Class P-IO Certificates shall be issued in denominations of no less than $1,000 (based on the Class N-IO and Class P-IO Notional Principal Amounts thereof) and integral multiples thereof; the Auction Rate Certificates shall be issued in denominations of $25,000 and in integral multiples thereof.

                  The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                  With respect to the Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Sellers, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Sellers, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered

Owner of an Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of a Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

                  Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                  (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring the Offered Certificates shall designate, in accordance with the provisions hereof.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any of the Offered Certificates is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

         Section 5.05      Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, and the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

                  Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

                  Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 5.06      Persons Deemed Owners.

                  The Trustee and the Certificate Insurer and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever and the Trustee and the Certificate Insurer or any agent of the Trustee shall not be affected by notice to the contrary.

         Section 5.07      Cancellation.

                  All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

         Section 5.08      Limitation on Transfer of Ownership Rights.

                  (a) No sale or other transfer of record or beneficial ownership of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Residual Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a). The Class R-I, Class R-II and Class R Certificates are not transferable except that the Owner of the Tax Matters Person Residual Interest in the REMIC I, REMIC II or REMIC III may assign its interest to another Person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.18 hereof.

                  (b) No other sale or other transfer of record or beneficial ownership of a Class C, a Class R-I, Class R-II or Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup day, (i) the Trustee or the Depositor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Depositor and the Certificate Insurer in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee, the Certificate Insurer or the Trust Estate, and
(ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to each of the Sellers certifying to the Trustee, the Certificate Insurer and each of the Sellers and the Certificate Insurer the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate, the Certificate Insurer or either of the Sellers. The Owner of a Class C, Class R-I, Class R-II or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Insurer and each of the Sellers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) The Internal Certificates, upon their registration or the name of the Swap Trust, are not thereafter transferable.

                  (d) [RESERVED].

                  (e) No transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Residual Certificate, acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer. By its acceptance or acquisition of a Class B or Class C Certificate, the transferee shall be deemed to have represented that it either
(i) is not a Plan and is not acquiring its interest in such Class B or Class C Certificates with assets of a Plan or (ii) is an insurance company acquiring its interest as permitted in accordance with Prohibited Transaction Exemption 95-60. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee a representation letter as described above shall be null and void and of no effect.

                  (f) No sale or other transfer of any Offered Certificate may be made to the Depositor, the Sellers or the Servicer. No sale or other transfer of any Offered Certificate may be made to an affiliate of either Seller unless the Trustee and the Certificate Insurer shall have been furnished with an opinion of counsel acceptable to the Trustee and the Certificate Insurer experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Home Equity Loans to the Trust as a sale. No sale or other transfer of the Residual Certificate issued to ContiFunding Corporation on the Startup Day may be transferred or sold to any Person, except to a person who accepts the appointment of Tax Matters Person pursuant to Section 11.18 hereof.

         Section 5.09      Assignment of Rights.

                  An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

                               END OF ARTICLE V

                                  ARTICLE VI

                                   COVENANTS

         Section 6.01      Distributions.

                  On each Payment Date, the Trustee will withdraw amounts from the related Account(s) and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or (ii) if requested by any Owner of (A) an Offered Certificate (other than the Class N-IO and Class P-IO Certificates) having an original principal balance of not less than $1,000,000, (B) a Class N-IO and Class P-IO Certificate having an original Notional Amount of not less than $1,000,000 or (C) Class R Certificate having a Percentage Interest of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

         Section 6.02      Money for Distributions to be Held in Trust;
Withholding.

                  (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account, shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account, for payments of Certificates except as provided in this Section.

                  (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

                  (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R-I Certificates; and the Owner of such Offered Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R-I Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R-I Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R-I Certificates. The Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

         Section 6.03      Protection of Trust Estate.

                  (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor or the Certificate Insurer, to:

                  (i) more effectively hold in trust all or any portion of the Trust Estate;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii) enforce any of the Home Equity Loans; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

                  The Trustee shall send copies of any request received from the Depositor or the Certificate Insurer to take any action pursuant to this
Section 6.03 to the other parties hereto.

                  (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement and the obligations of the Certificate Insurer under each Certificate Insurance Policy; in addition, the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity and shall also have the power to enjoin, by action or suit in equity, and acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer and/or the Owners as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and
(ii) when required by this Agreement, have been requested by the Certificate Insurer or Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Offered Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates; provided, further, however, that if there is a dispute with respect to payments under a Certificate Insurance Policy, the Trustee's sole responsibility is to the Owners.

                  (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

         Section 6.04      Performance of Obligations.

                  The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

                  The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

         Section 6.05      Negative Covenants.

                  The Trustee will not permit the Trust to:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                  (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

                  (iv) dissolve or liquidate in whole or in part, except pursuant to Article IX hereof; or

                  (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

         Section 6.06      No Other Powers.

                  The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by
Section 2.03 hereof.

         Section 6.07      Limitation of Suits.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, the Insurance Agreement, the Indemnification Agreement or the Certificate Insurance Policies or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

         (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

         (2) the Owners of not less than 25% of the Percentage Interests represented by the Class A Certificates and Class B Certificates then Outstanding or, if there are no Class A or Class B Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

         (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

         (5) as long as any Class A Certificates are Outstanding or any Reimbursement Amount remains unpaid, the Certificate Insurer consented in writing thereto (unless the Certificate Insurer is the party against whom the proceeding is directed); and

         (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A and Class B Certificates or, if there are no Class A or Class B Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

                  In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(5) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed).

         Section 6.08      Unconditional Rights of Owners to Receive
                           Distributions.

                  Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         Section 6.09      Rights and Remedies Cumulative.

                  Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10      Delay or Omission Not Waiver.

                  No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or the Owners, as the case may be.

         Section 6.11      Control by Owners.

                  The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A or Class B Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and Section 8.20 hereof, provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Agreement;

         (2) the Trustee shall have been provided with indemnity satisfactory to it; and

         (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that neither of the Sellers nor the Trustee, as the case may be, need take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

         Section 6.12      Indemnification.

                  The Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Owner if such a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, either of the Sellers, the Trustee, the Certificate Insurer and/or any Owner in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. In addition to the foregoing, ContiMortgage agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the breach by ContiMortgage of its representations and warranties set forth in Section 3.04(b)(xiii) or (xv) hereof with respect to a Home Equity Loan if such Home Equity Loan qualifies as a "high cost mortgage" pursuant to Section 226.32 of the Truth-in-Lending Act, as amended. The provisions of this Section 6.12 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 6.13      Access to Names and Addresses of Owners of
                           Certificates.

                  (a) If any Owner (for purposes of this Section 6.13, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

                  (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.

                               END OF ARTICLE VI

                                  ARTICLE VII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 7.01      Collection of Money.

                  Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policy, including all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

         Section 7.02      Establishment of Accounts.

                  The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office the Certificate Account, the Auction Remainder Account and the Swap Account, each of which is to be held by the Trustee on behalf of the Owners of the Certificates, the Certificate Insurer and the Trustee.

         Section 7.03      Flow of Funds.

                  (a) (i) The Trustee shall deposit to the Certificate Account, without duplication, upon receipt, any Insured Payments, the proceeds of any liquidation of the assets of the Trust, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) and the Monthly Remittance Amount remitted by the Servicer with respect to each Loan Group.

                           (ii)  For purposes of this Section 7.03:

                                (x)   all allocations referenced in this
                                      Section 7.03 with respect to the Class
                                      A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates shall be allocations made with respect to the Class A-12 Internal Certificate, the Class A-13 Internal Certificate, the Class A-14 Internal Certificate, the Class A-15 Internal Certificate and the Class A-16 Internal Certificate, respectively.

                                (y)   the Current Interest and Interest
                                      Carry-Forward Amounts allocated with
                                      respect to the Class A-12, Class A-13,
                                      Class A-14, Class A-15, and Class A-16
                                      Certificates pursuant to clause (b)(ii)
                                      hereof shall be calculated using the
                                      Class A-12 Internal Pass-Through Rate,
                                      the Class A-13 Internal Pass-Through
                                      Rate, the Class A-14 Internal
                                      Pass-Through Rate, the Class A-15
                                      Internal

                                      Pass-Through Rate and the Class A-16
                                      Internal Pass-Through Rate, respectively;
                                      and

                                (z) all allocations made with respect to the Internal Certificates shall be paid to the Swap Trust as the Owner of the Internal Certificates. The Trustee on behalf of the Swap Trust shall distribute such amounts, together with amounts received under the Swap Agreement and the Certificate Insurance Policy with respect to the Group II Class A Certificates pursuant to Section
                                      7.12 hereof.

                  (b) On each Payment Date, the Monthly Remittance Amount for a Loan Group which is then on deposit in the Certificate Account (such amount, the "Available Funds" with respect to a Loan Group) will be applied in the following order of priority:

                  (i) First, for the payment of certain fees, concurrently, to the Trustee, the Trustee Fee and to the Certificate Insurer, the Premium Amount, and in the case of Loan Group II, to the Auction Agent, the Auction Agent Fee, and to the Broker-Dealer, the Broker-Dealer Fee, in each case with respect to such Loan Group;

                  (ii) Second, for the payment of that Loan Group's Class A Certificate interest, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, plus the interest component of any related Insured Payment, (such amount, the "Interest Amount Available" for such Loan Group), to the Owners of the Class A Certificates related to such Loan Group, the related Current Interest plus the Interest Carry Forward Amount with respect to each such Class of related Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, then such amount will be distributed among the outstanding Classes of related Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and any shortfall will be carried forward with accrued interest;

                  (iii) Third, for the payment of that Loan Group's Class B Certificate interest, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Current Interest for such Class B Certificates related to such Loan Group;

                  (iv) Fourth, for the payment of that Loan Group's Reimbursement Amount, if any, then due to the Certificate Insurer, to the extent of the Available Funds then remaining in the Certificate Account the lesser of (x) the Reimbursement Amount related to such Loan Group then owed to the Certificate Insurer and (y) the Maximum Insurer Current Reimbursement Amount with respect to such Loan Group and Payment Date;

                  (v) Fifth, for the payment of that Loan Group's Class A Certificate principal, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class A Certificates with respect to such Loan Group, an amount necessary to reduce the Class A Certificate Principal Balance of such related Class A Certificates to the Class A Optimal Balance for such Payment Date;

                  (vi) Sixth, for the payment of that Loan Group's Class B Certificate principal, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group to the Owners of the Class B Certificates related to such Loan Group, an amount necessary to reduce the Class B Certificate Principal Balance of the related Class B Certificates to the Class B Optimal Balance for such Payment Date;

                  (vii) Seventh, to fund the Interest Carry Forward Amount, if any, with respect to that Loan Group's Class B Certificates, to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Interest Carry Forward Amount for such Class B Certificates;

                  (viii) Eighth, to fund the Class B Realized Loss Amortization Amount, if any, for that Loan Group's Class B Certificates for such Payment Date; to the extent of the Available Funds then remaining in the Certificate Account with respect to such Loan Group, to the Owners of the Class B Certificates relating to such Loan Group an amount equal to the Class B Realized Loss Amortization Amount for such Class B Certificates;

                  (ix) Ninth, the remaining amount, if any, on deposit in the Certificate Account with respect to both Loan Groups is the "Monthly Excess Cashflow Amount", which shall be applied in the following order of priority:

                           (a) to items "First" through "Eighth" above, in that
                  order, with respect to the other Loan Group;

                           (b) to the Servicer to the extent of any
                  unreimbursed Delinquency Advances or Servicing Advances and any other costs and expenses incurred by the Issuer, including amounts owed to the Auction Agent other than the Auction Agent Fee;

                           (c) to fund a distribution to Owners of the Class C
                  Certificates; and

                           (d) to fund a distribution to Owners of the Class R
                  Certificates.

                  (c) The Class A Principal Distribution Amount for Loan Group I shall be distributed on each Payment Date in the following order of priority:

                  (i) first, to the Class A-8 Certificates, in an amount equal to the lesser of (a) the Class A-8 Principal Distribution Amount for such Payment Date and (b) the Class A Principal Distribution Amount for Loan Group I on such Payment Date;

                  (ii) second, to the Class A-1 Certificates, 100% of the remaining Class A Principal Distribution Amount for Loan Group I, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Class A-2 Certificates through Class A-7 Certificates, sequentially in the order of their numerical Class designations (beginning with the Class A-2 Certificates) in an amount necessary to reduce the respective Certificate Principal Balances thereof to zero;

                  (iv) fourth, to the Class A-8 Certificates, without regard to the Class A-8 Principal Distribution Amount, any remaining amount of the Class A Principal Distribution Amount for Loan Group I on such Payment Date, until the Class A-8 Certificate Principal Balance has been reduced to zero.

                  (d) The Class A Principal Distribution Amount for Loan Group II shall be distributed on each Payment Date, pari passu, to (i) the Group IIa Class A Certificates, in an amount equal to the Group IIa Principal Distribution Amount and (ii) the Group IIb Class A Certificates, in an amount equal to the Loan Group IIb Principal Distribution Amount.

                  (e) The Group IIa Principal Distribution Amount shall be distributed on each Payment Date in the following order of priority:

                  (i) first, to the Class A-10 Certificates, in an amount equal to the lesser of (a) the Class A-10 Principal Distribution Amount for such Payment Date and (b) the Group IIa Principal Distribution Amount on such Payment Date;

                  (ii) second, to the Class A-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iii) third, to the Class A-10 Certificates, without regard to the Class A-10 Principal Distribution Amount, any remaining amount of the Group IIa Principal Distribution Amount for such Payment Date, until the Class A-10 Certificate Principal Balance has been reduced to zero.

                  (f) The Group IIb Principal Distribution Amount is required to be distributed on each Payment Date in the following order of priority:

                  (i) first, to the Class A-19 and the Class A-20
         Certificates, in that order, in the amounts necessary to reduce their respective Certificate Principal Balances to their Maximum Principal Balances for such Payment Date;

                  (ii) second, to the Class A-11 Certificates, 100% of the remaining Group IIb Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Class A-12 through the Class A-17 Certificates, sequentially, in the amounts necessary to reduce their respective Certificate Principal Balances to their Planned Principal Balances for such Payment Date;

                  (iv) fourth, to the Class A-18 Certificates, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Class A-12 through the Class A-17 Certificates, sequentially, and without regard to their Planned Principal Balances, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (vi) sixth, to the Class A-19 and the Class A-20 Certificates, in that order, any remaining amount of the Group IIb Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero.

                  (g) Notwithstanding the foregoing, on any Payment Date on which the Class B Certificate Principal Balance and the Overcollateralization Amount with respect to a Loan Group is zero and a Certificate Insurer Default has occurred and is continuing, any amounts of principal payable to the Owners of the Class A Certificates relating to such Loan Group on such Payment Date shall be distributed pro rata without regard to Planned Principal Balances, maximum maturity provisions, sequential pay provisions, any "set" designation or other order of priority.

                  (h)       [Reserved]

                  (i) On each Payment Date, if the Class B Certificate Principal Balance with respect to the Class B Certificates issued with respect to a Loan Group has not been reduced to zero, the Trustee shall allocate the excess of the Aggregate Group Certificate Principal Balance with respect to such Loan Group over the Group Loan Balance with respect to such Loan Group to reduce such Class B Certificate Principal Balance, but not below zero.

                  (j)      [Reserved];

                  (k) Notwithstanding anything above, the aggregate amounts distributed on all Payment Dates to the Owners of the Certificates on account of principal shall not exceed the original Certificate Principal Balance of the related Certificates.

                  (l) On any Payment Date during the continuance of any Certificate Insurer Default any amounts otherwise payable to the Certificate Insurer as Premium Amounts shall be retained in the Certificate Account.

                  (m) Upon receipt of Insured Payments from the Certificate Insurer on behalf of the Owners of the Class A Certificates, the Trustee shall deposit such Insured Payments in the Certificate Account and shall distribute such Insured Payments, or the proceeds thereof as provided in paragraph (b) above.

                  (n) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with monies received pursuant to the terms of the related Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust or the Swap Trust, as applicable and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 7.03. The Depositor, the Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Owners to receive such principal and interest together with any interest thereon of the applicable Pass-Through Rate for such Class from the Trust and (b) the Certificate Insurer shall be paid such principal and interest only from the sources and in the manner provided herein for the payment of such principal and interest.

                  It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it unless on such Payment Date the Owners of the Class A Certificates shall also have received the full amount of the related Class A Distribution Amounts for such Payment Date.

                  The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A Certificates as set forth in this Section 7.03. Insured Payments disbursed by the Trustee or Paying Agent from proceeds of a Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates and the Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.03(b)(v) hereof.

                  The rights of the Owners to receive distributions from the proceeds of the Trust Estate and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Residual Certificates to receive distributions in respect of Residual Certificates, and all ownership interests of the Owners of the Residual Certificates in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Offered Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Residual Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Residual Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Residual Certificates shall not be required to refund any amount properly distributed on the Residual Certificates pursuant to this Section 7.03.

         Section 7.04      Auction Rate Certificates.

                  Principal payments will be made to the Auction Rate Certificates only in amounts equal to $25,000 and integral multiples in excess thereof. If the amount in the Certificate Account otherwise required to be applied as a payment of principal on the Auction Rate Certificates either (i) is less than $25,000 or (ii) exceeds an integral multiple of $25,000, then, in the case of (i), such entire amount or, in the case of (ii) , such excess amount, will not be paid as principal on the upcoming Payment Date, but will be retained in the Auction Remainder Account as Amount Held for Future Distribution until the amount therein available for payment of principal on the Auction Rate Certificates equals $25,000 or any integral multiple thereof. In no event, however, shall amounts remain in the Auction Remainder Account as Amounts Held for future Distribution more than 13 months after the related payments are deposited into the Trust. The amount being distributed to the Auction Rate Certificates as principal will be allocated to the specific Certificates of such Class selected no later than 5 Business Days prior to the related Payment Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

         Section 7.05      Investment of Accounts.

                  (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners and the Certificate Insurer shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount (provided, that the proceeds of the Certificate Insurance Policy shall not be so invested). The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

                  (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

                  (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

                  (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, in accordance with the written instructions delivered to the Trustee on the Startup Day, but only in one or more Eligible Investments bearing interest or sold at a discount.

                  If the Depositor shall have failed to give investment directions to the Trustee then the Trustee shall invest in money market funds described in Section 7.07(h); to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

                  (e) All income or other gain from investments in any Account held by the Trustee shall be for the account of the Owners of the Class R-I Certificates and distributed to the Owners of the Class R-I Certificates immediately prior to any distribution under Section 7.03 hereof on any Payment Date, and any loss resulting from such investments shall be for the account of the Servicer and promptly upon the realization of such loss the Servicer shall contribute funds in an amount equal to such loss to such Account.

         Section 7.06      Payment of Trust Expenses.

                  (a) The Trustee shall make demand on ContiMortgage to pay the amount of the expenses of the Trust (other than payments of premiums to the Certificate Insurer) (including Trustee's fees and expenses not covered by
Section 7.03(b)(i)) and ContiMortgage shall promptly pay such expenses directly to the Persons to whom such amounts are due.

                  (b) The Depositor shall pay directly the reasonable fees and expenses of counsel to the Trustee.

         Section 7.07      Eligible Investments.

                  The following are Eligible Investments:

                  (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) Federal Housing Administration debentures; FHLMC senior debt obligations, and FannieMae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption; and consolidated senior debt obligations of any Federal Home Loan Banks; provided, that any such investment shall be rated (or have an implied rating) in one of the two highest ratings categories by each Rating Agency;

                  (c) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated as follows by at least Moody's and Standard & Poor's: A-1 or better by Standard & Poor's and P-1 by Moody's and F-1 or better, if rated by Fitch;

                  (d) Deposits of any bank or savings and loan association
(the long-term deposit rating of which is rated as follows by at least Moody's and Standard & Poor's: Baa3 or better by Moody's and A by each of Standard & Poor's and by Fitch, if rated by Fitch), which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

                  (e) Investment agreements approved by the Certificate Insurer, provided:

                  (i) The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated as follows by at least Moody's and Standard & Poor's: Aa2 or better by Moody's and AA or better by Standard & Poor's and by Fitch, if rated by Fitch, and

                  (ii) Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                  (iii) The agreement is not subordinated to any other obligations of such insurance company or bank, and

                  (iv) The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                  (v) The Trustee receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank;

                  (f) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated, as follows by at least Moody's and Standard & Poor's: P-1 or Aa2, respectively, or better by Moody's, A-1 or AA, respectively or better by Standard & Poor's and F-1 or AA, respectively, or better by Fitch, if rated by Fitch, provided:

                  (i) A master repurchase agreement or specific written repurchase agreement governs the transaction, and

                  (ii) The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

                  (iii) A perfected first security interest under the
                        Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR

                        350.0 et seq., in such securities is created for the benefit of the Trustee, and

                  (iv) The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

                  (v) The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 104% and such collateral securities must be valued weekly and market-to-market at current market price plus accrued interest.

                  (g) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each of Moody's and Standard & Poor's and Fitch, if rated by Fitch; and

                  (h) Investments in no load money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act and rated as follows by at least Moody's and Standard & Poor's:
AAAm or AAAm-G by Standard & Poor's, Aaa by Moody's, and AAA, if rated by
Fitch;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Section 7.08      Accounting and Directions by Trustee.

                  (a) Trustee shall determine whether an Insured Payment will be required to be made by the Certificate Insurer on the following Payment Date and if so then no later than 12:00 noon on the second Business Day immediately preceding the related Payment Date the Trustee shall furnish the Certificate Insurer and the Depositor with a completed Notice in the form set forth as Exhibit A to the Certificate Insurance Policy Agreement. The Notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy.

                  Each month for so long as a Class of Auction Rate
Certificates is Outstanding, not later than 12:00 noon New York time on the Auction Reporting Date, the Servicer shall deliver to the Certificate Insurer and the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer stating the date (day, month and year), the Series number of the Certificates, the date of this Agreement, and the amount to be distributed on the upcoming Remittance Date to each Class of Auction Rate Certificates as a payment of principal.

                  (b) By 12:00 noon New York time, on the Business Day preceding each Payment Date (or such earlier period as shall be agreed by the Depositor and the Trustee), the Trustee shall notify (subject to the terms of
Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer) the Depositor, each of the Sellers, the Certificate Insurer and each Owner of the following information with respect to the next Payment Date (which notification may be given by facsimile or by telephone promptly confirmed in writing):

                  (i) The aggregate amount then on deposit in the Certificate Account;

                  (ii) The Class A Distribution Amount, with respect to each Class individually and all Classes of the Class A Certificates in the aggregate, on the next Payment Date and the related Class B Distribution Amount;

                  (iii) The amount of any Insured Payment to be made by the
                        Certificate Insurer on such Payment Date;

                  (iv) The application of the amounts described in clause (i) preceding to the allocation and distribution of the related Class A Distribution Amounts, and the related Class B Distribution Amount, on such Payment Date in accordance with
                        Section 7.03 hereof;

                  (v) The Certificate Principal Balance of each Class of the Class A and Class B Certificates, the Class N-IO Notional Principal Amount, the Class P-I0 Notional Principal Amount, the aggregate amount of the principal of each Class of Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance (or Class N-IO Notional Principal Amount and Class P-IO Notional Principal Amount) of each Class of Certificates following any such payment;

                  (vi) The amount, if any, of any Realized Losses for the related Remittance Period in the aggregate and for each of the Loan Group I, Loan Group IIa and Loan Group IIb and the amount of Cumulative Realized Losses as of the last day of the related Remittance Period; and

                  (vii) The amount of 60+ Day Delinquent Loans and the
                        Three-Month Rolling Average 60+ Day Delinquency Rate.

         Section 7.09      Reports by Trustee to Owners and the Certificate
                           Insurer.

                  (a) On each Payment Date the Trustee shall report in writing to the Depositor, each Owner, the Certificate Insurer, the Underwriters and the Rating Agencies:

                  (i) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original principal amount of $1,000 or, in the case of the Auction Rate Certificates, the original principal amount of $25,000);

                  (ii) the amount of such distribution allocable to principal on the Home Equity Loans in both Loan Groups (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb), separately identifying the aggregate amount of any Prepayments, Loan Purchase Price amounts or other recoveries of principal included therein and any Aggregate Group Extra Principal Distribution Amount;

                  (iii) the amount of such distribution allocable to interest on the Home Equity Loans in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb) (based on a Certificate in the original principal amount of $1,000);

                  (iv)  the Interest Carry Forward Amount for each Class;

                  (v) the principal amount and the Planned Principal Balance, if any, of each Class of the Offered Certificates (based on a Certificate in the original principal amount of $1,000 or, in the case of the Auction Rate Certificates, the original principal amount of $25,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                  (vi) the aggregate Loan Balance of all Home Equity Loans in both Loan Groups and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb), as of the last day of the related Remittance Period;

                  (vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to both Loan Groups and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb);

                  (ix)  the weighted average Coupon Rate of the Home Equity
         Loans;

                  (x) the weighted average Coupon Rate of both Loan Groups and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb);

                  (xi) the weighted average remaining term of both Loan Groups and in each of Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb);

                  (xii) whether a Delinquency Trigger Event, Cumulative Realized Loss Trigger Event and/or the Cumulative Realized Loss Termination Trigger Event has occurred with respect to either Loan Group;

                  (xiii) the Targeted Overcollateralization Amount, Class A Enhancement Percentage, Overcollateralization Amount, Class A Optimal Balance and Class B Optimal Balance, in each case for each Loan Group;

                  (xiv) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class of Class B Certificates as of the close of such Payment Date;

                  (xv) the Pass-Through Rate for the Floating Rate Certificates and the Auction Rate Certificates applicable to the related Accrual Period and if the Pass-Through Rate was based on the applicable Available Funds Cap, that such Pass-Through Rate would have been in the absence thereof;

                  (xvi) the Available Funds Cap for each Certificate for such Payment Date, if any applies;

                  (xvii) the amount of any Insured Payment included in the distribution to Owners of Class A Certificates for each Loan Group; and

                  (xviii) any Reimbursement Amount paid on such Payment Date and any Reimbursement Amount remaining unpaid.

                  (xix) such other information as the Certificate Insurer may reasonably request with respect to Home Equity Loans that are Delinquent in Loan Group I, Loan Group IIa and Loan Group IIb;

                  (xx)  the largest Home Equity Loan Balance outstanding; and

                  (xxi) any amount remaining in the Auction Remainder Account pursuant to Section 7.04.

                  The Servicer shall provide to the Trustee the information described in Section 8.08(d)(iii) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii),
(vii), (viii), (ix), (xi), (xii), (xiii) and (xiv) shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 8.01 hereof.

                  (b) In addition, on each Payment Date the Trustee will distribute to the Depositor, the Certificate Insurer, each Owner, the Underwriters and the Rating Agencies, together with the information described in Subsection (a) preceding, the following information with respect to the Home Equity Loans which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

                  (i) the number and aggregate principal balances of all Home Equity Loans in each Loan Group (and, with respect to Loan Group II, Loan Group IIa and Loan Group IIb) that are: (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the aggregate number and aggregate Loan Balance of such Loans;

                  (ii) the status and the number and dollar amounts of all Home Equity Loans in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb) that are in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (iii) the number of Mortgagors and the Loan Balances of the related Mortgages for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb) involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (iv) the existence and status of any Properties for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb) as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                  (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb) as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (vi) the amount of cumulative Realized Losses for all Home Equity Loans, and in each Loan Group (and, with respect to Loan Group II, each of Loan Group IIa and Loan Group IIb); and

                  (vii) the aggregate Loan Balance of 60+ Day Delinquent Loans for all Home Equity Loans and the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb;

                  (viii) the Three-Month Rolling Average 60+ Day Delinquency Rate for all Home Equity Loans and the Home Equity Loans in Loan Group I, Loan Group IIa and Loan Group IIb and whether a Delinquency Trigger Event or a Cumulative Realized Loss Trigger Event is in effect; and

                  (ix) the aggregate Loan Balance of Optional Buyout Loans with respect to Loan Group I, Loan Group IIa, and Loan Group IIb.

                  (c) In addition, on each Payment Date the Trustee will distribute to the Depositor, together with the information described in Subsection (a) and (b) preceding, the following information with respect to all the Home Equity Loans by each product type: Fixed Rate Loans, 6 Month LIBOR Loans, 2/28 Mortgage Loans, 3/27 Loans, Balloon Loans, which information is hereby required to be prepared by the Servicer and furnished to the trustee on or prior to the related Monthly Remittance Date:

                  (i) the number and aggregate principal balances of all Home Equity Loans with respect to each product type as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (ii) the amount received from scheduled principal payments with respect to each product type as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (iii) the amount of Prepayments received from all Home Equity Loans separately identifying the aggregate amount received from:
                        a.   Curtailments (or partial prepayments)

                        b.   Voluntary Payoffs

                        c. Involuntary Payoffs (the amount of Net Liquidation Proceeds applicable to the unpaid principal balance from the loan)

                        d.   loans purchased from the Trust

with respect to each product type as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (iv) the number and principal balance with respect to each product type of all Home Equity Loans that are a. 30 - 59 days delinquent, b. 60-89 days delinquent, c. 90 or more days delinquent as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (v) the number and principal balance with respect to each product type of all Home Equity Loans that are in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (vi) the number and principal balance with respect to each product type of all Home Equity Loans that are in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (vii) the number and principal balance with respect to each product type of all Home Equity Loans that were acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (viii) the number and principal balance with respect to each product type of all Home Equity Loans that are in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (ix) the number and principal balance with respect to each product type of all Home Equity Loans that are subject to loss mitigation as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (x) the amount of current and cumulative realized losses (separately identifying principal and interest losses) from following resolution types:

                        a.   REO Property sold

                        b.   Short Sale

                        c.   Deed in Lieu

                        d.   No equity second mortgages

                        e.    Other

as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (xi) the number and principal amount with respect to each product type of all Home Equity Loans of Chapter 13 Loans separately identifying:

                        a. those Chapter 13 Loans that are currently meeting their payment plan;

                        b. those Chapter 13 Loans that are 1 to 2 payments behind their payment plan;

                        c. those Chapter 13 Loans that are 2 to 3 payments behind their payment plan;

                        d. and, those Chapter 13 Loans that are greater than 3 payments behind their payment plan;

                  (xii) the weighted average remaining term to maturity with respect to each product type of all Home Equity Loans as of the close of business on the last Business Day of the calendar month next preceding the Payment Date;

                  (xiii) the weighted average Coupon Rate with respect to each product type of all Home Equity Loans as of the close of business on the last Business Day of the calendar month next preceding the Payment Date;

                  (d) The Servicer shall furnish to the Trustee and to the Certificate Insurer during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by the requesting party for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

         Section 7.10      Reports by Trustee.

                  (a) The Trustee shall report to the Depositor, each of the Sellers, the Underwriters, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor, the Certificate Insurer or the Seller may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor, the Certificate Insurer or either of the Sellers transmit promptly to the Depositor, the Certificate Insurer and each of the Sellers copies of all accounting of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify the Certificate Insurer and each of the Sellers if any Monthly Remittance Amount has not been received by the Trustee when due.

                  (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

         Section 7.11      Preference Payments.

                  The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owners relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payment shall be disbursed to the receiver or trustee in bankruptcy named in the final court order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy in which case payment will be disbursed to the Owner.

                  Each Owner of a Class A Certificate, by its purchase of Class A Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and the Owner of each Class A Trust Certificate in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

         Section 7.12      Swap Trust and Swap Mechanics.

                  (a) (i) The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Swap Trust, which, for convenience, shall be known as "ContiMortgage Swap Trust 1998-B."

                  (ii) The Swap Trust shall be a "grantor trust" for federal income tax purposes.

                  (iii) The office of the Swap Trust shall be in care of the Trustee, addressed to One M&T Plaza, Buffalo, New York 14203, Attention Corporate Trust Administration, or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Certificate Insurer and the Servicer.

                  (iv) The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Swapped Certificates and the acquiring, owning and holding of the Swap Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Swap Trust Estate and distributions to the Owners of the Swapped Certificates; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the Swap Trust's status as a grantor trust.

                  (v) The Depositor hereby appoints the Trustee as trustee of the Swap Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Swap
         Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners of the Swapped Certificates.

                  (b) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office the Swap Account, which is to be held by the Trustee on behalf of the Owners of the Swapped Certificates, the Certificate Insurer and the Trustee.

                  (c) The Trustee shall deposit to the Swap Account, without duplication, upon receipt, any payments received under the Swap Agreement, any Insured Swap Interest Payments, the proceeds of any liquidation of the assets of the Swap Trust, and all remittances made to the Swap Trust pursuant to
Section 7.03 hereof.

                  (d) On each Payment Date, the Trustee shall make the following disbursements from the Internal Fixed Interest Amount (plus the amount of any Insured Swap Interest Payments, which are available only for the payment of the amount described in Second below), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred.

                  (i) First to the Swap Counterparty, any regularly scheduled payment due to the Swap Counterparty under Section 2(a) of the Swap Agreement;

                  (ii) Second, to the Owner of the Swapped Certificates, the Current Interest plus the related Interest Carry Forward Amount with respect to the related Swapped Certificates without any priority among such Owners; provided, that if the Internal Fixed Interest Amount plus the amount of any Insured Swap Interest Payment is not sufficient to make a full distribution of interest with respect to all Swapped Certificates, and the amount of the shortfall will be carried forward as the Interest Carry Forward Amount.

                  (e) On each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

                  (i) to the Owners of the Class A-12 Certificates, 100% of the principal received by the Trustee on account of the Class A-12 Internal Certificate;

                  (ii) to the Owners of the Class A-13 Certificates, 100% of the principal received by the Trustee on account of the Class A-13 Internal Certificate;

                  (iii) to the Owners of the Class A-14 Certificates, 100% of the principal received by the Trustee on account of the Class A-14 Internal Certificate;

                  (iv) to the Owners of the Class A-15 Certificates, 100% of the principal received by the Trustee on account of the Class A-15 Internal Certificate; and

                  (v) to the Owners of the Class A-16 Certificates, 100% of the principal received by the Trustee on account of the Class A-16 Internal Certificate.

                              END OF ARTICLE VII

                                 ARTICLE VIII

                         SERVICING AND ADMINISTRATION
                             OF HOME EQUITY LOANS

         Section 8.01      Servicer and Sub-Servicers.

                  Acting directly or through one or more Sub-Servicers as provided in Section 8.03, the Servicer shall service and administer the Home Equity Loans in accordance with this Agreement and the servicing standards set forth in the FannieMae Guide and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. It is the intent of the parties hereto that the Servicer shall have all of the servicing obligations hereunder which a lender would have under the FannieMae Guide (as such provisions relate to second lien mortgages); provided, however, that to the extent that such standards, such obligations or the FannieMae Guide are amended by FannieMae after the date hereof and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment.

                  Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Servicer with respect to such Home Equity Loans under this Agreement.

                  Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Servicer on behalf of the Trustee, and
(iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) preceding would be delivered by the Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer; and provided further, however, that Section 8.14(a) shall constitute an authorization from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Home Equity Loan paid in full (or with respect to which payment in full has been escrowed). The Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall execute any authorizations and other documents as the Servicer or such Sub-Servicer shall reasonably request that are furnished to the Trustee to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

                  The Servicer shall give prompt notice to the Trustee and the Certificate Insurer of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

                  Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

         Section 8.02      Collection of Certain Home Equity Loan Payments.

                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FannieMae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof.

         Section 8.03      Sub-Servicing Agreements Between Servicer and
                           Sub-Servicers.

                  The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that is acceptable to the Certificate Insurer and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and (x) has (i) been designated an approved seller-servicer by FHLMC or FannieMae for second mortgage loans and (ii) has equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles or (y) is a Servicer Affiliate. The Servicer shall give notice to the Trustee, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns.

         Section 8.04      Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

         Section 8.05      Liability of Servicer; Indemnification.

                  (a) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

                  (b) The Servicer (except Manufacturers and Traders Trust Company if it is required to succeed the Servicer hereunder) agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Home Equity Loans in compliance with the terms of this Agreement. The provisions of this Section 8.05 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 8.06 No Contractual Relationship Between Sub-Servicer, Trustee or the Owners.

                  Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee, the Certificate Insurer and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

         Section 8.07 Assumption or Termination of Sub-Servicing Agreement by Trustee.

                  In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee without act or deed on the part of the Trustee; provided, however, that the successor Servicer may terminate the Sub-Servicer as provided in Section 8.03.

                  The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 8.08      Principal and Interest Account.

                  (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account to be held as a trust account. Each Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows:
"Manufacturers and Traders Trust Company, as Trustee under the Pooling and Servicing Agreement dated as of September 1, 1998." If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall, within 30 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution. The Servicer shall notify the Trustee, the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

                  Subject to Subsection (c) below, the Servicer shall deposit all receipts required pursuant to Subsection (c) below and related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

                  (b) All funds in the Principal and Interest Account shall be held (i) uninvested (up to the limits insured by the FDIC) or (ii) invested in Eligible Investments. Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. The Principal and Interest Account shall be held in trust in the name of the Trustee for the benefit of the Owners and the Certificate Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount (and the Monthly Excess Interest Amount included therein) by the Servicer. Any investment losses on funds held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Principal and Interest Account. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

                  (c) The Servicer shall deposit to the Principal and Interest Account on the Business Day after receipt all principal collections on the Home Equity Loans received, and interest collections on the Home Equity Loans accrued after the Cut-Off Date including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the Home Equity Loans received by the Servicer and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Home Equity Loan and other servicing compensation to the Servicer as permitted by Section 8.15 hereof, (ii) principal collected and interest accrued on any Home Equity Loan on or prior to the Cut-Off Date, (iii) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, and (III) any Realized Losses incurred during the related Remittance Period, (iv) reimbursements for Delinquency Advances and (v) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amount herein referred to as "Daily Collections").

                  (d) (i) The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account, with respect to the Home Equity Loans, only in the following priority and for the following purposes:

         (A) to withdraw interest paid with respect to any Home Equity Loans that had accrued for periods prior to the Cut-Off Date;

         (B) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

         (C) to reimburse itself pursuant to Section 8.09(a) for unrecovered Delinquency Advances and Servicing Advances;

         (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

         (E) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

         (ii) The Servicer shall (a) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, and (b) on each Monthly Remittance Date, deliver to the Trustee and the Certificate Insurer a monthly servicing report, with respect to the Home Equity

                  Loans, containing the following information: principal and interest collected, scheduled interest, Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans. In addition, the Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date with respect to the Home Equity Loans of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Remittance Period.

         (iii) The Servicer shall provide to the Trustee the information described in Section 8.08(d)(ii)(b) and in Section 7.09(c) to enable the Trustee to perform its reporting requirements under Section 7.09 and the Trustee shall forward such information to the Underwriters within five Business Days of receipt thereof.

         Section 8.09      Delinquency Advances and Servicing Advances.

                  (a) If the amount on deposit in the Certificate Account as of any Monthly Remittance Date is less than the sum of (I) the Group I and Group II Interest Remittance Amount on such Monthly Remittance Date and (II) the Group I and Group II Principal Remittance Amount on such Monthly Remittance Date, the Servicer shall remit to the Trustee for deposit into the Certificate Account a sufficient amount of its own funds to make the total amount remitted to the Trustee equal to such sum. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances," including but not limited to any amount advanced due to the invocation by a Mortgagor of the relief provisions provided by the Soldiers' and Sailors' Civil Relief Act of 1940.

                  The Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day and to reimburse itself for any Delinquency Advances paid from the Servicer's own funds from collections on any Home Equity Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. If not recovered from the related Mortgagor or the related Net Liquidation Proceeds, the Servicer shall recover Delinquency Advances pursuant to Section 7.03(e)(iii).

                  Notwithstanding the foregoing, in the event that the Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the aggregate remaining Scheduled Payments due on the Home Equity Loans, the Servicer shall not be required to make any future Delinquency Advances, and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; and the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; provided, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

                  (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property and (iv) advances required by
Section 8.13(a), but the Servicer is only required to pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recoverable from the related Home Equity Loan. Each such expenditure will constitute a "Servicing Advance". The Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Home Equity Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan and (y) as provided in Section 7.03(e)(iii). The Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement. Except as provided in the previous sentence, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any Home Equity Loan or from any amounts relating to any other Home Equity Loan except as provided in
Section 7.03(e)(iii).

         Section 8.10      Compensating Interest; Repurchase of Home Equity
                           Loans.

                  (a) Prepayment of a Home Equity Loan occurs during any calendar month or if the amount received with respect to a date-of-payment or simple interest Home Equity Loan represents less than a full month's interest, any difference between the interest collected from the Mortgagor and the full month's interest at the Coupon Rate less the Servicing Fee ("Compensating Interest") that is due shall be deposited by the Servicer (but not in excess of the aggregate Servicing Fee for the related Remittance Period) to the Principal and Interest Account on the next succeeding Monthly Remittance Date and shall be included in the Monthly Remittance to be made available to the Trustee on such Monthly Remittance Date. The Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest.

                  (b) The Servicer, and in the absence of exercise thereof by the Servicer, the Certificate Insurer, has the right and the option, but not the obligation, for administrative convenience, to purchase for its own account any Home Equity Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; provided, however, that the Servicer or the Certificate Insurer, as the case may be, may not purchase any such Home Equity Loan unless the Servicer or the Certificate Insurer, as the case may be, has delivered to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee and the Certificate Insurer to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status any REMIC therein as a REMIC. Any such Loan so purchased shall be purchased by the Servicer or the Certificate Insurer, as the case may be, on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

                  (c) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Daily Collections remitted by the Servicer to the Trustee.

         Section 8.11  Maintenance of Insurance.

                  (a) The Servicer shall cause to be maintained with respect to each Home Equity Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan in an amount not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, as loss payee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law. The Servicer may also maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by each Rating Agency. Upon the request of the Trustee or the Certificate Insurer, the Servicer will cause to be delivered to such requesting Person a certified true copy of such blanket policy.

                  (b) If the Home Equity Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan of not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain premiums for such insurance required by this Section when so permitted by the terms of the Mortgage as to which such loss relates.

         Section 8.12  Due-on-Sale Clauses; Assumption and Substitution
                       Agreements.

                  When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Home Equity Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Home Equity Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Home Equity Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 8.13  Realization Upon Defaulted Home Equity Loans;
                       Modification.

                  (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the FannieMae Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Servicer shall sell any REO Property before the start of the 12th month of the 3rd taxable year following the taxable year in which the Trust acquired such property, at such price as the Servicer deems necessary to comply with this covenant unless the Seller which delivered the related Home Equity Loan obtains for the Trustee, the Certificate Insurer and the Servicer an opinion of counsel experienced in federal income tax matters acceptable to the Trustee and the Certificate

Insurer, addressed to the Trustee, the Certificate Insurer, and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in Section 860F of the Code or cause any REMIC therein to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding. Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property. The Servicer shall not take any such action with respect to any Property known by the Servicer to contain such wastes or substances, without the prior written consent of the Certificate Insurer. With respect to any Home Equity Loan secured by a mixed use Property, the Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such Property or (y) repurchase such Property at the Loan Purchase Price.

                  (b) The Servicer shall determine, with respect to each defaulted Home Equity Loan and in accordance with the procedures set forth in the FannieMae Guide, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a "Liquidated Loan." After a Home Equity Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Depositor, the Certificate Insurer and the Trustee a report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

                  (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Scheduled Payment Date of the latest

Class of Certificates remaining in the Trust. Notwithstanding anything set out in this Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

                  (d) The Servicer shall deliver to the Trustee for deposit in the related File, an original counterpart of any agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         Section 8.14  Trustee to Cooperate; Release of Files.

                  (a) Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee the FannieMae "Request for Release of Documents" (FannieMae Form 2009). Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related File, in trust, in its reasonable discretion to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

                  (b) From time to time and as appropriate in the servicing of any Home Equity Loan, including, without limitation, foreclosure or other comparable conversion of a Home Equity Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Servicer and delivery to the Trustee of a receipt signed by an Authorized Officer of the Servicer, release the related File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. Such receipt shall obligate the Servicer to return the File to the Trustee when the need therefor by the Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of the FannieMae "Liquidation Schedule" relating to such liquidation, the receipt shall be released by the Trustee to the Servicer.

                  (c) The Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio after any release does not exceed the Loan-to-Value Ratio of such Home Equity Loan as of the date of origination thereof and any increase in the Loan-to-Value Ratio shall not exceed 15% unless approved in writing by the Certificate Insurer; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Servicer setting forth the action proposed to be taken in respect of a particular Home Equity Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Servicer pursuant to this paragraph. The Servicer shall notify the Certificate Insurer and the Rating Agencies if an application is approved under clause (y) above without approval in writing by the Certificate Insurer.

         Section 8.15  Servicing Compensation.

                  As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Home Equity Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.08(c)(ii) and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

         Section 8.16  Annual Statement as to Compliance.

                  The Servicer, at its own expense, will deliver to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, on or before March 31 of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 8.17  Annual Independent Certified Public Accountants' Reports.

                  On or before June 30 of any year, commencing in 1999, the Servicer, at its own expense (or if the Trustee is then acting as Servicer, at the expense of the Depositor, which in no event shall exceed $1,000 per annum), shall cause to be delivered to the Trustee, the Certificate Insurer and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer, dated as of the date of the Servicer's fiscal audit for subsequent letters, stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 8.18 Access to Certain Documentation and Information Regarding the Home Equity Loans.

                  The Servicer shall provide to the Trustee, the Certificate Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Home Equity Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Section 8.19  Assignment of Agreement.

                  The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(i) hereof for a successor servicer.

         Section 8.20  Removal of Servicer; Resignation of Servicer.

                  (a) The Certificate Insurer (or Trustee with the consent of the Certificate Insurer and acting upon the request of a majority of the Percentage Interests of the Offered Certificates then Outstanding), may remove the Servicer upon the occurrence of any of the following events:

                  (i) The Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

                  (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                  (iii) The Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (one (1) Business Day in the case of a delay in making a required payment to the Trustee under Section 8.08(d)(ii)(a)) after the earlier of (a) actual knowledge of an officer of the Servicer or (b) receipt of notice from the Trustee or the Certificate Insurer of said failure; provided, however, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                  (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Owners or the Certificate Insurer for a period of sixty (60) days after the earlier of the Servicer's discovery or receipt of notice thereof; provided however, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                  (v) The merger, consolidation or other combination of the Servicer with or into any other entity, unless (1) the Servicer is the surviving entity of such combination or (2) the surviving entity is a corporation or a state-chartered or national bank acceptable to the Certificate Insurer (acceptable to the Owners of the Class R Certificates as provided below but if such Owners and the Certificate Insurer cannot agree, the Certificate Insurer shall control) organized and doing business under the laws of any state or the United States; or

                  (vi) The occurrence of a Cumulative Realized Loss Termination Trigger.

                  (b) The Certificate Insurer may remove the Servicer upon the occurrence of any of the following events:

                  (i) an Insured Payment is made by the Certificate Insurer; provided, however, that in the event that the Trustee shall become the Servicer hereunder, if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that such event was due to circumstances beyond the control of the Servicer, the right of removal hereunder shall not be considered a default by the Servicer;

                  (ii) the failure by the Servicer to make any required Servicing Advance when due;

                  (iii) Cumulative Realized Losses has exceeded 7% of the Original Aggregate Loan Balance; provided, however, that in the event that the Trustee shall become the Servicer hereunder, if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that such event was due to circumstances beyond the control of the Servicer, the right of removal hereunder shall not be considered a default by the Servicer; or

                  (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest when due;

provided, however, that (x) prior to any removal of the Servicer by the Certificate Insurer pursuant to clause (iii) of this Section 8.20(b), the Servicer and the Trustee shall first have been given by the Certificate Insurer and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clause (iii) above and the Servicer shall not have remedied, or shall not have taken actions satisfactory to the Certificate Insurer to remedy, such event or events within 60 days after the Servicer's receipt of such notice and (y) upon the Trustee's determination that a required Delinquency Advance or payment of Compensating Interest has not been made by the Servicer, the Trustee shall so notify an Authorized Officer of the Servicer, the Owners, if any, and the Certificate Insurer as soon as is reasonably practical.

                  (c) If any event described in subsection (b)(iii) above occurs and is continuing, during the thirty (30) day period following receipt of notice, the Trustee, the Owners of the Class R Certificates and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such event is more likely than not the result of the acts or omissions of the Servicer or more likely than not the result of events beyond the control of the Servicer. If the Trustee, the Owners of the Class R Certificates and the Certificate Insurer conclude that the event is the result of the latter, the Servicer may not be terminated, unless and until some other event set forth in subsection (b) (i), (ii) or (iv) has occurred and is continuing. If the Trustee, the Owners of the Class R Certificates and the Certificate Insurer conclude that the event is the result of the former, the Certificate Insurer may terminate the Servicer in accordance with this Section and the Trustee shall act as successor Servicer; provided that the Trustee shall have until the 30th day following the date of receipt of notice of the event to become the successor Servicer or to appoint a successor Servicer pursuant to this Section.

                  If the Trustee, the Owners of the Class R Certificates and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the event, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate the Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer.

                  The Certificate Insurer agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of the Certificate Insurer from time to time.

                  (d) If any event described in sections (a) and (b) above (other than (b)(iii) for which Section 8.20(c) controls) occurs and is continuing, the Certificate Insurer shall notify the Owners of the Class R Certificates in writing if the Certificate Insurer intends to terminate the Servicer in its capacity as Servicer under this Agreement. During the 30 day period following receipt of such notice by the Owners of the Class R Certificates, such Owners and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such event is more likely than not the result of the acts or omissions of the Servicer or more likely than not the result of events beyond the control of the Servicer. If the Owners of the Class R Certificates and the Certificate Insurer conclude that the event is the result of the latter, the Servicer may not be terminated. If the Owners of the Class R Certificates and the Certificate Insurer conclude that the event is the result of the former, the Certificate Insurer may terminate the Servicer in accordance with this Section and the Trustee shall act as successor Servicer; provided that the Trustee shall have until the 30th day following the date of receipt of notice of the event to become the successor Servicer or to appoint a successor Servicer pursuant to this Section. If the Owners of the Class R Certificates and the Certificate Insurer cannot agree as to the cause of the event, the decision of the Certificate Insurer shall control.

                  (e) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer, which opinion shall be at the Servicer's expense.

                  (f) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

                  (g) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

                  (h) Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

                  (i)  Upon removal or resignation of the Servicer, the Trustee
(x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FannieMae or Freddie Mac for first and second mortgage loans and having equity of not less than $10,000,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control) as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; provided, however, that if the Trustee acts as successor Servicer then ContiMortgage agrees to pay to the Trustee at such time that the Trustee becomes such successor Servicer a set-up fee of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in the preceding sentence is paid by ContiMortgage, but shall in any event be entitled to receive, and to enforce payment of, such fee from ContiMortgage.

                  (j) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the successor Servicer.

                  (k) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Home Equity Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Seller agrees to reimburse the Trust, the Certificate Insurer and the Owners for the costs and expenses associated with the transfer of servicing to the replacement Servicer, but subject to a maximum reimbursement to all such parties in the amount of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate.

                  (l) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately make all Delinquency Advances and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans; provided, however, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (l)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the Home Equity Loans.

                  (m) The Servicer which is being removed or is resigning shall give notice to the Mortgagors, the Certificate Insurer and the Rating Agencies of the transfer of the servicing to the successor Servicer.

                  The Trustee shall give notice to the Owners, the Trustee, the Seller, the Certificate Insurer and the Rating Agencies of the occurrence of any event described in paragraphs (a) or (b) above of which the Trustee is aware.

         Section 8.21 Inspections by Certificate Insurer; Errors and Omissions Insurance.

                  At any reasonable time and from time to time upon reasonable notice, the Trustee, the Certificate Insurer or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer;

                  The Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the FannieMae Guide or any successor provision thereof; provided, however, that if the Trustee shall become the Servicer, any customary insurance coverage that the Trustee maintains shall be deemed sufficient hereunder; provided, further, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Trustee shall promptly give such notice to the Certificate Insurer and the Owners. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omission policy.

                             END OF ARTICLE VIII

                                  ARTICLE IX

                             TERMINATION OF TRUST

         Section 9.01  Termination of Trust.

                  The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates, from amounts other than those available under the Certificate Insurance Policy, of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate, (c) at any time when a Qualified Liquidation of the Home Equity Loans included within the Trust is effected as described below and (d) the final payment to the Certificate Insurer of all amounts then owing to it. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the each REMIC to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one
(21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

         Section 9.02  Termination Upon Option of Owners of Class R-I
                       Certificates.

                  On any Monthly Remittance Date on or after the Clean-Up Call Date, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding or, in the absence of a determination by such Owners, the Certificate Insurer may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate (i) on terms agreed upon between the Certificate Insurer and the Owners of such Class R-I Certificates, or (ii) in the absence of such an agreement, at a price equal to 100% of the aggregate Loan Balances of the related Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount computed at the Termination Date Pass-Through Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and any Delinquency Advances which the Servicer has theretofore failed to remit plus any amounts due and owing to the Certificate Insurer under the Insurance Agreement, provided that any such purchase price pursuant to clause (i) or (ii) shall be sufficient to pay the Outstanding Certificate Principal Balance of and accrued and unpaid interest on all Classes of outstanding Class A Trust and Class B Certificates plus any amounts due and owing the Certificate Insurer under the Insurance Agreement. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  In connection with any such purchase, such Owners of the Class R-I Certificates shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to each REMIC, a plan of complete liquidation of all Home Equity as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Trustee and the Certificate Insurer to the effect that such purchase and liquidations constitutes, as to the REMIC, a Qualified Liquidation. In addition, such Owners of the Class R-I Certificates shall provide to the Trustee and the Certificate Insurer an opinion of counsel acceptable to the Trustee and the Certificate Insurer to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

                  The purchase option reserved to the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates may be exercised by the Certificate Insurer if (i) not exercised by such owners and
(ii) the Servicer as of the Closing Date is no longer the Servicer hereunder.

                  Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of such Class R-I Certificates or the Certificate Insurers, as the case may be, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

         Section 9.03  Termination Upon Loss of REMIC Status.

                  Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal or, if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that any REMIC in the Trust does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Trust and Class B Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Loan Balances of the Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Home Equity Loans during the current Remittance Period, and (ii) the fair market value of such Home Equity Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass-Through Rate and (z) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

                  Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Owners of the Residual Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interests of the Class R-I Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Termination Date Pass-Through Rate, (b) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class R-I Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) above the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Following a Final Determination, the Owners of a majority of the Percentage Interests of the Class R-I Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by the Owners of the Class R-I Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not

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fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Termination Date Pass-Through Rate, (b) the aggregate amount of unreimbursed Delinquency Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interests of the Class R-I Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the Trustee to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

         Section 9.04 Disposition of Proceeds.

                  The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.

                              END OF ARTICLE IX

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                                  ARTICLE X

                                 THE TRUSTEE

         Section 10.01  Certain Duties and Responsibilities.

                  (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer, have the power and duty during its performance as successor Servicer:

                  (i)  to collect Mortgagor payments;

                  (ii)  to foreclose on defaulted Home Equity Loans;

                  (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by
         Section 8.12 hereof;

                  (iv)  to deliver instruments of satisfaction pursuant to
         Section 8.14;

                  (v)  to enforce the Home Equity Loans; and

                  (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

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                  (ii)  the Trustee shall not be personally liable for any
         error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                  (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

                  (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

         Section 10.02  Removal of Trustee for Cause.

                  (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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

                  (i) the Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof; (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

                  (ii) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sellers, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                  (iv) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (v) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

The Depositor shall give notice to the Certificate Insurer and the Rating Agencies of the occurrence of any such event of which the Depositor is aware.

         (b) If any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or if there are no Offered Certificates then outstanding by such majority of the Percentage Interests represented by the Retained Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying

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

the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

                  (c) The Servicer shall not be liable for any costs relating to the removal of the Trustee or the appointment of a new Trustee.

         Section 10.03  Certain Rights of the Trustee.

                  Except as otherwise provided in Section 10.01 hereof:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Depositor, either of the Sellers, the Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians;

                  (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person

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

or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

                  (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

                  (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

         Section 10.04  Not Responsible for Recitals or Issuance of
                        Certificates.

                  The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, either of the Sellers or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer or either of the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

         Section 10.05  May Hold Certificates.

                  The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

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

         Section 10.06  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

         Section 10.07  Compensation and Reimbursement; No Lien for Fees.

                  The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(b)(i) and
Section 7.06 hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

         Section 10.08  Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Certificate Insurer and having a deposit rating of at least A2 by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of A (and a short-term rating of A-1 or better) by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and, if rated by Fitch, having a rating of at least A from Fitch (or such lower rating as may be acceptable to Fitch). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of ContiMortgage with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

         Section 10.09  Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under
Section 10.10 hereof.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register; provided, that the Trustee cannot resign solely for the failure to receive the Trustee Fee. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of ContiMortgage, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

                  (c) If at any time the Trustee shall cease to be eligible under Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, the Certificate Insurer or the Depositor with the consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates with the consent of the Certificate Insurer or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor, to the Certificate Insurer and to the Servicer copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

                  (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section
10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

                  (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, ContiMortgage shall promptly appoint a successor trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

         Section 10.10  Acceptance of Appointment by Successor Trustee.

                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

                  No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

         Section 10.11 Merger, Conversion, Consolidation or Succession to Business of the Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

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         Section 10.12  Reporting; Withholding.

                  (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

                  (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall timely file all reports prepared by the Depositor and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Depositor with respect to such allocation of expenses. The Trustee shall, upon request of the Depositor, collect any forms or reports from the Owners determined by the Depositor to be required under applicable federal, state and local tax laws.

                  (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a) and (b) above.

                  (d) Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section and the Trustee's responsibility shall be to execute such documents.

         Section 10.13  Liability of the Trustee.

                  The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Depositor, either of the Sellers, the Servicer, the Certificate Insurer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Depositor, each of the Sellers and Servicer covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and 7.06 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 10.14  Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.09.

                  Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                 (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                  (iii) The Servicer, the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  The Servicer and the Trustee hereby appoint First Union National Bank (the "Initial Co-Trustee") as co-trustee with respect to the Mortgage Loans secured by Mortgaged Properties situated in New Jersey and any other part of the Trust Estate or property securing the same that at any time may be situated in New Jersey.

                               END OF ARTICLE X

                                  ARTICLE XI

                                MISCELLANEOUS

         Section 11.01  Compliance Certificates and Opinions.

                  Upon any application or request by the Depositor, the Seller, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, either of the Sellers, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

                  Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

                  (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02  Form of Documents Delivered to the Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, either of the Sellers or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, such Seller or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 11.03  Acts of Owners.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to one or both of the Sellers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) The ownership of Certificates shall be proved by the Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

         Section 11.04  Notices, etc. to Trustee.

                  Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Depositor, the Certificate Insurer or either of the Sellers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

         Section 11.05  Notices and Reports to Owners; Waiver of Notices.

                  Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

                  Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 11.06  Rules by Trustee.

                  The Trustee may make reasonable rules for any meeting of Owners.

         Section 11.07  Successors and Assigns.

                  All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08  Severability.

                  In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.09  Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.10  Legal Holidays.

                  In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 11.11  Governing Law; Submission to Jurisdiction.

                  (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

                  (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

                  (c) Each of the Depositor, the Sellers and the Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Sellers and the Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

                  (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller, the Certificate Insurer or the Servicer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

         Section 11.12  Counterparts.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.13  Usury.

                  The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

         Section 11.14  Amendment.

                  (a) The Trustee, the Depositor, either of the Sellers and the Servicer may, at any time and from time to time, and without notice to or the consent of the Owners but with the consent of the Certificate Insurer amend this Agreement, subject to the provisions of Section 11.16 and 11.17 and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or adding provisions hereto which are not inconsistent with the provisions hereof; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by a Disqualified Organization, removing the restriction on transfer set forth in
Section 5.08(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status or (iv) for any other purpose, provided that in the case of this clause (iv) such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to the Class A Certificates without regard to the Certificate Insurance Policies. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, or (b) which affects in any manner the terms or provisions of the Certificate Insurance Policies.

                  (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Certificate Insurer and each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

                  (c) The Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         Section 11.15  Paying Agent; Appointment and Acceptance of Duties.

                  The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in
Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

                  Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

                  Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

                  (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

                  (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

                  Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

                  In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

                  Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.


         Section 11.16  REMIC Status.

                  (a) The parties hereto intend that each REMIC shall constitute, and that the affairs of each REMIC shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, ContiFunding Corporation or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as "tax matters person" (as defined in the REMIC Provisions) for the Trust and in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by each REMIC established hereunder using a calendar year as the taxable year for each REMIC established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of each REMIC, for it to be treated as a REMIC;
(iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to each REMIC as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "issue price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class;
(iv) not take any action or omit to take any action that would cause the termination of the REMIC status of a REMIC, except as provided under this Agreement; (v) represent the Trust or a REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or a REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or a REMIC, and otherwise act on behalf of the Trust or a REMIC therein in relation to any tax matter involving the Trust or the REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Residual Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferors of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by or treated as held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of ContiFunding Corporation or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

                  (b) Each of the Sellers, the Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action which would result in the termination of "REMIC" status for a REMIC, (ii) not to engage in any "prohibited transaction," as such term is defined in Section 860F(a)(2) of the Code, (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and (iv) to cause the Servicer not to take or engage in any such action, to the extent the Sellers are aware of any such proposed action by the Servicer.

                  (c) Each REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

                  (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

                  (e) Neither the Depositor, either of the Sellers nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

                  (f) Notwithstanding the foregoing clauses (d) and (e), neither the Trustee nor either of the Sellers may engage in any of the transactions prohibited by such clauses, unless the Trustee shall have received an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for a REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

                  (g) The Servicer and Tax Matters Person agree to indemnify the Trust for any tax imposed on the Trust or a REMIC as a result of their negligence.

         Section 11.17  Additional Limitation on Action and Imposition of Tax.

                  Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or a REMIC or cause a termination of REMIC status for a REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of a REMIC and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).


         Section 11.18  Appointment of Tax Matters Person.

                  A Tax Matters Person will be appointed for each REMIC for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for each REMIC shall be ContiFunding Corporation as long as it owns a Class R-I, Class R-II or Class R Certificate. If ContiFunding Corporation does not own a Class R-I, Class R-II or Class R Certificate, as the case may be, the Tax Matters Person may be any other entity that owns such a Class R-I, Class R-II or Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of Exhibit I. ContiFunding Corporation shall notify the Trustee in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.


         Section 11.19  The Certificate Insurer.

                  Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policies. At such time as the Class A Certificates and any Reimbursement Amounts are no longer Outstanding hereunder, the Certificate Insurer's rights hereunder shall terminate.

         Section 11.20  Reserved.


         Section 11.21  Third Party Rights.

                  The Trustee, each of the Sellers, the Depositor and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto.


         Section 11.22  Notices.

                  All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

  The Trustee:          Manufacturers and Traders Trust Company
                        One M&T Plaza
                        Buffalo, New York 14203-2399
                        Tel: (716) 842-5589
                        Fax: (716) 842-5905
                        Attention: Corporate Trust Administration

  The Depositor:        ContiSecurities Asset Funding Corp.
                        3811 West Charleston Boulevard
                        Suite 104
                        Las Vegas, Nevada  89102
                        Tel:  (702) 822-5836
                        Fax:  (702) 822-5839

  The Sellers:          ContiMortgage Corporation
                        One Conti Park
                        338 South Warminster Road
                        Hatboro, Pennsylvania  19040-3430
                        Attention:  President and Chief Counsel
                        Tel:  (215) 347-3000
                        Fax:  (215) 347-3400

                        ContiWest Corporation
                        3811 West Charleston Boulevard
                        Suite 104
                        Las Vegas, Nevada  89102
                        Tel:  (702) 822-5836
                        Fax:  (702) 822-5839

  The Servicer:            ContiMortgage Corporation
                           One Conti Park
                           338 South Warminster Road
                           Hatboro, Pennsylvania  19040-3430
                           Attention:  Senior Vice President and Chief Counsel
                           Tel:  (215) 347-3000
                           Fax:  (215) 347-3400

  The Certificate Insurer: MBIA Insurance Corporation
                           113 King St.
                           Armonk, NY  10504
                           Attention:  Insured Portfolio
                           Management - SF (ContiMortgage Home Equity Loan Trust 1998-3)
                           Tel:  (914) 273-4545
                           Fax:  (914) 765-3810

  Moody's:                 Moody's Investors Service
                           99 Church Street
                           New York, New York  10007
                           Attention:  The Home Equity Monitoring Department
                           Tel:  (212) 553-0300
                           Fax:  (212) 553-4773

  Fitch:  Fitch IBCA, Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Tel:  (800) 753-4824
                           Fax:  (212) 376-6964

  Standard & Poor's:       Standard & Poor's
                           26 Broadway, 15th Floor
                           New York, New York  10004
                           Tel:  (212) 208-8000
                           Fax:  (212) 412-0224
                           Attention: Residential Mortgage Surveillance Group

  Underwriters:            Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York 10036
                           Tel: (212) 761-4000
                           Fax: (212) 761-0782

                           Merrill Lynch, Pierce Fenner & Smith, Inc.
                           26th Floor
                           World Financial Center, North Tower
                           New York, New York 10281-1326
                           Tel:  (212) 449-1000
                           Fax:  (212) 449-9015

                           Bear, Stearns & Co. Inc.
                           245 Park Avenue, 4th Floor
                           New York, New York 10167
                           Attention:  Asset Backed Securities Group
                           Tel:  (212) 272-3311
                           Fax:  (212) 272-7294

                           ContiFinancial Services Corporation
                           277 Park Avenue, 38th Floor
                           New York, New York  10172
                           Attention: Chief Counsel, Chief Financial Officer
                                      and Chief Operating Officer
                           Tel:  (212) 207-2822
                           Fax:  (212) 207-5251

                           Credit Suisse First Boston
                           11 Madison Avenue
                           New York, New York  10010
                           Attention:  Asset Finance
                           Tel:  (212) 325-2000
                           Fax:  (212) 325-8261

                           Greenwich Capital Markets, Inc.
                           600 Steamboat Rd.
                           Greenwich, CT  06830
                           Tel:  (203) 622-5693
                           Fax:  (203) 622-3650

                           NationsBanc Montgomery Securities LLC
                           100 North Tryon Street
                           11th Floor
                           NC1-007-11-07
                           Charlotte, NC  28255

                           Tel:  (704) 386-5000
                           Fax:  (704) 388-9668
                           Attention:  Mortgage Finance Group

  Owners:  As set forth in the Register.

  Others: Any notice to the Depositor, either Seller or the Servicer shall also be furnished to:

                           ContiTrade Services L.L.C.
                           Chief Counsel
                           277 Park Avenue, 38th Floor
                           New York, New York  10172
                           Tel:  (212) 207-2822
                           Fax:  (212) 207-5251

                              END OF ARTICLE XI

                  IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                         CONTISECURITIES ASSET FUNDING CORP.,
                                           as Depositor

                                         By: __________________________________
                                             Name:
                                             Title:   Authorized Signatory

                                         By: __________________________________
                                             Name:
                                             Title:   Authorized Signatory

                                         CONTIMORTGAGE CORPORATION,
                                           as Seller and Servicer

                                         By: __________________________________
                                             Name:
                                             Title:

                                         By: __________________________________
                                             Name:
                                             Title:

                                         CONTIWEST CORPORATION, as Seller

                                         By: __________________________________
                                             Name:
                                             Title:

                                         By: __________________________________
                                             Name:
                                             Title:

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, as Trustee

                                         By: __________________________________
                                             Name:  Neil Witoff
                                             Title: Assistant Vice President

STATE OF NEW YORK          )
                           ):  ss.:
COUNTY OF NEW YORK         )

                  On the __th day of September 1998, before me personally came _________________-and _________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________ and _________________, respectively; that he/she is a _________________ and a
_________________, respectively, of ContiSecurities Asset Funding Corp., a Delaware Corporation; and that he/she signed his/her name thereto by order of the respective Boards of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

STATE OF PENNSYLVANIA      )
                           ): ss
COUNTY OF MONTGOMERY       )

                  On the ___ day of September 1998, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________ County; that he/she is a _________________ of ContiMortgage Corporation, a Delaware Corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

STATE OF PENNSYLVANIA      )
                           ): ss
COUNTY OF MONTGOMERY       )

                  On the __ day of September 1998, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________ County; that he/she is a _________________ of ContiMortgage Corporation, a Delaware corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

STATE OF CALIFORNIA        )
                           ):  ss.:
COUNTY OF LOS ANGELES      )

                  On the __th day of September 1998, before me personally came Peter Abeles and Robert E. Riedl, to me known, who, being by me duly sworn, did depose and say that he resides at 10244 Ojai-Santa Paula Road, Ojai, CA 93023 and 10417 Eastborne Avenue #5, Los Angeles, CA 90024 respectively; that he is a President and Secretary, respectively, of ContiWest Corporation, a Nevada corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

STATE OF NEW YORK          )
                           ):  ss.:
COUNTY OF NEW YORK         )

                  On the __th day of September 1998, before me personally came Neil B. Witoff, to me known, who, being by me duly sworn did depose and say that he resides at Clarence, New York; that he is an Assistant Vice President of Manufacturers and Traders Trust Company, the New York banking corporation described in and that executed the above instrument as Trustee; and that he signed his name thereto by order of the Board of Directors of said New York banking corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                 SCHEDULE I-A

                   SCHEDULE OF FIXED RATE HOME EQUITY LOANS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                    I-A-1

                                 SCHEDULE I-B

                    SCHEDULE OF GROUP IIa HOME EQUITY LOANS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                     I-B-1

                                   SCHEDULE I-C

                    SCHEDULE OF GROUP IIb HOME EQUITY LOANS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                     I-C-1

                                  SCHEDULE II

              HOME EQUITY LOANS WITH DELINQUENCY CHARACTERISTICS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                 SCHEDULE III

               HOME EQUITY LOANS WITH 15-YEAR "BALLOON" PAYMENTS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                     III-1

                                  SCHEDULE IV

               HOME EQUITY LOANS WITH 5-YEAR "BALLOON" PAYMENTS

                  A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                                                    EXHIBIT A-1

                                                  FORM OF CLASS A-1 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-1
                          (______% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-1-1                                                     _______________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1 Certificates. Therefore, the actualOutstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-1 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-1 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-1 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1 Certificate on the Startup Day by the aggregate Class A-1 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-2

                                                 FORM OF CLASS A-2 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-2
                          (_____% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-2 -1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-2 (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-2 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-2 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-2 Certificates. The

Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Certificate on the Startup Day by the aggregate Class A-2 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-2 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-3

                                                  FORM OF CLASS A-3 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-3
                          (_____% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-3-1

                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-3 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-3 (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-3 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates."] Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-3 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-3 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-3 Certificates. The

Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-3 Certificate on the Startup Day by the aggregate Class A-3 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-3 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-4

                                                  FORM OF CLASS A-4 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-4
                          (_____% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-4-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-4 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-4 (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-4 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates") Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates."] Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-4 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-4 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-4 Certificates. The

Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-4 Certificate on the Startup Day by the aggregate Class A-4 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-4 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-5

                                                  FORM OF CLASS A-5 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-5
                          (______% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-5-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-5 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-5 (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-5 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates."] Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-5 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-5 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5 Certificate on the Startup Day by the aggregate Class A-5 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-5 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-6

                                                  FORM OF CLASS A-6 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-6
                         (_______% PASS-THROUGH RATE)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-6-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing
Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-6 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-6 (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-6 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-6 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-6 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-6 Certificate on the Startup Day by the aggregate Class A-6 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-6 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-7

                                                  FORM OF CLASS A-7 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-7
                         (______% PASS-THROUGH RATE)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-7-1

                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing
Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-7 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-7 (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-7 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-7 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-7 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-7 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-7 Certificate on the Startup Day by the aggregate Class A-7 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-7 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-8

                                                  FORM OF CLASS A-8 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-8
                         (______% PASS-THROUGH RATE)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-8-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing
Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-8 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-8 (the "Class A-8 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-8 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates") Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-8 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-8 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-8 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-8 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-8 Certificates. The Percentage Interest of each Class A-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-8 Certificate on the Startup Day by the aggregate Class A-8 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-8 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-8 Certificates are exchangeable for new Class A-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT A-9

                                                  FORM OF CLASS A-9 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-9
                         (________ PASS-THROUGH RATE)

            REPRESENTING CERTAIN INTERESTS IN A POOL OF HOME EQUITY
                               LOANS SERVICED BY

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-9-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-9 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-9 (the "Class A-9 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-9 Certificates, the "Class A Certificates"), Class B-I and B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-9 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-9 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-9 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-9 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-9 Certificates. The Percentage Interest of each Class A-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-9 Certificate on the Startup Day by the aggregate Class A-9 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-9 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-9 Certificates are exchangeable for new Class A-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-9

                                                 FORM OF CLASS A-9 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-9
                         (_________ PASS-THROUGH RATE)

            REPRESENTING CERTAIN INTERESTS IN A POOL OF HOME EQUITY
                               LOANS SERVICED BY

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-9-2                                                     _______________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-9 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-9 (the "Class A-9 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-9 Certificates, the "Class A Certificates"), Class B-I and B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-9 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-9 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-9 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-9 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-9 Certificates. The Percentage Interest of each Class A-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-9 Certificate on the Startup Day by the aggregate Class A-9 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-9 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-9 Certificates are exchangeable for new Class A-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-10

                                                 FORM OF CLASS A-10 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-10*
                         (________% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-10-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing

(including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-9 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-10 (the "Class A-10 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-10 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-10 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-10 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-10 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-10 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-10 Certificates. The Percentage Interest of each Class A-10 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-10 Certificate on the Startup Day by the aggregate Class A-10 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-10 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-10 Certificates are exchangeable for new Class A-10 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-11

                                                 FORM OF CLASS A-11 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-11
                          (______% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-11-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-11 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE  PRINCIPAL  OF  THIS   CERTIFICATE  IS  PAYABLE  IN
INSTALLMENTS.   THEREFORE,   THE  ACTUAL OUTSTANDING  PRINCIPAL  AMOUNT OF THIS
CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-11 (the "Class A-11 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-11 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-11 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-11 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-11 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-11 Certificates. The Percentage Interest of each Class A-11 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-11 Certificate on the Startup Day by the aggregate Class A-11 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-11 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-11 Certificates are exchangeable for new Class A-11 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-12

                                                 FORM OF CLASS A-12 CERTIFICATE


                       CONTIMORTGAGE SWAP TRUST 1998-B
                           PASS-THROUGH CERTIFICATE
                                  CLASS A-12
                         (_______ PASS-THROUGH RATE)

               Representing Certain Interests in a Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the property held by the ContiMortgage Swap Trust 1998-B (the "Swap Trust").

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Swap Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-12-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in the ContiMortgage Swap Trust 1998-B.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Trust 1998-B Pass-Through Certificates, Class A-12 (the "Class A-12 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee of the Swap Trust (the " Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing OCTOBER 15, 1998, the Owners of the Class A-12 Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-12 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-12 Certificates. The Percentage Interest of each Class A-12 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-12 Certificate on the Startup Day by the aggregate Class A-12 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to the Swap Trust Estate held by the Swap Trust.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Swap Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Pooling and Servicing Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-12 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-12 Certificates are exchangeable for new Class A-12 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title: nt
Date of Authentication:

                                                                   EXHIBIT A-13

                                                 FORM OF CLASS A-13 CERTIFICATE


                       CONTIMORTGAGE SWAP TRUST 1998-B
                           PASS-THROUGH CERTIFICATE
                                  CLASS A-13
                         (________ PASS-THROUGH RATE)

               Representing Certain Interests in a Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the property held by the ContiMortgage Swap Trust 1998-B (the "Swap Trust").

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Swap Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-13-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in the ContiMortgage Swap Trust 1998-B.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Trust 1998-B Pass-Through Certificates, Class A-13 (the "Class A-13 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee of the Swap Trust (the " Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing OCTOBER 15, 1998, the Owners of the Class A-13 Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-13 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-13 Certificates. The Percentage Interest of each Class A-13 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-13 Certificate on the Startup Day by the aggregate Class A-13 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to the Swap Trust Estate held by the Swap Trust.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Swap Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Pooling and Servicing Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-13 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-13 Certificates are exchangeable for new Class A-13 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-14

                                                 FORM OF CLASS A-14 CERTIFICATE

                       CONTIMORTGAGE SWAP TRUST 1998-B
                           PASS-THROUGH CERTIFICATE
                                  CLASS A-14
                         (_______ PASS-THROUGH RATE)

               Representing Certain Interests in a Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the property held by the ContiMortgage Swap Trust 1998-B (the "Swap Trust").

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Swap Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-14-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in the ContiMortgage Swap Trust 1998-B.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Trust 1998-B Pass-Through Certificates, Class A-14 (the "Class A-14 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the

"Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee of the Swap Trust (the " Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing OCTOBER 15, 1998, the Owners of the Class A-14 Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-14 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-14 Certificates. The Percentage Interest of each Class A-14 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-14 Certificate on the Startup Day by the aggregate Class A-14 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to the Swap Trust Estate held by the Swap Trust.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Swap Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Pooling and Servicing Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-14 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-14 Certificates are exchangeable for new Class A-14 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-15

                                                 FORM OF CLASS A-15 CERTIFICATE

                       CONTIMORTGAGE SWAP TRUST 1998-B
                           PASS-THROUGH CERTIFICATE
                                  CLASS A-15
                        (__________ PASS-THROUGH RATE)

               Representing Certain Interests in a Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the property held by the ContiMortgage Swap Trust 1998-B (the "Swap Trust").

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Swap Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-15-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in the ContiMortgage Swap Trust 1998-B.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Trust 1998-B Pass-Through Certificates, Class A-15 (the "Class A-15 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee of the Swap Trust (the " Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing OCTOBER 15, 1998, the Owners of the Class A-15 Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-15 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-15 Certificates. The Percentage Interest of each Class A-15 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-15 Certificate on the Startup Day by the aggregate Class A-15 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to the Swap Trust Estate held by the Swap Trust.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Swap Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Pooling and Servicing Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-15 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-15 Certificates are exchangeable for new Class A-15 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-16

                                                 FORM OF CLASS A-16 CERTIFICATE

                       CONTIMORTGAGE SWAP TRUST 1998-B
                           PASS-THROUGH CERTIFICATE
                                  CLASS A-16
                         (_______ PASS-THROUGH RATE)

               Representing Certain Interests in a Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the property held by the ContiMortgage Swap Trust 1998-B (the "Swap Trust").

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Swap Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-16-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in the ContiMortgage Swap Trust 1998-B.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Trust 1998-B Pass-Through Certificates, Class A-16 (the "Class A-16 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee of the Swap Trust (the " Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing OCTOBER 15, 1998, the Owners of the Class A-16 Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-16 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-16 Certificates. The Percentage Interest of each Class A-16 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-16 Certificate on the Startup Day by the aggregate Class A-16 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to the Swap Trust Estate held by the Swap Trust.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Swap Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Pooling and Servicing Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-16 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-16 Certificates are exchangeable for new Class A-16 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-17

                                                 FORM OF CLASS A-17 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-17
                         (_____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-17-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-17 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER  THIS   CERTIFICATE  NOR  THE  UNDERLYING  HOME
EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-17 (the "Class A-17 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-17 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-17 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-17 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-17 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-17 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-17 Certificates. The Percentage Interest of each Class A-17 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-17 Certificate on the Startup Day by the aggregate Class A-17 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-17 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-17 Certificates are exchangeable for new Class A-17 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-18

                                                 FORM OF CLASS A-18 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-18
                         (AUCTION RATE CERTIFICATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION


                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-18-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-18 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER  THIS   CERTIFICATE  NOR  THE  UNDERLYING  HOME
EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-18 (the "Class A-18 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-18 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-18 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-18 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-18 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-18 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-18 Certificates. The Percentage Interest of each Class A-18 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-18 Certificate on the Startup Day by the aggregate Class A-18 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-18 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-18 Certificates are exchangeable for new Class A-18 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-19

                                                 FORM OF CLASS A-19 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-19
                          (____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-19-1
                                                                  ____________
                                                                         CUSIP

$--------------              --------------------              ---------------
Original Certificate               Date                        Final Scheduled
Principal Balance                                                 Payment Date

                                  CEDE & CO
                               ----------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-19 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER  THIS   CERTIFICATE  NOR  THE  UNDERLYING  HOME
EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-19 (the "Class A-19 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-19 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-19 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-19 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-19 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-19 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-19 Certificates. The Percentage Interest of each Class A-19 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-19 Certificate on the Startup Day by the aggregate Class A-19 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-19 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-19 Certificates are exchangeable for new Class A-19 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                           MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

                           By:
                              ------------------------------
                              Name:
                              Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
    -----------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT A-20

                                                 FORM OF CLASS A-20 CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-20
                          (____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-20-1                                           ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-20 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-20 (the "Class A-20 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class N-IO, Class P-IO (collectively, including the Class A-20 Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-20 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-20 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-20 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-20 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-20 Certificates. The Percentage Interest of each Class A-20 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-20 Certificate on the Startup Day by the aggregate Class A-20 Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-20 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-20 Certificates are exchangeable for new Class A-20 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT N-IO

                                                 FORM OF CLASS N-IO CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS N-IO
                          (____% PASS-THROUGH RATE)

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.

No:  N-IO-1                                           ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CLASS N-IO CERTIFICATE IS ____0%. ASSUMING THAT THE HOME EQUITY LOANS PREPAY AT A RATE BASED ON 100% OF THE PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH APPROXIMATELY $________ OF OID PER $1,000,000 OF CLASS N-IO NOTIONAL PRINCIPAL AMOUNT AND THE ANNUAL YIELD TO MATURITY WILL BE ______% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE LONG FIRST ACCRUAL PERIOD IS $______ PER $1,000,000 OF CLASS A-10 IO NOTIONAL PRINCIPAL AMOUNT COMPUTED USING DAILY COMPOUNDING.

                  THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE HOME EQUITY LOANS.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class N-IO (the "Class N-IO Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class P-IO (collectively, including the Class N-IO Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class N-IO Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class N-IO Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class N-IO Notional Principal Amount of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class N-IO Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class N-IO Certificates. The Percentage Interest of each Class N-IO Certificate as of any date of determination will be equal to the portion of the Class stated or the Percentage Interest on the face thereof.

                  "Class N IO Notional Principal Amount": The Class N IO "Notional Amount will equal (a) on any Payment Date prior to the 31st Payment Date the aggregate outstanding Certificate Principal Balance of the Class A-8 Certificates and (b) on or after the 31st Payment Date, zero.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class N-IO Certificates are issuable only as registered Certificates in minimum denominations of $1,000 based on the Class N-IO Notional Principal Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class N-IO Certificates are exchangeable for new Class N-IO Certificates of authorized denominations evidencing the same aggregate notional principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT P-IO

                                                 FORM OF CLASS P-IO CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS P-IO
                          (____% PASS-THROUGH RATE)

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.

No:  P-IO-1                                           ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CLASS P-IO CERTIFICATE IS ____%. ASSUMING THAT THE HOME EQUITY LOANS PREPAY AT A RATE BASED ON 100% OF THE PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH APPROXIMATELY $________ OF OID PER $1,000,000 OF CLASS P-IO NOTIONAL PRINCIPAL AMOUNT AND THE ANNUAL YIELD TO MATURITY WILL BE ____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE LONG FIRST ACCRUAL PERIOD IS $____ PER $1,000,000 OF CLASS A-10 IO NOTIONAL PRINCIPAL AMOUNT COMPUTED USING DAILY COMPOUNDING.

                  THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE HOME EQUITY LOANS.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class P-IO (the "Class P-IO Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO (collectively, including the Class P-IO Certificates, the "Class A Certificates"), Class B-I and B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class P-IO Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class P-IO Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class P-IO Notional Principal Amount of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class P-IO Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class P-IO Certificates. The Percentage Interest of each Class P-IO Certificate as of any date of determination will be equal to the portion of the Class stated or the Percentage Interest on the face thereof.

                  "Class P-IO Notional Principal Amount": The Class P-IO "Notional Amount will equal (a) on any Payment Date prior to the 31st Payment Date the aggregate outstanding Certificate Principal Balance of the Class A-16 Internal and Class A-17 Certificates and (b) on or after the 31st Payment Date, zero.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class P-IO Certificates are issuable only as registered Certificates in minimum denominations of $1,000 based on the Class P-IO Notional Principal Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class P-IO Certificates are exchangeable for new Class P-IO Certificates of authorized denominations evidencing the same aggregate notional principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT B-I

                                                 FORM OF CLASS B-I CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-2 INTERNAL, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9 AND CLASS A-10, CLASS A-11, CLASS A-12 INTERNAL, CLASS A-13 INTERNAL, CLASS A-14 INTERNAL, CLASS A-15 INTERNAL, CLASS A-16 INTERNAL, CLASS A-17, CLASS A-18, CLASS A-19 AND CLASS A-20 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS B-I
                          (____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  B-I-1                                            ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing
Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-I Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CLASS B-I CERTIFICATE IS ___%. ASSUMING THAT THE HOME EQUITY LOANS PREPAY AT A RATE BASED ON 100% OF THE PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH APPROXIMATELY $______ OF OID PER $1,000,000 OF CLASS B-I PRINCIPAL AMOUNT AND THE ANNUAL YIELD TO MATURITY WILL BE _____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE LONG FIRST ACCRUAL PERIOD IS $________ PER $1,000,000 OF CLASS B-I PRINCIPAL AMOUNT COMPUTED USING DAILY COMPOUNDING.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  BY ITS ACCEPTANCE OR ACQUISITION OF A CLASS B-I CERTIFICATE, THE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT IT EITHER (I) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A "PLAN") NOR IS ACTING ON BEHALF OF ANY PLAN NOR USING THE ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER OR
(II) IS AN INSURANCE COMPANY ACQUIRING ITS INTEREST AS PERMITTED IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class B-I (the "Class B-I
Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller
(a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as
Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a
New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-12 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class B-I Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class B-I Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class B-I Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class B-I Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-I Certificates. The Percentage Interest of each Class B-I Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-I Certificate on the Startup Day by the aggregate Class B-I Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class B-I Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-I Certificates are exchangeable for new Class B-I Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT B-II

                                                 FORM OF CLASS B-II CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-2 INTERNAL, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9 AND CLASS A-10, CLASS A-11, CLASS A-12 INTERNAL, CLASS A-13 INTERNAL, CLASS A-14 INTERNAL, CLASS A-15 INTERNAL, CLASS A-16 INTERNAL, CLASS A-17, CLASS A-18, CLASS A-19 AND CLASS A-20 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS B-II
                          (____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1998-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No: B-II-1                                            ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing
Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-II Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CLASS B-II CERTIFICATE IS 8.25%. ASSUMING THAT THE HOME EQUITY LOANS PREPAY AT A RATE BASED ON 100% OF THE PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH APPROXIMATELY $27,934.00 OF OID PER $1,000,000 OF CLASS B-II PRINCIPAL AMOUNT AND THE ANNUAL YIELD TO MATURITY WILL BE 9.058% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE LONG FIRST ACCRUAL PERIOD IS $11,754.60 PER $1,000,000 OF CLASS B-II PRINCIPAL AMOUNT COMPUTED USING DAILY COMPOUNDING.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  BY ITS ACCEPTANCE OR ACQUISITION OF A CLASS B-II CERTIFICATE, THE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT IT EITHER (I) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A "PLAN") NOR IS ACTING ON BEHALF OF ANY PLAN NOR USING THE ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER OR (II) IS AN INSURANCE COMPANY ACQUIRING ITS INTEREST AS PERMITTED IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class B-II (the "Class B-II Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller
(a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as
Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a
New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-12 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class B-II Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class B-II Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class B-II Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class B-II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-II Certificates. The Percentage Interest of each Class B-II Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-II Certificate on the Startup Day by the aggregate Class B-II Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class B-II Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-II Certificates are exchangeable for new Class B-II Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                          EXHIBIT A-12 INTERNAL

                                        FORM OF CLASS A-12 INTERNAL CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                             CLASS A-12 INTERNAL
                         (______% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  This Certificate is irrevocably registered in the name of ContiMortgage Swap Trust 1998-B and is not transferable.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-12                                             ______________________
                                                                       CUSIP

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                                 CEDE & CO
                             ----------------
                             Registered Owner


                              CONTIMORTGAGE SWAP
                                 TRUST 1998-B
                                 ------------
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-12 Internal Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-12 Internal (the "Class A-12 Internal Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-12 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-12 Internal Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-12 Internal Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-12 Internal Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-12 Internal Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-12 Internal Certificates. The Percentage Interest of each Class A-12 Internal Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-12 Internal Certificate on the Startup Day by the aggregate Class A-12 Internal Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-12 Internal Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-12 Internal Certificates are exchangeable for new Class A-12 Internal Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                          EXHIBIT A-13 INTERNAL

                                        FORM OF CLASS A-13 INTERNAL CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                             CLASS A-13 INTERNAL
                          (_____% PASS-THROUGH RATE)

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  This Certificate is irrevocably registered in the name of ContiMortgage Swap Trust 1998-B and is not transferable.

No:  A-13-1

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                              CONTIMORTGAGE SWAP
                                 TRUST 1998-B
                                 ------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-13 Internal Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-13 Internal (the "Class A-13 Internal Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-13 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-13 Internal Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-13 Internal Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-13 Internal Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-13 Internal Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-13 Internal Certificates. The Percentage Interest of each Class A-13 Internal Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-13 Internal Certificate on the Startup Day by the aggregate Class A-13 Internal Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-13 Internal Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-13 Internal Certificates are exchangeable for new Class A-13 Internal Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                          EXHIBIT A-14 INTERNAL

                                        FORM OF CLASS A-14 INTERNAL CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                             CLASS A-14 INTERNAL
                          (______%PASS-THROUGH RATE)

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  This Certificate is irrevocably registered in the name of ContiMortgage Swap Trust 1998-B and is not transferable.

No:  A-14-1

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                              CONTIMORTGAGE SWAP
                                 TRUST 1998-B
                                 ------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-14 Internal Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-14 Internal (the "Class A-14 Internal Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-14 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-14 Internal Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-14 Internal Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-14 Internal Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-14 Internal Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-14 Internal Certificates. The Percentage Interest of each Class A-14 Internal Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-14 Internal Certificate on the Startup Day by the aggregate Class A-14 Internal Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-14 Internal Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-14 Internal Certificates are exchangeable for new Class A-14 Internal Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                          EXHIBIT A-15 INTERNAL

                                        FORM OF CLASS A-15 INTERNAL CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                             CLASS A-15 INTERNAL
                         (_____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  This Certificate is irrevocably registered in the name of ContiMortgage Swap Trust 1998-B and is not transferable.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-15-1

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                              CONTIMORTGAGE SWAP
                                 TRUST 1998-B
                                 ------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each

Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.


                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-15 Internal Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-15 Internal (the "Class A-15 Internal Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-16

Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-15 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-15 Internal Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-15 Internal Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-15 Internal Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-15 Internal Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-15 Internal Certificates. The Percentage Interest of each Class A-15 Internal Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-15 Internal Certificate on the Startup Day by the aggregate Class A-15 Internal Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-15 Internal Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-15 Internal Certificates are exchangeable for new Class A-15 Internal Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                          EXHIBIT A-16 INTERNAL

                                        FORM OF CLASS A-16 INTERNAL CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                             CLASS A-16 INTERNAL
                          (____% PASS-THROUGH RATE)*

           Representing Certain Interests in a Pool of Home Equity
                              Loans Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

                  This Certificate is irrevocably registered in the name of ContiMortgage Swap Trust 1998-B and is not transferable.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-16-1

$
 -------------                -------------           ----------------------
Original Certificate               Date                      Final Scheduled
Principal Balance                                               Payment Date

                              CONTIMORTGAGE SWAP
                                 TRUST 1998-B
                                 ------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-16 Internal Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to October 15, 1998 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN
INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO OCTOBER 15, 1998 (THE FIRST PAYMENT
DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A-16 Internal (the "Class A-16 Internal Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, including the Class A-16 Internal Certificates, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively, with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing October 15, 1998, the Owners of the Class A-16 Internal Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-16 Internal Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-16 Internal Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class A-16 Internal Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-16 Internal Certificates. The Percentage Interest of each Class A-16 Internal Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-16 Internal Certificate on the Startup Day by the aggregate Class A-16 Internal Certificate Principal Balance on the Startup Day.

                  The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-16 Internal Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-16 Internal Certificates are exchangeable for new Class A-16 Internal Certificates of authorized denominations evidencing the same aggregate principal amount.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                     EXHIBIT C

                                                   FORM OF CLASS C CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-2 INTERNAL, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9 AND CLASS A-10, CLASS A-11, CLASS A-12 INTERNAL, CLASS A-13 INTERNAL, CLASS A-14 INTERNAL, CLASS A-15 INTERNAL, CLASS A-16 INTERNAL, CLASS A-17, CLASS A-18, CLASS A-19, CLASS A-20, CLASS BI AND CLASS BII CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                      INTEREST-ONLY CLASS C CERTIFICATE

             Representing Certain Interests Relating to a Pool of
       Home Equity Loans formed by ContiSecurities Asset Funding Corp.
                               and Serviced by

                          CONTIMORTGAGE CORPORATION
                                 as Servicer

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This certificate represents a fractional ownership interest in the Home Equity Loans as described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Home Equity Loans held by the Trust.

No:  C-1

Percentage Interest:
                %             -------------           ----------------------
        --------                   Date                      Final Scheduled
                                                                Payment Date

                      CONTISECURITIES HOLDING CORPORATION
                      -----------------------------------
                               Registered Owner


                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  BY ITS ACCEPTANCE OR ACQUISITION OF A CLASS C CERTIFICATE, THE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT IT EITHER (I) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA NOR A PLAN OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A "PLAN") NOR IS ACTING ON BEHALF OF ANY PLAN NOR USING THE ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER OR
(II) IS AN INSURANCE COMPANY ACQUIRING ITS INTEREST AS PERMITTED IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class C (the "Class C Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home
Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and together with the Class A Certificates, the "Offered Certificates") and Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a Payment Date) commencing October 15, 1998 (the first Payment Date), the
Holders of the Class C Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") may be entitled to receive the Class C Distribution Amount (as defined in the Pooling and Servicing Agreement) relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of record of a Class C Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class C Certificates. The Percentage Interest of each Class C Certificate as of any date of determination will be equal to the percentage interest set forth on such Class C Certificate.

                  The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, the Depositor or ContiMortgage or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by
Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Trustee, the Sellers and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class C Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class C Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of the same percentage interest as the Class C Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                         MANUFACTURERS AND TRADERS TRUST
                                         COMPANY, AS TRUSTEE

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:
Date of Authentication:

                                                                      EXHIBIT R

                                                    FORM OF CLASS R CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS R
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-1

Percentage Interest:            ____________                   _________________
         ______%                    Date                         Final Scheduled
                                                               Distribution Date

                      CONTISECURITIES HOLDING CORPORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II

Certificates" and together with Class R-I and Class R Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the Consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, these Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                MANUFACTURERS AND TRADERS TRUST
                                COMPANY, AS TRUSTEE

                                By:
                                   ----------------------------------
                                Name:
                                Title:

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   -----------------------------
Name:
Title:
Date of Authentication:

                                                                      EXHIBIT R

                                                    FORM OF CLASS R CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS R
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-2

Percentage Interest:          _______________                  _________________
         _____%                    Date                          Final Scheduled
                                                               Distribution Date

                           CONTIFUNDING CORPORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and, collectively with the Class A Certificates the "Offered Certificates"),

Class C (the Class C Certificates"), Class R-I (the "Class R-I Certificates") and Class R-II (the "Class R-II Certificates and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any of the REMIC I, REMIC II or REMIC II as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Upper-Tier REMIC will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY, AS TRUSTEE

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------
Name:
Title:
Date of Authentication

                                                                    EXHIBIT R-I

                                                   FORM OF CLASS RI CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R-I CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-I CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-I CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-I CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-I CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS R-I
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-I-1

Percentage Interest:          ______________                   _________________
         _____%                    Date                          Final Scheduled
                                                               Distribution Date

                      CONTISECURITIES HOLDING CORPORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R-I (the "Class R-I Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and, collectively with the Class A Certificates the "Offered Certificates"),Class C (the "Class C Certificates"), Class R (the "Class R Certificates") and

Class R-II (the "Class R-II Certificates" and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC-I will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the Consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R-I Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, these Class R-I Certificates are exchangeable for new Class R-I Certificates evidencing the same Percentage Interest as the Class R-I Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY, AS TRUSTEE

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   ---------------------------
Name:
Title:
Date of Authentication:

                                                                    EXHIBIT R-I

                                                  FORM OF CLASS R-I CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R-I CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-I CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-I CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-I-2 CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-I CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS R-I
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-I-2

Percentage Interest:             ______________                _________________
         _____%                       Date                       Final Scheduled
                                                               Distribution Date

                            CONTIFUNDING CORORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R-I (the "Class R-I Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and, collectively with the Class A

Certificates the "Offered Certificates"),Class C (the Class C Certificates"), Class R (the "Class R Certificates") and Class R-II (the "Class R-II Certificates" and collectively with the Class R and Class R-I Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R-I Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, these Class R-I Certificates are exchangeable for new Class R-I Certificates evidencing the same Percentage Interest as the Class R-I Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY, AS TRUSTEE

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT R-II

                                                 FORM OF CLASS R-II CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R-II CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-II CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-II CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-II CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-II CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS R-II
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-II-1

Percentage Interest:           _______________                 _________________
         ____%                      Date                        Final Scheduled
                                                               Distribution Date


                      CONTISECURITIES HOLDING CORPORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R-II (the "Class R-II Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a
New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class
B-II (the "Class B Certificates" and collectively with the Class A Certificates, the "Offered Certificates"), Class C (the "Class C Certificates"), Class R (the "Class R Certificates"), and Class R-I (the "Class R-I Certificates" and together with the Class R and Class R-II, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of any REMIC established by the Trust as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the Consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R-II Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, these Class R-II Certificates are exchangeable for new Class R-II Certificates evidencing the same Percentage Interest as the Class R-II Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                      MANUFACTURERS AND TRADERS TRUST
                                      COMPANY, AS TRUSTEE

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   --------------------------
Name:
Title:
Date of Authentication:

                                                                   EXHIBIT R-II

                                                 FORM OF CLASS R-II CERTIFICATE

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS R-II CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R-II CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R-II CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R-II CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R-II CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 CONTIMORTGAGE HOME EQUITY LOAN TRUST 1998-3
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS R-II
                             (RESIDUAL INTEREST)

             Representing Certain Interests Relating to a Pool of
                        Conventional Home Equity Loans
                                 Serviced by

                          CONTIMORTGAGE CORPORATION

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R-II-2

Percentage Interest:            _______________                _________________
         ____%                       Date                        Final Scheduled
                                                               Distribution Date

                           CONTIFUNDING CORPORATION
                               Registered Owner

                  The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans listed in Schedules I-A, I-B and I-C to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class R-II (the "Class R-II Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1998-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 Internal, Class A-13 Internal, Class A-14 Internal, Class A-15 Internal, Class A-16 Internal, Class A-17, Class A-18, Class A-19, Class A-20, Class N-IO, Class P-IO (collectively, the "Class A Certificates"), Class B-I and Class B-II (the "Class B Certificates" and collectively with the Class A

Certificates the "Offered Certificates"), Class C (the Class C Certificates"), Class R (the "Class R Certificates"), Class R-I (the "Class R-I Certificates and together with the Class R and Class R-II Certificates, the "Residual Certificates"). The Offered Certificates, the Class C Certificates and the Residual Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

                  The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R-I Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and
(ii) under certain circumstances relating to the qualification of the any REMIC established by the Trust as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R-I Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

                  The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R-II Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, these Class R-II Certificates are exchangeable for new Class R-II Certificates evidencing the same Percentage Interest as the Class R-II Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                      MANUFACTURERS AND TRADERS TRUST
                                      COMPANY, AS TRUSTEE

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   ---------------------------
Name:
Title:
Date of Authentication:

                                                                      EXHIBIT D

                                     FORM OF CERTIFICATE RE:  HOME EQUITY LOANS
                                             PREPAID IN FULL AFTER CUT-OFF DATE

                         CERTIFICATE RE: PREPAID LOANS

         I, __________________________, _______________ of ContiMortgage
Corporation ("ContiMortgage"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of September 1, 1998 among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage, as a Seller and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as Trustee) and the "Startup Day," each of the Home Equity Loans listed on the attached schedule of Home Equity Loans have been prepaid in full.


Account Number             Name           Original Amount       Current Balance       Date Paid Off         Pool
--------------             ----           ---------------       ---------------       -------------         ----






Dated: September __, 1998

                                                    CONTIMORTGAGE CORPORATION

                                                    By: ______________________

                                                    Title: ___________________

                                                                     EXHIBIT E

                                                     FORM OF TRUSTEE'S RECEIPT

                      TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

         Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, a Delaware corporation, as a seller and the servicer ("ContiMortgage"), ContiWest Corporation ("ContiWest"), as a seller, and Manufacturers and Traders Trust Company, as trustee (the "Trustee"), hereby acknowledges receipt (subject to review as required by
Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by ContiMortgage and ContiWest with respect to the Home Equity Loans pursuant to Section 3.05(b)(i) of the Pooling and Servicing Agreement.

         The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) of the Pooling and Servicing Agreement as required thereby.

                                        MANUFACTURERS AND TRADERS
                                        TRUST COMPANY, AS TRUSTEE

                                        By: ______________________________

                                        Title: ___________________________

Dated: September __, 1998

                                                                      EXHIBIT F

                                                     FORM OF POOL CERTIFICATION

                              POOL CERTIFICATION

         WHEREAS, the undersigned is an Authorized Officer of Manufacturers and Traders Trust Company, a New York banking corporation, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, as a Seller and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as Trustee; and

         WHEREAS, the Trustee is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Startup Day and to notify the related Seller promptly of any defects with respect to the Pool, and such Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

         WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

         NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Home Equity Loans identified in the Schedule of Home Equity Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Home Equity Loans, any remedial action by the Sellers pursuant to Section 3.06(b) of the Pooling and Servicing Agreement has been completed. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                              MANUFACTURERS AND TRADERS
                                              TRUST COMPANY, AS TRUSTEE

                                              By: ____________________________

                                              Title: _________________________

Dated: September __, 1998

                                                                      EXHIBIT G

                                                         FORM OF DELIVERY ORDER

                                DELIVERY ORDER

Manufacturers and Traders Trust Company, as Trustee
One M&T Plaza
Buffalo, New York  14203

Attention:  Corporate Trustee Department

Dear Sirs:

         Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp. ("ContiSecurities"), as Depositor, ContiMortgage Corporation, as a seller and the servicer, ContiWest Corporation, as a seller, and Manufacturers and Traders Trust Company, as Trustee (the "Trustee"), ContiSecurities HEREBY CERTIFIES that all conditions precedent to the issuance of the ContiMortgage Home Equity Loan Trust 1998-3, Home Equity Loan Pass-Through Certificates, Class A, Class B, Class C, Class R-I, Class R-II and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order.

                                           Very truly yours,

                                           CONTISECURITIES ASSET FUNDING CORP.

                                           By: _____________________________

                                           Title: __________________________

Dated: September __, 1998

                                                                      EXHIBIT H

                                  [RESERVED]

                                                                      EXHIBIT I

                               FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE


                         AFFIDAVIT PURSUANT TO SECTION
                        860E(e) OF THE INTERNAL REVENUE
                           CODE OF 1986, AS AMENDED

STATE OF          )
                  ) ss:
COUNTY OF         )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____________] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.); (ii) it is not acquiring the Class R-I, Class R-II or Class R Certificates for the account of a disqualified organization;
(iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that none of the Class R-I, Class R-II or Class R Certificates will be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R-I, Class R-II or Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of ________________________________, _________.

                                                     [NAME OF INVESTOR]

                                                     By:_______________________
                                                     [Name of Officer]
                                                     [Title of Officer]

[Corporate Seal]
Attest:

______________________________
[Assistant] Secretary

         Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ____ day of ______________, ____.


______________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ____ day of _______________, ____.

                                                             ANNEX I

                                                    PLANNED PRINCIPAL BALANCES

                                                Planned Amortization Certificates
                                                ---------------------------------
 Period       Class A-12       Class A-13         Class A-14        Class A-15        Class A-16        Class A-17
--------  ---------------    ---------------    --------------    --------------    --------------    --------------
    1     $130,000,000.00    $192,000,000.00    $42,000,000.00    $70,000,000.00    $25,000,000.00    $66,602,000.00
    2      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    3      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    4      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    5      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    6      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    7      130,000,000.00     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    8      124,214,006.70     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
    9      108,795,238.50     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   10       93,299,654.50     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   11       77,935,558.10     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   12       61,927,412.30     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   13       46,966,066.12     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   14       32,183,172.13     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   15       17,579,333.35     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   16        3,156,622.81     192,000,000.00     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   17                0.00     181,066,327.28     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   18                0.00     167,326,877.23     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   19                0.00     153,929,228.43     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   20                0.00     140,864,580.52     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   21                0.00     128,124,363.54     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   22                0.00     115,700,231.76     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   23                0.00     103,584,838.38     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   24                0.00      91,769,534.94     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   25                0.00      80,246,579.28     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   26                0.00      69,008,464.42     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   27                0.00      58,047,878.96     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   28                0.00      47,357,701.85     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   29                0.00      36,930,997.26     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   30                0.00      26,761,009.64     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   31                0.00      16,841,158.90     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   32                0.00       7,165,035.70     42,000,000.00     70,000,000.00     25,000,000.00     66,602,000.00
   33                0.00               0.00     39,726,396.80     70,000,000.00     25,000,000.00     66,602,000.00
   34                0.00               0.00     30,519,160.80     70,000,000.00     25,000,000.00     66,602,000.00
   35                0.00               0.00     21,537,063.74     70,000,000.00     25,000,000.00     66,602,000.00
   36                0.00               0.00     12,774,652.73     70,000,000.00     25,000,000.00     66,602,000.00
   37                0.00               0.00     12,774,652.73     70,000,000.00     25,000,000.00     66,602,000.00

                                    A-I-1

                                                Planned Amortization Certificates
                                                ---------------------------------
 Period       Class A-12       Class A-13         Class A-14        Class A-15        Class A-16        Class A-17
--------  ---------------    ---------------    --------------    --------------    --------------    --------------
   38                0.00              0.00      12,774,652.73     70,000,000.00     25,000,000.00     66,602,000.00
   39                0.00              0.00      12,774,652.73     70,000,000.00     25,000,000.00     66,602,000.00
   40                0.00              0.00       7,534,219.63     70,000,000.00     25,000,000.00     66,602,000.00
   41                0.00              0.00       1,321,534.23     70,000,000.00     25,000,000.00     66,602,000.00
   42                0.00              0.00               0.00     65,338,911.73     25,000,000.00     66,602,000.00
   43                0.00              0.00               0.00     59,577,708.93     25,000,000.00     66,602,000.00
   44                0.00              0.00               0.00     54,029,612.93     25,000,000.00     66,602,000.00
   45                0.00              0.00               0.00     48,686,628.73     25,000,000.00     66,602,000.00
   46                0.00              0.00               0.00     43,541,066.83     25,000,000.00     66,602,000.00
   47                0.00              0.00               0.00     38,585,530.64     25,000,000.00     66,602,000.00
   48                0.00              0.00               0.00     33,812,906.04     25,000,000.00     66,602,000.00
   49                0.00              0.00               0.00     29,216,349.64     25,000,000.00     66,602,000.00
   50                0.00              0.00               0.00     24,789,278.44     25,000,000.00     66,602,000.00
   51                0.00              0.00               0.00     20,525,359.94     25,000,000.00     66,602,000.00
   52                0.00              0.00               0.00     16,418,502.04     25,000,000.00     66,602,000.00
   53                0.00              0.00               0.00     12,462,844.24     25,000,000.00     66,602,000.00
   54                0.00              0.00               0.00      8,652,747.96     25,000,000.00     66,602,000.00
   55                0.00              0.00               0.00      4,982,789.47     25,000,000.00     66,602,000.00
   56                0.00              0.00               0.00      1,447,747.96     25,000,000.00     66,602,000.00
   57                0.00              0.00               0.00              0.00     23,042,799.07     66,602,000.00
   58                0.00              0.00               0.00              0.00     19,762,913.85     66,602,000.00
   59                0.00              0.00               0.00              0.00     16,603,442.49     66,602,000.00
   60                0.00              0.00               0.00              0.00     13,559,910.72     66,602,000.00
   61                0.00              0.00               0.00              0.00     10,628,013.16     66,602,000.00
   62                0.00              0.00               0.00              0.00      7,803,606.80     66,602,000.00
   63                0.00              0.00               0.00              0.00      5,082,704.65     66,602,000.00
   64                0.00              0.00               0.00              0.00      2,461,469.96     66,602,000.00
   65                0.00              0.00               0.00              0.00              0.00     66,538,210.15
   66                0.00              0.00               0.00              0.00              0.00     64,105,371.64
   67                0.00              0.00               0.00              0.00              0.00     61,761,534.28
   68                0.00              0.00               0.00              0.00              0.00     59,503,406.38
   69                0.00              0.00               0.00              0.00              0.00     57,327,819.62
   70                0.00              0.00               0.00              0.00              0.00     55,231,724.57
   71                0.00              0.00               0.00              0.00              0.00     53,212,186.03
   72                0.00              0.00               0.00              0.00              0.00     51,266,378.63
   73                0.00              0.00               0.00              0.00              0.00     49,391,582.75
   74                0.00              0.00               0.00              0.00              0.00     47,585,180.45
   75                0.00              0.00               0.00              0.00              0.00     45,844,651.61
   76                0.00              0.00               0.00              0.00              0.00     44,167,570.14
   77                0.00              0.00               0.00              0.00              0.00     42,551,600.55
   78                0.00              0.00               0.00              0.00              0.00     40,994,494.43
   79                0.00              0.00               0.00              0.00              0.00     39,494,087.11

                                    A-I-2

                                                Planned Amortization Certificates
                                                ---------------------------------
 Period       Class A-12       Class A-13         Class A-14        Class A-15        Class A-16        Class A-17
--------  ---------------    ---------------    --------------    --------------    --------------    --------------
   80                0.00              0.00               0.00              0.00              0.00     38,048,294.58
   81                0.00              0.00               0.00              0.00              0.00     36,655,110.40
   82                0.00              0.00               0.00              0.00              0.00     35,312,602.70
   83                0.00              0.00               0.00              0.00              0.00     34,018,911.49
   84                0.00              0.00               0.00              0.00              0.00     32,772,245.84
   85                0.00              0.00               0.00              0.00              0.00     31,542,063.70
   86                0.00              0.00               0.00              0.00              0.00     30,180,580.79
   87                0.00              0.00               0.00              0.00              0.00     28,867,646.98
   88                0.00              0.00               0.00              0.00              0.00     27,601,475.45
   89                0.00              0.00               0.00              0.00              0.00     26,380,345.36
   90                0.00              0.00               0.00              0.00              0.00     25,202,599.32
   91                0.00              0.00               0.00              0.00              0.00     24,066,641.04
   92                0.00              0.00               0.00              0.00              0.00     22,970,932.99
   93                0.00              0.00               0.00              0.00              0.00     21,913,994.23
   94                0.00              0.00               0.00              0.00              0.00     20,894,398.24
   95                0.00              0.00               0.00              0.00              0.00     19,910,770.92
   96                0.00              0.00               0.00              0.00              0.00     18,961,788.56
   97                0.00              0.00               0.00              0.00              0.00     18,046,176.03
   98                0.00              0.00               0.00              0.00              0.00     17,162,704.89
   99                0.00              0.00               0.00              0.00              0.00     16,310,191.67
  100                0.00              0.00               0.00              0.00              0.00     15,487,496.16
  101                0.00              0.00               0.00              0.00              0.00     14,693,519.82
  102                0.00              0.00               0.00              0.00              0.00     13,927,204.19
  103                0.00              0.00               0.00              0.00              0.00     13,187,529.41
  104                0.00              0.00               0.00              0.00              0.00     12,473,512.75
  105                0.00              0.00               0.00              0.00              0.00     11,784,207.24
  106                0.00              0.00               0.00              0.00              0.00     11,118,700.31
  107                0.00              0.00               0.00              0.00              0.00     10,476,112.53
  108                0.00              0.00               0.00              0.00              0.00      9,855,596.35
  109                0.00              0.00               0.00              0.00              0.00      9,256,334.90
  110                0.00              0.00               0.00              0.00              0.00      8,677,540.86
  111                0.00              0.00               0.00              0.00              0.00      8,118,455.34
  112                0.00              0.00               0.00              0.00              0.00      7,578,346.82
  113                0.00              0.00               0.00              0.00              0.00      7,056,510.12
  114                0.00              0.00               0.00              0.00              0.00      6,552,265.41
  115                0.00              0.00               0.00              0.00              0.00      6,064,957.27
  116                0.00              0.00               0.00              0.00              0.00      5,596,722.17
  117                0.00              0.00               0.00              0.00              0.00      5,144,230.54
  118                0.00              0.00               0.00              0.00              0.00      4,706,896.80
  119                0.00              0.00               0.00              0.00              0.00      4,284,156.38
  120                0.00              0.00               0.00              0.00              0.00      3,875,463.50
  121                0.00              0.00               0.00              0.00              0.00      3,467,135.45

                                    A-I-3

                                                Planned Amortization Certificates
                                                ---------------------------------
 Period       Class A-12       Class A-13         Class A-14        Class A-15        Class A-16        Class A-17
--------  ---------------    ---------------    --------------    --------------    --------------    --------------
  122                0.00              0.00               0.00              0.00              0.00      3,074,260.13
  123                0.00              0.00               0.00              0.00              0.00      2,696,255.92
  124                0.00              0.00               0.00              0.00              0.00      2,332,563.06
  125                0.00              0.00               0.00              0.00              0.00      1,982,642.83
  126                0.00              0.00               0.00              0.00              0.00      1,645,976.76
  127                0.00              0.00               0.00              0.00              0.00      1,322,065.85
  128                0.00              0.00               0.00              0.00              0.00      1,010,429.86
  129                0.00              0.00               0.00              0.00              0.00        710,606.59
  130                0.00              0.00               0.00              0.00              0.00        422,151.20
  131                0.00              0.00               0.00              0.00              0.00        144,635.57

                                    A-I-4

                                   ANNEX II

                            SPECIFIED PERCENTAGES

                                                      Maximum
                                                      Maturity
                                                     Specified
                 Period                              Percentage
                 ------                              ----------
                    0
                    1                                  21.95%
                    2                                  21.87%
                    3                                  21.78%
                    4                                  21.69%
                    5                                  21.60%
                    6                                  21.51%
                    7                                  21.42%
                    8                                  21.33%
                    9                                  21.24%
                   10                                  21.15%
                   11                                  21.05%
                   12                                  20.96%
                   13                                  20.86%
                   14                                  20.76%
                   15                                  20.66%
                   16                                  20.56%
                   17                                  20.46%
                   18                                  20.36%
                   19                                  20.25%
                   20                                  20.15%
                   21                                  20.04%
                   22                                  19.94%
                   23                                  19.83%
                   24                                  19.72%
                   25                                  19.61%
                   26                                  19.50%
                   27                                  19.38%
                   28                                  19.27%
                   29                                  19.15%
                   30                                  19.04%
                   31                                  18.92%
                   32                                  18.80%
                   33                                  18.68%
                   34                                  18.56%
                   35                                  18.43%
                   36                                  18.31%
                   37                                  18.18%
                   38                                  18.06%
                   39                                  17.93%
                   40                                  17.80%
                   41                                  17.67%
                   42                                  17.53%
                   43                                  17.40%
                   44                                  17.26%
                   45                                  17.12%
                   46                                  16.98%
                   47                                  16.84%
                   48                                  16.70%
                   49                                  16.55%
                   50                                  16.41%
                   51                                  16.26%
                   52                                  16.11%
                   53                                  15.96%
                   54                                  15.80%
                   55                                  15.64%
                   56                                  15.49%
                   57                                  15.33%
                   58                                  15.17%
                   59                                  15.01%
                   60                                  14.85%
                   61                                  14.69%
                   62                                  14.52%
                   63                                  14.36%
                   64                                  14.19%
                   65                                  14.01%
                   66                                  13.84%
                   67                                  13.66%
                   68                                  13.48%
                   69                                  13.30%
                   70                                  13.12%
                   71                                  12.93%
                   72                                  12.74%
                   73                                  12.55%
                   74                                  12.36%
                   75                                  12.16%
                   76                                  11.97%
                   77                                  11.76%
                   78                                  11.56%
                   79                                  11.35%
                   80                                  11.14%
                   81                                  10.93%
                   82                                  10.72%
                   83                                  10.50%
                   84                                  10.28%
                   85                                  10.05%
                   86                                   9.83%
                   87                                   9.60%
                   88                                   9.36%
                   89                                   9.13%
                   90                                   8.89%
                   91                                   8.64%
                   92                                   8.40%
                   93                                   8.14%
                   94                                   7.89%
                   95                                   7.63%
                   96                                   7.37%
                   97                                   7.11%
                   98                                   6.84%
                   99                                   6.56%
                  100                                   6.29%
                  101                                   6.01%
                  102                                   5.72%
                  103                                   5.43%
                  104                                   5.14%
                  105                                   4.84%
                  106                                   4.54%
                  107                                   4.23%
                  108                                   3.92%
                  109                                   3.60%
                  110                                   3.28%
                  111                                   2.95%
                  112                                   2.62%
                  113                                   2.28%
                  114                                   1.94%
                  115                                   1.59%
                  116                                   1.28%
                  117                                   0.97%
                  118                                   0.65%
                  119                                   0.33%
                  120                                   0.00%
                  121                                   0.00%
                  122                                   0.00%
                  123                                   0.00%
                  124                                   0.00%
                  125                                   0.00%
                  126                                   0.00%
                  127                                   0.00%
                  128                                   0.00%
                  129                                   0.00%
                  130                                   0.00%
                  131                                   0.00%

                                    A-II-1